                                    Estimates

                       Fiscal Year Ending March 31, 2005

                             [BRITISH COLUMBIA LOGO]

                               Ministry of Finance

                                    Estimates

                       Fiscal Year Ending March 31, 2005

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
Introduction to the Estimates....................................................      v
Explanatory Notes...............................................................     vi

Summary Information
   Estimates Accounting Policies and Presentation Changes.............................      1
   Estimated Statement of Financial Position.............................................      3
   Estimated Statement of Operations..............................................      4
   Estimated Surplus/(Deficit) Overview.............................................      5
   Estimated Accumulated Deficit......................................................      5
   Estimated Revenue by Source......................................................      6
   Estimated Expense by Organization..............................................      7
   Estimated Consolidated Revenue Fund Expense...................................      8

Estimates of Special Offices, Ministries and Other Appropriations
   Legislation....................................................     17
   Officers of the Legislature......................................................     19
   Office of the Premier.....................................................     25
   Ministry of Advanced Education..............................................     29
   Ministry of Agriculture, Food and Fisheries...........................................     35
   Ministry of Attorney General...................................................     41
   Ministry of Children and Family Development......................................     53
   Ministry of Community, Aboriginal and Women's Services..........................     59
   Ministry of Education..............................................................     67
   Ministry of Energy and Mines.....................................................     73
   Ministry of Finance.............................................................     79
   Ministry of Forests.................................................................     85
   Ministry of Health Services........................................................     93
   Ministry of Human Resources.....................................................    101
   Ministry of Management Services...................................................    105
   Ministry of Provincial Revenue.........................................    113
   Ministry of Public Safety and Solicitor General................................    121
   Ministry of Skills Development and Labour.......................................    131
   Ministry of Small Business and Economic Development..................................    135
   Ministry of Sustainable Resource Management..........................................    143
   Ministry of Transportation......................................................    151
   Ministry of Water, Land and Air Protection.....................................    157
   Management of Public Funds and Debt...............................................    163
   Other Appropriations...........................................................    167

Schedules
   A  - Consolidated Revenue Fund Operating Expenses, Capital Expenditures and FTE Reconciliation - 2003/04.....    185
   B  - Special Accounts - Summary.............................    191
   C  - Financing Transactions - Prepaid Capital Advances.....................    192
   D  - Financing Transactions - Capital Expenditures......................    193
   D1 - Financing Transactions - Capital Expenditures - Taxpayer-Supported Organizations......    194
   E  - Financing Transactions - Loans, Investments and Other Requirements.........    195
   F  - Financing Transactions - Revenue Collected for, and Transferred to, Other Entities.......    196
   G  - Fulltime Equivalent Employment...............................    197
   H  - Reconciliation of Surplus/(Deficit) to Change in Taxpayer-Supported Debt and Statement of Total Debt..    198
   I  - Summary of Ministerial Accountability for Operating Expenses.................    199
   J  - Estimated Consolidated Revenue Fund Operating Result...................    201
   K  - Taxpayer-Supported Crown Corporations and Agencies - Estimated Revenues and Expenses........    202
   L  - SUCH Sector and Regional Authorities - Estimated Revenues and Expenses.........    203
   M  - Estimated Revenue by Source......................................    204
   N  - Estimated Expense by Function....................................    205

Explanatory Notes on the Group Account Classifications.........................    206

                          INTRODUCTION TO THE ESTIMATES

The Estimates for each fiscal year is presented to the Legislative Assembly by the Minister of Finance.

The 2004/05 Estimates is presented on a consolidated basis, which combines the Consolidated Revenue Fund, Crown corporations/agencies, and school districts, post-secondary institutions and regional health authorities and hospital societies (the SUCH sector) and Children and Family Development regional authorities. The Estimates include a pro forma statement of financial position; a statement of operations which combines the operating revenues and expenses of the Consolidated Revenue Fund, Crown corporations/agencies, SUCH sector and regional authorities; and, non-operating financial requirements (financing transactions) of the government entity for the coming fiscal year. The Estimates also includes budget and updated forecast information for the 2003/04 fiscal year for comparative purposes.

The Consolidated Revenue Fund is comprised of the General Fund. All expenditures from the Consolidated Revenue Fund must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The General Fund is the main operating account of government and includes a number of Special Accounts which provide statutory authority for specific expenditures.

In addition to disclosing the pro forma statement of financial position, statement of operations and financing transactions of the government, the Estimates form the basis for annual Consolidated Revenue Fund appropriations approved by the Legislative Assembly through a Supply Act. Votes contained in the Consolidated Revenue Fund provide the framework for legislative control of government spending since funds can only be expended for purposes stated in the Estimates. Expenses cannot exceed individual vote totals without legislative authority. Voted expenses are detailed by sub-votes and group account classification in the Estimates.

Voted and Special Account expenses are detailed by standard object of expense in the Supplement to the Estimates. This more detailed presentation is intended to provide additional information and establishes a framework for administrative control by Treasury Board over special office and ministry expenses. The Supplement to the Estimates can be found on the Government of British Columbia's Budget web site at http://www.gov.bc.ca/bcbudget.

The 2004/05 Estimates is comprised of three separate sections.

1. Summary Information - this section of the Estimates provides an overview the government's financial plan for the 2004/05 fiscal year. This section also presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year.

2. Estimates of Special Offices, Ministries and Other Appropriations - this section presents detailed information on Consolidated Revenue Fund operating expense, capital and other financing transactions. The Legislative Assembly will be asked to approve Consolidated Revenue Fund expenses through a Supply Act based on the detailed information that is provided in this section. The Supply Act will provide the legislative authority for voted appropriations and financial requirements. Expenses from Special Accounts are disclosed in the Estimates, however they are not included in Supply Act totals as these accounts have existing statutory authority.

     Each special office and ministry is presented on a similar basis.

     1. Summary - summarizes total voted and statutory (Special Account) expense, capital and other financing transactions that are the responsibility of the special office or ministry. Also included is the estimated fulltime equivalent (FTE) employment for the fiscal year.

     2. Core Business Summary - discloses operating expense, capital and other financing transactions by core business on both the gross (before deducting external recoveries) and net (after deducting external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. Where core businesses are not required (Special Offices and Other Appropriations), the voted and statutory (Special Account) expense and capital expenditures are disclosed by vote.

     3. Operating Expense by Core Business - includes a description of the purpose for each vote and operating expense details by voted and statutory appropriations. Where core businesses are not required (Special Offices and Other Appropriations), the operating expense, capital expenditures and FTE employment are disclosed by vote.

     4. Special Accounts - discloses revenue, expense, capital, other financing transactions and projected spending authority available for all special accounts.

     5. Financing Transactions - discloses financing transactions which are the responsibility of the special office or ministry.

3. Schedules - this section of the Estimates consists of supporting schedules that include a detailed Consolidated Revenue Fund operating expense, capital expenditure and FTE reconciliation to restate the 2003/04 Estimates to be consistent with the 2004/05 Estimates presentation; summaries of operating and financial requirements and opening and closing balances for all Special Accounts; summaries of major ministry, taxpayer-supported Crown corporation/agency, SUCH sector and regional authority related financing transactions; a summary of FTE staff utilization by special office, ministry, and Crown corporation/agency; a summary of ministerial accountability for operating expenses; a reconciliation of the surplus/(deficit) to the change in taxpayer-supported debt and disclosure of total debt; summaries of Crown corporation/agency, SUCH sector and regional authority revenues and expenses; and a detailed reconciliation of revenue by source and expense by function.

                                EXPLANATORY NOTES

Recoveries in the Estimates

As in previous years, the 2004/05 Estimates contains several votes and sub-votes where recoveries are applied against expenses. In these situations the total recoveries amount is disclosed in the group account classification located on the last page of each special office, ministry or other appropriation section.

There are two forms of recoveries:

1. Internal Recoveries - represents transfers within the Consolidated Revenue Fund and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, postal services, Queen's Printer services and Provincial Treasury banking charges are considered internal recoveries.

2. External Recoveries - represents recoveries to the Consolidated Revenue Fund from entities outside of the Consolidated Revenue Fund, and includes costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for or the write-off of uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

Authority to Spend Estimated Recoveries

Consolidated Revenue Fund expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries then being deducted to arrive at the net expense. A shortfall in anticipated recoveries would cause net expenses to increase. Section 23(3) of the Financial Administration Act provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to authorize the payment of the net expense plus the amount of the credit or recovery that is budgeted, whether or not this latter amount is actually realized. Under-realization of recoveries would have the same effect on the Consolidated Revenue Fund operating result as an equivalent shortfall in anticipated government revenue.

Authority to Spend Excess Recoveries

Section 23(3) of the Financial Administration Act also provides that excess Consolidated Revenue Fund recoveries (amounts earned over and above those shown in the Estimates approved by the Legislative Assembly) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on net budgeted Consolidated Revenue Fund expenses since the incremental recoveries would offset the incremental spending.

Capital Acquisitions

The government capitalizes certain capital assets in its financial statements. The annual cost of these acquisitions is shown in each ministry's section of the Estimates, and is summarized in Schedule D. The cost of these acquisitions is not included in ministries' operating budgets but is instead voted as one amount in the Supply Act. The amortization cost of tangible capital assets held by the Consolidated Revenue Fund is included in ministry operating budgets. Schedule D1 summarizes the total estimated cost of capital acquisitions for all taxpayer-supported organizations. The government also provides capital funding to organizations within the government reporting entity to fund public infrastructure. Schedule C summarizes this funding. The amortization cost of these advances is included in ministry operating budgets.

                               SUMMARY INFORMATION

          Estimates Accounting Policies and Presentation Changes

          Estimated Statement of Financial Position

          Estimated Statement of Operations

          Estimated Surplus/(Deficit) Overview

          Estimated Accumulated Deficit

          Estimated Revenue by Source

          Estimated Expense by Organization

          Estimated Consolidated Revenue Fund Expense

                                ESTIMATES, 04/05                               1

             ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

Estimates Accounting Policies

1. Basis of Accounting -- The accounting policies followed in the Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2004/05 Estimates comply, in all material respects, with Generally Accepted Accounting Principles (GAAP) for senior governments as prescribed by the Public Sector Accounting Board (PSAB).

2. Reporting Entity -- Beginning in 2004/05, the government reporting entity has been expanded to include school districts, universities, colleges, university colleges and institutes, regional health authorities and hospital societies (the SUCH sector). For comparative purposes, the 2003/04 Estimates and Updated Forecast have been restated to reflect the inclusion of these entities. The impact of including these entities on the 2003/04 Estimates and Updated Forecast is an estimated $66 million reduction in the deficit and a $4.5 billion reduction in the opening accumulated deficit.

3. Consolidation -- The 2004/05 Estimates fully consolidate the Consolidated Revenue Fund, which consists of the General Fund (voted appropriations and all Special Accounts), with the individual assets, liabilities, revenues and expenses of taxpayer-supported organizations on a line-by-line basis. Taxpayer-supported organizations include taxpayer-supported Crown corporations/agencies, the SUCH sector and Children and Family Development regional authorities. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Significant Presentation Changes in the 2004/05 Estimates

In order to improve disclosure and better match the Estimates with the Public Accounts, the following significant presentation changes have been incorporated into the 2004/05 Estimates.

1. Restatement of 2003/04 Estimates -- The 2003/04 Estimates and Updated Forecast have been restated to be consistent with the 2004/05 Estimates presentation. These restatements reflect the inclusion of the SUCH sector, a change in the accounting presentation of sinking funds, the recognition of an unfunded liability associated with the Healthcare Benefits Trust, as well as a number of inter-ministry transfers and/or changes. Schedule A presents a detailed reconciliation of Consolidated Revenue Fund operating expenses, capital expenditures and FTEs.

2. Sinking Funds -- In accordance with GAAP, the Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2004/05 Estimates have been changed to present sinking fund investments and the related sinking fund earnings on a gross basis. In prior years, the provincial government reported public debt net of sinking fund assets and annual interest expense net of sinking fund earnings. In the 2004/05 Estimates, the impact of this change is an increase to both assets and liabilities (public debt) of $3.5 billion and an increase to both revenues and expenses of $275 million. There is no impact on the bottom line as a result of this change. For comparative purposes, the 2003/04 Estimates and Updated Forecast have been restated to reflect this change.

3. Healthcare Benefits Trust -- As at March 31, 2004, the Healthcare Benefits Trust, established to provide health and welfare benefits to certain health sector and social service sector employees, is expected to have an estimated $260 million unfunded liability. The 2003/04 Estimates and Updated Forecast have been restated to include a $63 million expense ($51 million for the regional health authorities and $12 million for ministries/offices of the Consolidated Revenue Fund) that reflects the current year (2003/04) portion of the liability. The remaining liability ($197 million) has been treated as a prior year adjustment.

4. Federal Health Accord Funding -- In February 2003, the federal government announced an intention to provide additional health funding arising from a commitment made at the First Ministers' Accord on Health Care Renewal (Health Accord). British Columbia's share of the funding is $1.3 billion. The funding is intended to assist provinces over a three-year period, however the provinces are able to access the funds in whole or in part at their discretion. Several provinces, including British Columbia, are recognizing the revenue over the period for which it is intended. The Auditor General of British Columbia concurs with this treatment.

2                               ESTIMATES, 04/05

     In May 2003, the Legislative Assembly, through a Supply Act, approved a Supplementary Estimate for additional health funding in the amount of $319 million. This amount represented that portion of federal Health Accord funding forecast to be expensed in 2003/04. The remaining funding was planned for revenue and expenditure in 2004/05 and 2005/06. The 2003/04 Estimates and Updated Forecast have been restated to include the Supplementary Estimate amount. The 2004/05 Estimates do not include any provision for the Province's estimated $260 million share of the additional $2 billion in federal Health Accord funding announced on January 30, 2004. A Supplementary Estimate will be presented to the Legislative Assembly once details of the federal funding are finalized.

5. Summary Information -- A number of tables in the Summary Information section of the 2004/05 Estimates have been changed to incorporate the SUCH sector. In the Estimated Surplus/(Deficit) Overview, the reference to taxpayer-supported programs and agencies has been expanded to include the SUCH sector. The Estimated Revenue by Source table incorporates SUCH sector own-source revenues and includes additional revenue categories to address sector specific activities. The Estimated Expense by Organization table includes SUCH sector spending and further detail on grants and internal transfers specific to the SUCH sector entities.

6. Schedules -- A number of schedules in the 2004/05 Estimates have been changed to incorporate the SUCH sector. Schedule D (Financing Transactions Capital Expenditures) now includes information for the Consolidated Revenue Fund only. Schedule D1 (Financing Transactions - Capital Expenditures - Taxpayer Supported Organizations) includes annual capital expenditures on a functional basis for all taxpayer-supported organizations including those in Schedule D. The presentation format in Schedule K (Taxpayer-supported Crown Corporations and Agencies - Estimated Revenues and Expenses) has been revised to include revenue and expense details for material Crown corporations and agencies only. This change is consistent with section 5(2)(d) of the Budget Transparency and Accountability Act. Schedule L (SUCH Sector and Regional Authorities Estimated Revenues and Expenses), Schedule M (Estimated Revenue By Source) and Schedule N (Estimated Expense By Function) have been expanded to include the SUCH sector.

                                 ESTIMATES,04/05                               3

                  ESTIMATED STATEMENT OF FINANCIAL POSTION(1)
                                    ('$000)

Estimates(2)   updated Forecast(2)                                                                      Estimates
  2003/04          2003/04                                                                               2004/05
------------------------------------------------------------------------------------------------------------------
                                     Financial Assets(3)
  2,313,000          2,359,000          Cash and Temporary Investments .............................     2,458,000
  2,995,000          3,085,000          Loans and Investments ......................................     3,368,000
  2,594,000          2,622,000          Equity in Self-Supported Crown Corporations and Agencies ...     2,433,000
  3,770,000          3,677,000          Sinking Fund Investments ...................................     3,511,000
  8,161,000          7,044,000          Financed Assets of Crown Corporations and Agencies(4).......     7,179,000
-----------        -----------                                                                         -----------
 19,833,000         18,787,000                                                                          18,949,000
-----------        -----------                                                                         -----------
                                     Liabilities
  2,432,000          3,131,000          Working Capital Deficiency(5)...............................     2,648,000
  1,787,000          2,588,000          Deferred Revenue ...........................................     2,716,000
-----------        -----------                                                                         -----------
  4,219,000          5,719,000                                                                           5,364,000
                                                                                                       -----------
 32,558,000         30,580,000          Taxpayer-Supported Debt (net of sinking funds) .............    32,172,000
  8,420,000          7,261,000          Self-Supported Debt (net of sinking funds) .................     7,180,000
    500,000                 --          Forecast Allowance .........................................       100,000
-----------        -----------                                                                         -----------
 41,478,000         37,841,000                                                                          39,452,000
  3,770,000          3,677,000          Add: Sinking Fund Investments presented as assets ..........     3,511,000
   (439,000)          (640,000)         Less: Debt Guarantees and Non-Guaranteed Debt(6)............      (393,000)
-----------        -----------                                                                         -----------
 44,809,000         40,878,000          Total Debt ................................................      42,570,00
-----------        -----------                                                                         -----------
 49,028,000         46,597,000                                                                          47,934,000

-----------        -----------                                                                         -----------
(29,195,000)       (27,810,000)         Net Liabilities ............................................   (28,985,000)
-----------        -----------                                                                         -----------
                                     Non-Financial Assets(3)
 22,288,000         22,164,000          Investment in Capital Assets (net)(7).......................    23,437,000
    415,000            375,000          Other Assets ...............................................       377,000
-----------        -----------                                                                         -----------
 22,703,000         22,539,000                                                                          23,814,000
-----------        -----------                                                                         -----------
 (6,492,000)        (5,271,000)         Accumulated Deficit ........................................    (5,171,000
===========        ===========                                                                         ===========

------------------------------------------------------------------------------------------------------------------

(1)  Figures have been rounded to the nearest million.

(2) The 2003/04 Estimates and Updated Forecast amounts have been restated to be conform with the 2004/05 Estimates presentation. See Significant Presentation Changes (Note 1) for details.

(3) Includes assets not available to meet the government's general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

(4) Includes loans to Crown corporations/agencies for the purchase of capital assets.

(5) Working capital includes accounts receivable, inventories, accounts payable, and accrued liabilities.

(6) Represents loan guarantees, and Crown corporation/agency debt which has not been borrowed from or guaranteed by the provincial government.

(7)  Investment in capital assets is reported net of amortization.

4                               ESTIMATES, 04/05

                      ESTIMATED STATEMENT OF OPERATIONS(1.3)
                                     ($000)

Estimates(2)   Updated Forecast(2)                                                                        Estimates
  2003/04         2003/04                                                                                  2004/05
-------------------------------------------------------------------------------------------------------------------
                                     Revenue
 13,365,000        13,669,000        Taxation ........................................................   14,185,000
  3,416,000         3,701,000        Natural Resource ................................................    3,432,000
  3,514,000         3,521,000        Fees and licences................................................    3,754,000
  1,036,000           908,000        Investment Earnings(4)...........................................      826,000
  1,846,000         1,836,000        Miscellaneous ...................................................    1,814,000
  4,438,000         3,819,000        Contributions from the Federal Government .......................    4,346,000
  1,381,000         2,034,000        Net earnings of Self-Supported Crown Corporations and Agencies...    2,072,000
 ----------        ----------                                                                            ----------
 28,996,000        29,488,000        Total Revenue ...................................................   30,429,000
 ----------        ----------                                                                            ----------
                                     Expenses
 11,845,000        11,830,000        Health(4)........................................................   11,787,000
  2,873,000         2,798,000        Social Services .................................................    2,678,000

  8,692,000         8,706,000        Education(4).....................................................    8,788,000
  1,230,000         1,359,000        Protection of persons and property...............................    1,166,000
  1,337,000         1,297,000        Transportation(4)................................................    1,265,000
  1,145,000         1,687,000        Natural resources and economic development ......................    1,321,000
  1,267,000         1,296,000        Other ...........................................................    1,148,000
    429,000           472,000        General Governments..............................................      478,000
  1,912,000         1,587,000        Interest(4)......................................................    1,598,000
 ----------        ----------                                                                            ----------
 30,730,000        31,032,000        Total Expenses ..................................................   30,229,000
 ----------        ----------                                                                            ----------

 (1,734,000)       (1,544,000)       Surplus/ (Deficit) before Forecast Allowance ....................      200,000
 ----------        ----------                                                                            ----------

   (500,000)         (100,000)       Forecast Allowance ..............................................     (100,000)
 ----------        ----------                                                                            ----------
 (2,234,000)       (1,644,000)       Surplus/(Deficit) ...............................................      100,000
 ==========        ==========                                                                            ==========

-------------------------------------------------------------------------------------------------------------------

(1)  Figures have been rounded to the nearest million.

(2) The 2003/04 Estimates and Updated Forecast amounts have been restated to be conform with the 2004/05 Estimates presentation. See Significant Presentation Changes (Note 1) for details.

(3) The Estimated Statement of Operations discloses budgeted amounts for revenues and expenses of the government reporting entity on a functional basis. The statement fully consolidates the taxpayer-supported Crown corporations/agencies, SUCH sector and regional authorities with the Consolidated Revenue Fund. This results in revenues and expenses of the taxpayer-supported Crown corporations/agencies, SUCH sector and regional authorities being added to those of the Consolidated Revenue Fund.

(4) In order to comply with generally accepted accounting principles, interest expense is reported gross of sinking fund earnings, which are now reported as revenue.

                                ESTIMATES, 04/05                               5

                      ESTIMATED SURPLUS/(DEFICIT) OVERVIEW
                                     ($000)

Estimates(1)   Updated Forecast(1)                                                                           Estimates
   2003/04           2003/04                                                                                  2004/05
-----------------------------------------------------------------------------------------------------------------------
                                     Taxpayer-supported Programs and Agencies
 27,615,000         27,454,000          Revenue .........................................................    28,357,000
 30,730,000        (31,032,000)         Expense .........................................................   (30,229,000)
 -----------       -----------                                                                              -----------
 (3,115,000)        (3,578,000)                                                                              (1,872,000)

  1,381,000          2,034,000          Net Earnings of Self-Supported Crown Corporations and Agencies...     2,072,000
 ----------        -----------                                                                              -----------
 (1,734,000)        (1,544,000)         Surplus/(Deficit) before Forecast Allowance .....................       200,000
   (500,000)          (100,000)         Forecast Allowance ..............................................      (100,000)
 ----------        -----------                                                                              -----------
 (2,234,000)        (1,644,000)         Surplus/(Deficit) ...............................................       100,000

                          ESTIMATED ACCUMULATED DEFICIT
                                     ($000)

 Estimates   Updated Forecast                                                          Estimates
  2003/04        2003/04                                                                2004/05
------------------------------------------------------------------------------------------------
(8,528,000)     (7,954,000)     Accumulated Deficit, Beginning of Year (2) ........   (5,271,000)
   (57,000)             --      Opening equity adjustment (3) .....................           --
 4,524,000       4,524,000      Adjustment for the inclusion of SUCH (4) ..........           --
  (197,000)       (197,000)     Other adjustments (5) .............................           --
----------      ----------                                                            ----------
(4,258,000)     (3,627,000)     Accumulated Deficit, Beginning of Year, Restated...   (5,271,000)
(2,234,000)     (1,644,000)     Surplus/(Deficit) for the Year ....................      100,000
----------      ----------                                                            ----------
(6,492,000)     (5,271,000)     Accumulated Deficit, End of Year ..................   (5,171,000)
==========      ==========                                                            ==========

------------------------------------------------------------------------------------------------

(1) The 2003/04 Estimates and Updated Forecast amounts have been restated to conform with the 2004/05 Estimates presentation. See Significant Presentation Changes (Note 1) for details.

(2) The 2003/04 Updated Forecast amount for the beginning of the fiscal year is as reported in the 2002/03 Public Accounts.

(3) Represents adjustments required to reconcile the amount for the beginning of the year to the amount reported in the 2002/03 Public Accounts.

(4) Represents the impact of including school districts, post-secondary institutions and regional health authorities/societies (SUCH) in the government reporting entity. 5 Represents the portion of the Healthcare Benefits Trust unfunded liability charged to 2002/03 and prior years.

6                                ESTIMATES, 04/05

                           ESTIMATED REVENUE BY SOURCE
                                     ($000)

Estimates (1)   Updated Forecast (1)                                                                            Estimates
   2003/04           2003/04                                                                                     2004/05
-------------------------------------------------------------------------------------------------------------------------
                                       Taxation Revenue
  4,722,000            4,895,000          Personal income ..................................................    5,005,000
    755,000              771,000          Corporate income .................................................      893,000
  3,995,000            3,945,000          Social service ...................................................    4,156,000
    866,000              870,000          Fuel .............................................................      891,000
    635,000              645,000          Tobacco ..........................................................      676,000
  1,574,000            1,584,000          Property .........................................................    1,655,000
    368,000              505,000          Property transfer ................................................      432,000
    450,000              454,000          Other (2) ........................................................      477,000
 ----------           ----------                                                                               ----------
 13,365,000           13,669,000             Total Taxation Revenue ........................................   14,185,000
 ----------           ----------                                                                               ----------
                                       Natural Resource Revenue
  1,289,000            1,263,000          Natural gas royalties ............................................    1,213,000
    240,000              235,000          Columbia River Treaty ............................................      215,000
    477,000              869,000          Other energy and minerals ........................................      603,000
  1,109,000            1,004,000          Forests ..........................................................      999,000
    301,000              330,000          Water and other resources ........................................      402,000
 ----------           ----------                                                                               ----------
  3,416,000            3,701,000             Total Natural Resource Revenue ................................    3,432,000
 ----------           ----------                                                                               ----------
                                       Other Revenue
  1,410,000            1,387,000          Medical Services Plan premiums ...................................    1,398,000
    662,000              662,000          Post secondary education fees ....................................      713,000
    437,000              437,000          Other health care-related fees ...................................      421,000
    352,000              362,000          Motor vehicle licences and permits ...............................      370,000
    653,000              673,000          Other fees and licences ..........................................      852,000
  1,036,000              908,000          Investment earnings ..............................................      826,000
    621,000              699,000          Sales of goods and services ......................................      681,000
  1,225,000            1,137,000          Miscellaneous (3) ................................................    1,133,000
 ----------           ----------                                                                               ----------
  6,396,000            6,265,000             Total Other Revenue ...........................................    6,394,000
 ----------           ----------                                                                               ----------
                                       Contributions from the Federal Government
  3,082,000            3,148,000          Health and social transfers ......................................    3,224,000
    675,000             (149,000)         Equalization .....................................................      402,000
    681,000              820,000          Other cost-shared agreements (4) .................................      720,000
 ----------           ----------                                                                               ----------
  4,438,000            3,819,000             Total Contributions from the Federal Government ... ... ... ...    4,346,000
 ----------           ----------                                                                               ----------
 27,615,000           27,454,000       Taxpayer-Supported Programs and Agencies ............................   28,357,000

                                       Self-supported Crown Corporations and Agencies
    (70,000)             190,000          British Columbia Hydro and Power Authority (5) ...................      388,000
    655,000              709,000          British Columbia Liquor Distribution Branch ......................      760,000
    725,000              725,000          British Columbia Lottery Corporation .............................      850,000
     61,000               89,000          British Columbia Railway Company .................................      211,000
     45,000              196,000          Insurance Corporation of British Columbia ........................       52,000
      5,000                9,000          Other ............................................................        1,000
    (40,000)             116,000          Accounting adjustments (6) .......................................     (190,000)
 ----------           ----------                                                                               ----------
  1,381,000            2,034,000          Net Earnings of Self-Supported Crown Corporations and Agencies ...    2,072,000
 ----------           ----------                                                                               ----------
 28,996,000           29,488,000       Total Revenue .......................................................   30,429,000
 ==========           ==========                                                                               ==========
-------------------------------------------------------------------------------------------------------------------------

(1) The 2003/04 Estimates and Updated Forecast amounts have been restated to conform with the 2004/05 Estimates presentation. See Significant Presentation Changes (Note 1) for details.

(2)  Includes corporation capital/insurance premium and hotel room taxes.

(3) Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.

(4) Includes contributions for health, education, housing and social service programs, for transportation projects, and for coastal ferry services.

(5)  Amounts are net of transfers.

(6) Includes, primarily, adjustments to British Columbia Railway Company and Insurance Corporation of British Columbia to bring their financial results in line with the government fiscal year.

                               ESTIMATES, 04/05                                7

                        ESTIMATED EXPENSE BY ORGANIZATION
                                     ($000)

Estimates (1)   Updated Forecast (1)                                                                     Estimates
   2003/04           2003/04                                                                              2004/05
------------------------------------------------------------------------------------------------------------------
     42,955               42,955       Legislation .................................................        45,737
     22,709               22,983       Officers of the Legislature .................................        27,084
     52,270               51,970       Office of the Premier .......................................        44,129
  1,898,849            1,898,849       Ministry of Advanced Education ..............................     1,898,849
     49,153               49,153       Ministry of Agriculture, Food and Fisheries .................        44,692
    507,581              507,581       Ministry of Attorney General ................................       489,367
  1,452,190            1,452,190       Ministry of Children and Family Development .................     1,381,568
    602,259              602,259       Ministry of Community, Aboriginal and Women's Services ......       506,368
  4,860,065            4,860,065       Ministry of Education .......................................     4,943,165
     76,840               76,840       Ministry of Energy and Mines ................................        63,790
     51,401               51,401       Ministry of Finance .........................................        45,990
    564,866              534,787       Ministry of Forests .........................................       529,582
 10,530,588           10,530,588       Ministry of Health Services .................................    10,558,445
  1,418,292            1,418,292       Ministry of Human Resources .................................     1,301,425
     49,534               49,534       Ministry of Management Services .............................        61,305
     50,694               50,694       Ministry of Provincial Revenue ..............................        52,304
    537,020              537,020       Ministry of Public Safety and Solicitor General .............       503,405
     25,637               23,503       Ministry of Skills Development and Labour ...................        18,812
    178,911              177,261       Ministry of Small Business and Economic Development .........       143,014
     89,430               89,430       Ministry of Sustainable Resource Management .................       280,992
    855,047              849,959       Ministry of Transportation ..................................       811,060
    153,378              153,378       Ministry of Water, Land and Air Protection ..................       148,141
    926,000              755,000       Management of Public Funds and Debt .........................       800,000
    404,371              387,371       Other Appropriations ........................................       309,776
         --              382,000       BC Rail investment partnership ..............................            --
         --              434,000       Natural disasters Supplementary Estimates ...................            --
         --               72,000       2010 Olympics Supplementary Estimates .......................            --
-----------          -----------                                                                       -----------
 25,400,040           26,061,063       CONSOLIDATED REVENUE FUND EXPENSES (1), (2) .................    25,009,000
-----------          -----------                                                                       -----------
  1,679,000            1,516,000       Add: Expenses recovered from external entities (2) ..........     1,569,000
                                       Less: Grants to agencies and other internal transfers (3)
   (769,000)          (1,024,000)         Taxpayer-supported Crown corporations and agencies .......      (735,000)
 (4,214,000)          (4,214,000)         School districts .........................................    (4,314,000)
   (809,000)            (809,000)         Universities .............................................      (817,000)
   (787,000)            (787,000)         Colleges, university colleges and institutes .............      (772,000)
 (6,883,000)          (6,883,000)         Health authorities and hospital societies ................    (6,912,000)
   (283,000)              (3,000)         Children and Family Development governance authorities ...            --
-----------          -----------                                                                       -----------
(13,745,000)         (13,720,000)                                                                      (13,550,000)
  1,916,000            1,975,000       Taxpayer-supported Crown corporations and agencies (4) ......     1,904,000

                                       SUCH sector and regional authorities (4)
  4,368,000            4,368,000          School districts .........................................     4,446,000
  1,857,000            1,857,000          Universities .............................................     1,935,000
  1,314,000            1,314,000          Colleges, university colleges and institutes .............     1,318,000
  7,658,000            7,658,000          Health authorities and hospital societies ................     7,598,000
    283,000                3,000          Children and Family Development governance authorities ...            --
-----------          -----------                                                                       -----------
 15,480,000           15,200,000                                                                        15,297,000
-----------          -----------                                                                       -----------
 30,730,040           31,032,063       Total Expense ...............................................    30,229,000
===========          ===========                                                                       ===========
------------------------------------------------------------------------------------------------------------------

(1) The 2003/04 Estimates and Updated Forecast amounts have been restated to be conform with the 2004/05 Estimates presentation. See Significant Presentation Changes (Note 1) for details.

(2) Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund. On consolidation the recoveries are reported as spending increases.

(3) Grants and other payments between the Consolidated Revenue Fund and the taxpayer-supported Crown corporations/agencies, SUCH sector and regional authorities are eliminated to avoid double counting.

(4) See Schedules K and L for details on estimated revenues and expenses for Crown corporations and agencies and SUCH sector and regional authorities.

8                                ESTIMATES, 04/05

                  ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (1)
                                      $000

Estimates   Vote                                                       Estimates
 2003/04     No*                                                        2004/05
--------------------------------------------------------------------------------
                   Legislation
   42,955     1       Legislation ..................................      45,737
---------                                                              ---------
   42,955             Total Voted Expense ..........................      45,737
---------                                                              ---------

   42,955          Total Expense ...................................      45,737
=========                                                              =========

                   Officers of the Legislature
    7,901     2       Auditor General ..............................       7,069
      292     3       Conflict of Interest Commissioner ............         292
    7,509     4       Elections BC .................................      13,508
    1,972     5       Information and Privacy Commissioner .........       2,133
    4,050     6       Ombudsman ....................................       3,097
      985     7       Police Complaint Commissioner ................         985
---------                                                              ---------
   22,709             Total Voted Expense ..........................      27,084
---------                                                              ---------

   22,709          Total Expense ...................................      27,084
=========                                                              =========

                   Office of the Premier
   52,270     8       Office of the Premier ........................      44,129
---------                                                              ---------
   52,270             Total Voted Expense ..........................      44,129
---------                                                              ---------

   52,270          Total Expense ...................................      44,129
=========                                                              =========

                   Ministry of Advanced Education
1,898,849     9       Ministry Operations ..........................   1,898,849
---------                                                              ---------
1,898,849             Total Voted Expense ..........................   1,898,849
---------                                                              ---------

1,898,849          Total Expense ...................................   1,898,849
=========                                                              =========

                   Ministry of Agriculture, Food and Fisheries
   49,133    10       Ministry Operations ..........................      44,682
---------                                                              ---------
   49,133             Total Voted Expense ..........................      44,682

       20   (S)       Livestock Protection .........................          10
---------                                                              ---------
       20             Total Special Accounts (Statutory) ...........          10
---------                                                              ---------

   49,153          Total Expense ...................................      44,692
=========                                                              =========

NOTES
--------------------------------------------------------------------------------

* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2003/04 expense have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

                                 ESTIMATES, 04/05                              9

                                      $000

Estimates   Vote                                                               Estimates
 2003/04     No*                                                                2004/05
----------------------------------------------------------------------------------------
                   Ministry of Attorney General
  381,458    11       Ministry Operations ..................................     370,749
   34,904    12       Treaty Negotiations Office ...........................      28,904
   51,664    13       Judiciary ............................................      51,771
   28,700    14       Crown Proceeding Act .................................      27,500
        1    15       British Columbia Utilities Commission ................           1
---------                                                                      ---------
  496,727             Total Voted Expense ..................................     478,925

   17,351    (S)      Public Guardian and Trustee of British Columbia ......      17,392
   (6,497)            Transfer from Ministry Operations Vote ...............      (6,950)
---------                                                                      ---------
   10,854             Total Special Accounts (Statutory) ...................      10,442
---------                                                                      ---------

  507,581          Total Expense ...........................................     489,367
=========                                                                      =========

                   Ministry of Children and Family Development
1,452,190    16       Ministry Operations ..................................   1,381,568
---------                                                                      ---------
1,452,190             Total Voted Expense ..................................   1,381,568
---------                                                                      ---------

1,452,190          Total Expense ...........................................   1,381,568
=========                                                                      =========

                   Ministry of Community, Aboriginal and Women's Services
  582,404    17       Ministry Operations ..................................     486,921
   12,751    18       Transfer to Royal British Columbia Museum ............      12,105
---------                                                                      ---------
  595,155             Total Voted Expense ..................................     499,026

    3,962    (S)      First Citizens Fund ..................................       4,200
    3,142    (S)      University Endowment Lands Administration ............       3,142
---------                                                                      ---------
    7,104             Total Special Accounts (Statutory) ...................       7,342
---------                                                                      ---------

  602,259          Total Expense ...........................................     506,368
=========                                                                      =========

                   Ministry of Education
4,860,065    19       Ministry Operations ..................................   4,943,165
---------                                                                      ---------
4,860,065             Total Voted Expense ..................................   4,943,165
---------                                                                      ---------

4,860,065          Total Expense ...........................................   4,943,165
=========                                                                      =========

                   Ministry of Energy and Mines
   38,000    20       Ministry Operations ..................................      35,230
   38,840    21       Contracts and Funding Arrangements ...................      28,560
---------                                                                      ---------
   76,840             Total Voted Expense ..................................      63,790
---------                                                                      ---------

   76,840          Total Expense ...........................................      63,790
=========                                                                      =========

NOTES
--------------------------------------------------------------------------------
* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2003/04 expense have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

10                              ESTIMATES, 04/05

                                      $000

Estimates    Vote                                                         Estimates
 2003/04      No*                                                          2004/05
-----------------------------------------------------------------------------------
                    Ministry of Finance
    36,589    22       Ministry Operations ...........................       31,297
    14,812    23       Public Sector Employers' Council ..............       14,693
----------                                                               ----------
    51,401             Total Voted Expense ...........................       45,990
----------                                                               ----------

    51,401          Total Expense ....................................       45,990
==========                                                               ==========

                    Ministry of Forests
   422,197    24       Ministry Operations ...........................      393,292
----------                                                               ----------
   422,197             Total Voted Expense ...........................      393,292

   138,179    (S)      BC Timber Sales ...............................      131,800
     1,490    (S)      Forest Stand Management Fund ..................        1,490
     3,000    (S)      South Moresby Forest Replacement ..............        3,000
----------                                                               ----------
   142,669             Total Special Accounts (Statutory) ............      136,290
----------                                                               ----------

   564,866          Total Expense ....................................      529,582
==========                                                               ==========

                    Ministry of Health Services
10,376,253    25       Ministry Operations ...........................   10,404,260
     7,085    26       Vital Statistics (Special Operating Agency) ...        6,935
----------                                                               ----------
10,383,338             Total Voted Expense ...........................   10,411,195

   147,250    (S)      Health Special Account ........................      147,250
----------                                                               ----------
   147,250             Total Special Accounts (Statutory) ............      147,250
----------                                                               ----------

10,530,588          Total Expense ....................................   10,558,445
==========                                                               ==========

                    Ministry of Human Resources
 1,418,292    27       Ministry Operations ...........................    1,301,425
----------                                                               ----------
 1,418,292             Total Voted Expense ...........................    1,301,425
----------                                                               ----------

 1,418,292          Total Expense ....................................    1,301,425
==========                                                               ==========

                    Ministry of Management Services
    41,073    28       Ministry Operations ...........................       51,289
     8,461    29       BC Public Service Agency ......................       10,016
----------                                                               ----------
    49,534             Total Voted Expense ...........................       61,305
----------                                                               ----------

    49,534          Total Expense ....................................       61,305
==========                                                               ==========

NOTES
--------------------------------------------------------------------------------
* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2003/04 expense have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

                               ESTIMATES, 04/05                               11

                                      $000

Estimates   Vote                                                            Estimates
 2003/04     No*                                                             2004/05
-------------------------------------------------------------------------------------
                   Ministry of Provincial Revenue
   50,694    30       Ministry Operations ...............................     52,279
---------                                                                    -------
   50,694             Total Voted Expense ...............................     52,279

       --    (S)      Provincial Home Acquisition Wind Up ...............         25
---------                                                                    -------
       --             Total Special Accounts (Statutory) ................         25
---------                                                                    -------

   50,694          Total Expense ........................................     52,304
=========                                                                    =======

                   Ministry of Public Safety and Solicitor General
  509,207    31       Ministry Operations ...............................    478,891
   18,948    32       Emergency Program Act .............................     15,635
---------                                                                    -------
  528,155             Total Voted Expense ...............................    494,526

       --    (S)      Forfeited Crime Proceeds Fund .....................         --
    1,540    (S)      Inmate Work Program ...............................      1,554
    7,325    (S)      Victims of Crime Act ..............................      7,325
---------                                                                    -------
    8,865             Total Special Accounts (Statutory) ................      8,879
---------                                                                    -------

  537,020          Total Expense ........................................    503,405
=========                                                                    =======

                   Ministry of Skills Development and Labour
   25,637    33       Ministry Operations ...............................     18,812
---------                                                                    -------
   25,637             Total Voted Expense ...............................     18,812
---------                                                                    -------

   25,637          Total Expense ........................................     18,812
=========                                                                    =======

                   Ministry of Small Business and Economic Development
  174,713    34       Ministry Operations ...............................    139,689
---------                                                                    -------
  174,713             Total Voted Expense ...............................    139,689

    1,500    (S)      Northern Development Fund .........................        500
      483    (S)      Olympic Arts Fund .................................        625
    2,215    (S)      Physical Fitness and Amateur Sports Fund ..........      2,200
---------                                                                    -------
    4,198             Total Special Accounts (Statutory) ................      3,325
---------                                                                    -------

  178,911          Total Expense ........................................    143,014
=========                                                                    =======

NOTES
--------------------------------------------------------------------------------
* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2003/04 expense have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

12                              ESTIMATES, 04/05

                                      $000

Estimates   Vote                                                                   Estimates
2003/04      No*                                                                   20004/05
--------------------------------------------------------------------------------------------
                   Ministry of Sustainable Resource Management
   87,134    35       Ministry Operations.......................................     68,415
    2,296    36       Agricultural Land Commission..............................      1,957
---------                                                                           -------
   89,430             Total Voted Expense.......................................     70,372

       --   (S)       Crown Land Account........................................    210,620
---------                                                                           -------
       --             Total Special Accounts (Statutory)........................    210,620
---------                                                                           -------
   89,430          Total Expense................................................    280,992
=========                                                                           =======
                   Ministry of Transportation
  855,047    37       Ministry Operations.......................................    811,060
---------                                                                           -------
  855,047             Total Voted Expense.......................................    811,060
---------                                                                           -------
  855,047          Total Expense................................................    811,060
=========                                                                           =======
                   Ministry of Water, Land and Air Protection
  122,033    38       Ministry Operations.......................................    112,436
---------                                                                           -------
  122,033             Total Voted Expense.......................................    112,436

   31,345   (S)       Sustainable Environment Fund..............................     35,705
---------                                                                           -------
   31,345             Total Special Accounts (Statutory)........................     35,705
---------                                                                           -------

  153,378          Total Expense................................................    148,141
=========                                                                           =======
                   Management of Public Funds and Debt
  926,000    39       Management of Public Funds and Debt.......................    800,000
---------                                                                           -------
  926,000             Total Voted Expense.......................................    800,000
---------                                                                           -------

  926,000          Total Expense................................................    800,000
=========                                                                           =======

 NOTES
--------------------------------------------------------------------------------
* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2003/04 expense have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

                                ESTIMATES, 04/05                              13

                                      $000

Estimates    Vote                                                                         Estimates
  2003/04     No*                                                                          2004/05
---------------------------------------------------------------------------------------------------
                    Other Appropriations
   116,000    40       Contingencies (All Ministries) and New Programs................      240,000
    85,000    41       BC Family Bonus................................................       59,000
     3,400    42       Citizens' Assembly.............................................        2,600
        1     43       Commissions on Collection of Public Funds......................            1
        --    44       Allowances for Doubtful Revenue Accounts.......................            1
     2,897    45       Environmental Assessment Office................................        2,897
     1,895    46       Environmental Appeal Board and Forest Appeals Commission ......        1,895
     4,344    47       Forest Practices Board.........................................        3,307
   190,000             Government Restructuring (All Ministries)......................           --
----------                                                                               ----------
   403,537             Total Voted Expense............................................      309,701

        --    (S)      Insurance and Risk Management..................................           --
       809    (S)      Unclaimed Property.............................................           75
        --    (S)      Build BC.......................................................           --
    78,438    (S)      Industry Training and Apprenticeship...........................           --
   (78,438)            Transfer from Vote 9...........................................           --
        --    (S)      Medical and Health Care Services...............................           --
        25    (S)      Provincial Home Acquisition....................................           --
        --    (S)      Provincial Treasury Revenue Program............................           --
        --    (S)      Vancouver Island Natural Gas Pipeline..........................           --
       834             Total Special Accounts (Statutory).............................           75
----------                                                                               ----------
   404,371          Total Expense.....................................................      309,776
==========                                                                               ----------

                    All Appropriations
25,046,901             Total Voted Expense............................................   24,449,037
   353,139             Total Special Accounts (Statutory).............................      559,963
----------                                                                               ----------
25,400,040          Total Expense.....................................................   25,009,000
==========                                                                               ==========

NOTES
--------------------------------------------------------------------------------
* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2003/04 expense have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

                          ESTIMATES OF SPECIAL OFFICES,
                      MINISTRIES AND OTHER APPROPRIATIONS

          Legislation

          Officers of the Legislature

          Office of the Premier

          Ministry of Advanced Education

          Ministry of Agriculture, Food and Fisheries

          Ministry of Attorney General

          Ministry of Children and Family Development

          Ministry of Community, Aboriginal and Women's Services

          Ministry of Education

          Ministry of Energy and Mines

          Ministry of Finance

          Ministry of Forests

          Ministry of Health Services

          Ministry of Human Resources

          Ministry of Management Services

          Ministry of Provincial Revenue

          Ministry of Public Safety and Solicitor General

          Ministry of Skills Development and Labour

          Ministry of Small Business and Economic Development

          Ministry of Sustainable Resource Management

          Ministry of Transportation

          Ministry of Water, Land and Air Protection

          Management of Public Funds and Debt

          Other Appropriations

                             [BRITISH COLUMBIA LOGO]

                                   LEGISLATION

                                     SUMMARY
                                     ($000)

---------------------------------------------------------------------------------------
                                                                 Estimates    Estimates
                                                                 2003/04(1)    2004/05
---------------------------------------------------------------------------------------
 VOTED APPROPRIATION
 Vote 1 -- Legislation .......................................     42,955       45,737

                                                                   ------       ------
 OPERATING EXPENSE                                                 42,955       45,737
                                                                   ======       ======
---------------------------------------------------------------------------------------
 PREPAID CAPITAL ADVANCES(2)                                           --           --
---------------------------------------------------------------------------------------
 CAPITAL EXPENDITURES(3)                                              670        1,249
---------------------------------------------------------------------------------------
 LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                          --           --
---------------------------------------------------------------------------------------
 REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)          --           --
---------------------------------------------------------------------------------------
 FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                              300          300
---------------------------------------------------------------------------------------

NOTES
(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

18                                 LEGISLATION

                     SUMMARY - OPERATING EXPENSE BY SUB-VOTE
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                              VOTE 1 -- LEGISLATION

This vote provides for the operation of the Legislative Assembly and its committees, including basic compensation, special allowances and other allowances for Members of the Legislative Assembly, officials and staff, and for support services and other related costs. Operating costs of the Parliamentary Dining Room are partially recovered from ministries.

     OPERATING EXPENSE
     Members'Services...................................      18,968     20,426
     Caucus Support Services............................       3,869      3,880
     Office of the Speaker..............................         353        372
     Clerk of the House.................................         698        712
     Clerk of Committees................................         348        382
     Legislative Operations.............................       9,420     10,278
     Sergeant-at-Arms...................................       3,529      3,648
     Hansard............................................       3,475      3,666
     Legislative Library................................       2,295      2,373
                                                              ------     ------
                                                              42,955     45,737
                                                              ======     ======

     CAPITAL EXPENDITURES
     Clerk of the House.................................         670      1,249
                                                              ======     ======

     FULLTIME EQUIVALENT (FTE) EMPLOYMENT
     Members'Services...................................         300        300
                                                              ======     ======

-------------------------------------------------------------------------------
VOTE 1 -- LEGISLATION                                         42,955     45,737
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                      GROUP ACCOUNT CLASSIFICATION SUMMARY
-------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits..............................           20,734     22,193
Operating Costs....................................           10,240     10,621
Other Expenses.....................................           12,181     13,178
Internal Recoveries................................             (200)      (255)
                                                              ------     ------
TOTAL OPERATING EXPENSE............................           42,955     45,737
                                                              ======     ======
-------------------------------------------------------------------------------

                             [BRITISH COLUMBIA LOGO]

                           OFFICERS OF THE LEGISLATURE

                                     SUMMARY
                                     ($000)

--------------------------------------------------------------------------------------
                                                                Estimates    Estimates
                                                                2003/04(1)    2004/05
--------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
   Vote 2 -- Auditor General ................................      7,901        7,069
   Vote 3 -- Conflict of Interest Commissioner ..............        292          292
   Vote 4 -- Elections BC ...................................      7,509       13,508
   Vote 5 -- Information and Privacy Commissioner ...........      1,972        2,133
   Vote 6 -- Ombudsman ......................................      4,050        3,097
   Vote 7 -- Police Complaint Commissioner ..................        985          985
                                                                  ------       ------
OPERATING EXPENSE ...........................................     22,709       27,084
                                                                  ======       ======
--------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                           --           --
--------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                            1,297          508
--------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                          --           --
--------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)          --           --
--------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                              211          190
--------------------------------------------------------------------------------------

NOTES
(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

20                        OFFICERS OF THE LEGISLATURE

                                    SUMMARY
                                      $000

                                          2003/04         2004/05 ESTIMATES
                                          -------   ----------------------------
                                                              External
OPERATING EXPENSE                           Net      Gross   Recoveries     Net
--------------------------------------------------------------------------------

Auditor General........................     7,901    9,369     (2,300)     7,069
Conflict of Interest Commissioner......       292      292         --        292
Elections BC...........................     7,509   13,508         --     13,508
Information and Privacy Commissioner...     1,972    2,148        (15)     2,133
Ombudsman..............................     4,050    3,167        (70)     3,097
Police Complaint Commissioner..........       985      985         --        985
                                           ------   ------      -----     ------
   TOTAL OPERATING EXPENSES............    22,709   29,469     (2,385)    27,084
                                           ======   ======     ======     ======

CAPITAL EXPENDITURES                       Net    Disbursements   Receipts   Net
--------------------------------------------------------------------------------

Auditor General........................     190        200            --     200
Conflict of Interest Commissioner......      --          3            --       3
Elections BC...........................   1,005        195            --     195
Information and Privacy Commissioner...      15         20            --      20
Ombudsman..............................      62         65            --      65
Police Complaint Commissioner..........      25         25            --      25
                                          -----        ---           ---     ---
   TOTAL CAPITAL EXPENDITURES..........   1,297        508            --     508
                                          =====        ===           ===     ===

                           OFFICERS OF THE LEGISLATURE                        21

                                     SUMMARY
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                            VOTE 2 -- AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help members of the Legislative Assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government's programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the legislature. Costs incurred for certain audits and related services are recovered from parties external to government.

OPERATING EXPENSE
Auditor General.........................................     7,901       7,069
                                                             =====       =====

CAPITAL EXPENDITURES
Auditor General.........................................       190         200
                                                             =====       =====

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Auditor General.........................................       103          95
                                                             =====       =====

                   VOTE 3 -- CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operation of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members' Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSE
Conflict of Interest Commissioner.......................      292         292
                                                              ===         ===

CAPITAL EXPENDITURES
Conflict of Interest Commissioner.......................       --           3
                                                              ===         ===

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Conflict of Interest Commissioner.......................        2           2
                                                              ===         ===

22                         OFFICERS OF THE LEGISLATURE

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                              VOTE 4 -- ELECTIONS BC

This vote provides for the ongoing operating costs of the Office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the provincial electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act and the Recall and Initiative Act.

OPERATING EXPENSE
Elections BC............................................     7,509       13,508
                                                             =====       ======

CAPITAL EXPENDITURES
Elections BC............................................     1,005          195
                                                             =====       ======

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Elections BC............................................        39           39
                                                             =====       ======

                  VOTE 5 -- INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries and expenses of the Office of the Information and Privacy Commissioner and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act (FOIPPA), and (effective January 1, 2004) under the Personal Information Protection Act (PIPA), with a broad mandate to protect the rights given to the public under FOIPPA and PIPA. This includes conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyist Registry program pursuant to the Lobbyist Registration Act. Costs related to the Freedom of Information and Protection of Privacy Conferences are fully recovered from participants and sponsoring agencies.

OPERATING EXPENSE
Information and Privacy Commissioner....................     1,972       2,133
                                                             =====       =====

CAPITAL EXPENDITURES
Information and Privacy Commissioner....................        15          20
                                                             =====       =====

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Information and Privacy Commissioner....................        20          17
                                                             =====       =====

                           OFFICERS OF THE LEGISLATURE                        23

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                               VOTE 6 -- OMBUDSMAN

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsman. The Ombudsman is an officer of the Legislature, under the authority of the Ombudsman Act. The Ombudsman may investigate, either in response to a specific complaint or on the Ombudsman's own initiative, the actions and decisions of government bodies. The jurisdiction of the Ombudsman extends to ministries of the province, Crown corporations, provincially appointed agencies, boards and commissions, school districts, colleges, universities, hospitals, governing bodies of professional and occupational associations, local governments, and regional districts. The Ombudsman may undertake initiatives to increase public understanding of the role of the Ombudsman, and to improve government's and other public bodies' commitment to respect the principles of administrative fairness and natural justice. Some costs incurred are recovered from agencies, individuals, organizations, or other levels of government. Recoveries are also received from the distribution of materials developed by the office.

OPERATING EXPENSE
Ombudsman...............................................     4,050       3,097
                                                             =====       =====
CAPITAL EXPENDITURES
Ombudsman...............................................        62          65
                                                             =====       =====
FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Ombudsman...............................................        38          31
                                                             =====       =====

                     VOTE 7 -- POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries of the Police Complaint Commissioner and staff and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature, under the authority of the Police Act.

OPERATING EXPENSE
Police Complaint Commissioner...........................       985         985
                                                               ===         ===
CAPITAL EXPENDITURES
Police Complaint Commissioner...........................        25          25
                                                               ===         ===
FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Police Complaint Commissioner...........................         9           6
                                                               ===         ===
--------------------------------------------------------------------------------
                      GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------
GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits...................................    15,066      14,100
Operating Costs.........................................     9,482       8,296
Government Transfers....................................        61          61
Other Expenses..........................................        16       7,012
External Recoveries.....................................    (1,916)     (2,385)
                                                            ------      ------
TOTAL OPERATING EXPENSE.................................    22,709      27,084
                                                            ======      ======
--------------------------------------------------------------------------------

                             [BRITISH COLUMBIA LOGO]

                              OFFICE OF THE PREMIER

The mission of the Office of the Premier is to ensure the achievement of the New Era vision through leadership across government and Crown agencies in innovative planning, timely decision-making and effective service delivery, supported by leading-edge technology, open and transparent communications, and positive intergovernmental relations.

                                     SUMMARY
                                     ($000)
--------------------------------------------------------------------------------
                                                          Estimates    Estimates
                                                          2003/04(1)    2004/05
--------------------------------------------------------------------------------
VOTED APPROPRIATION
Vote 8 -- Office of the Premier........................     52,270       44,129
                                                            ------       ------
OPERATING EXPENSE                                           52,270       44,129
                                                            ======       ======
-------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                     --           --
--------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                        609          604
--------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                    --           --
--------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED
TO, OTHER ENTITIES(5)                                           --           --
--------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                        312          298
--------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

26                           OFFICE OF THE PREMIER

                             CORE BUSINESS SUMMARY
                                      $000

                                             2003/04            2004/05 ESTIMATES
                                             -------   -----------------------------------
                                                                        External
OPERATING EXPENSE                              Net         Gross       Recoveries     Net
------------------------------------------------------------------------------------------
Core Business
Intergovernmental Relations Secretariat...     2,557        3,027         (510)      2,517
Crown Agencies Secretariat................     2,678        2,124           --       2,124
Public Affairs Bureau.....................    40,402       33,231         (126)     33,105
Executive and Support Services............     6,633        6,383           --       6,383
                                              ------       ------         ----      ------

   TOTAL OPERATING EXPENSE................    52,270       44,765         (636)     44,129
                                              ======       ======         ====      ======

CAPITAL EXPENDITURES                           Net     Disbursements    Receipts      Net
------------------------------------------------------------------------------------------
Core Business
Intergovernmental Relations Secretariat...      25           20             --        20
Crown Agencies Secretariat................      18           18             --        18
Public Affairs Bureau.....................     485          485             --       485
Executive and Support Services............      81           81             --        81
                                               ---          ---            ---       ---

   TOTAL CAPITAL EXPENDITURES.............     609          604             --       604
                                               ===          ===            ===       ===

                              OFFICE OF THE PREMIER                           27

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                         VOTE 8 -- OFFICE OF THE PREMIER

This vote provides for programs and operations described in the voted appropriations under the following four core businesses: Intergovernmental Relations Secretariat, Crown Agencies Secretariat, Public Affairs Bureau, and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

     Voted Appropriation
     Intergovernmental Relations Secretariat............     2,557       2,517
                                                             =====       =====

     Voted Appropriation Description: This sub-vote provides for management and administration support for the Executive Council in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, inter-provincial, and international relations initiatives. This includes support for the Premier, the Minister of State for Intergovernmental Relations and Cabinet participation in First Ministers' Conferences, Premiers' Conferences, ministerial conferences, and international conferences. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. A portion of costs may be recovered from ministries, special offices, other levels of government, and participating bodies.

CROWN AGENCIES SECRETARIAT

     Voted Appropriation
     Crown Agencies Secretariat.........................     2,678       2,124
                                                             =====       =====

     Voted Appropriation Description: This sub-vote provides for the strategic and systematic oversight of Crown corporations, agencies, boards and commissions including analysis, advice, and coordination on governance, accountability, strategic priorities, performance measurement, mandate/core reviews and cross-Crown agency issues and policies. The sub-vote also provides for the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards and commissions.

PUBLIC AFFAIRS BUREAU

     Voted Appropriation
     Public Affairs Bureau..............................     40,402      33,105
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries, special offices, and certain public bodies. Recoveries may be received from ministries, special offices, Crown corporations, certain public bodies, and other levels of government for costs associated with media monitoring and other services.

28                            OFFICE OF THE PREMIER

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Premier's Office...................................     2,818       2,818
     Executive Operations...............................     3,815       3,565
                                                             -----       -----
                                                             6,633       6,383
                                                             =====       =====

     Voted Appropriations Description: This sub-vote provides for the offices of the Premier and the Minister of State for Intergovernmental Relations, and includes salaries, benefits, allowances, operating and other expenses for the Premier, the Minister of State, and their staff; the management of cross-government issues and corporate planning and restructuring, and funding for cross-government and other initiatives that support the government's mandate; support of the Executive Council, including Cabinet and government administration, as well as the salaries, benefits, allowances and operating expenses for the deputy ministers' office; salaries and other expenses incurred in providing policy, planning and operational support to Cabinet and its committees and for the planning and coordination of legislative priorities.

--------------------------------------------------------------------------------
VOTE 8 -- OFFICE OF THE PREMIER                               52,270      44,129
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits..............................          21,436      20,947
Operating Costs....................................          30,745      21,923
Government Transfers...............................             310       1,592
Other Expenses.....................................             681         648
Internal Recoveries................................            (215)       (345)
External Recoveries................................            (687)       (636)
                                                             ------      ------
TOTAL OPERATING EXPENSE............................          52,270      44,129
                                                             ======      ======

--------------------------------------------------------------------------------

                             [BRITISH COLUMBIA LOGO]

                         MINISTRY OF ADVANCED EDUCATION

     The Ministry of Advanced Education provides leadership and support for a top-notch advanced education and training system that provides all British Columbians with opportunities to develop the skills and knowledge they need to participate fully in the economic, social and cultural life of the province.

                                MINISTRY SUMMARY
                                     ($000)
------------------------------------------------------------------------------------
                                                               Estimates   Estimates
                                                               2003/04(1)   2004/05
------------------------------------------------------------------------------------
VOTED APPROPRIATION
   Vote 9 -- Ministry Operations............................   1,898,849   1,898,849
                                                               ---------   ---------
OPERATING EXPENSE                                              1,898,849   1,898,849
                                                               =========   =========
------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                      212,410     215,400
------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                            2,380       4,105
------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                     199,556     265,800
------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)          --          --
------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                              236         217
------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

30                       MINISTRY OF ADVANCED EDUCATION

                              CORE BUSINESS SUMMARY
                                      $000

                                                                        2003/04             2004/05 ESTIMATES
                                                                       ---------   ----------------------------------
                                                                                                External
OPERATING EXPENSE                                                         Net        Gross     Recoveries      Net
---------------------------------------------------------------------------------------------------------------------
Core Business
Educational Institutions and Organizations..........................   1,400,647   1,436,138    (17,000)    1,419,138
Industry Training and Apprenticeship................................      73,781      77,281         --        77,281
Student Financial Assistance Programs...............................     165,429     143,291     (7,000)      136,291
Debt Service Costs and Amortization of Prepaid Capital Advances.....     236,500     246,750         --       246,750
Executive and Support Services......................................      22,492      19,662       (273)       19,389
                                                                       ---------   ---------    -------     ---------

   TOTAL OPERATING EXPENSE..........................................   1,898,849   1,923,122    (24,273)    1,898,849
                                                                       =========   =========    =======     =========

PREPAID CAPITAL ADVANCES                                                   Net     Disbursements   Receipts     Net
---------------------------------------------------------------------------------------------------------------------
Core Business
Debt Service Costs and Amortization of Prepaid Capital Advances.....     212,410      215,400         --      215,400
                                                                         -------      -------        ---      -------

   TOTAL PREPAID CAPITAL ADVANCES...................................     212,410      215,400         --      215,400
                                                                         =======      =======        ===      =======

CAPITAL EXPENDITURES                                                       Net     Disbursements   Receipts     Net
---------------------------------------------------------------------------------------------------------------------
Core Business
Executive and Support Services......................................       2,380        4,105         --        4,105
                                                                           -----        -----        ---        -----

   TOTAL CAPITAL EXPENDITURES.......................................       2,380        4,105         --        4,105
                                                                           =====        =====        ===        =====

LOANS, INVESTMENTS AND OTHER REQUIREMENTS                                  Net     Disbursements   Receipts     Net
---------------------------------------------------------------------------------------------------------------------
Core Business
Student Financial Assistance Programs...............................     199,556      279,400      (13,600)   265,800
                                                                         -------      -------      -------    -------
   TOTAL LOANS, INVESTMENTS AND OTHER
      REQUIREMENTS..................................................     199,556      279,400      (13,600)   265,800
                                                                         =======      =======      =======    =======

                         MINISTRY OF ADVANCED EDUCATION                       31

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                          VOTE 9 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Educational Institutions and Organizations, Industry Training and Apprenticeship, Student Financial Assistance Programs, Debt Service Costs and Amortization of Prepaid Capital Advances, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

     Voted Appropriation
     Educational Institutions and Organizations.........   1,400,647   1,419,138
                                                           =========   =========

     Voted Appropriation Description: This sub-vote provides funding to universities, university colleges, colleges, institutes, educational agencies, and other organizations to support the post secondary education system. This sub-vote also provides transfers for research, scholarships, bursaries, and other initiatives. Recoveries are received from the federal government in accordance with federal/provincial agreements.

INDUSTRY TRAINING AND APPRENTICESHIP

     Voted Appropriation
     Industry Training and Apprenticeship...............      73,781      77,281
                                                              ======      ======

     Voted Appropriation Description: This sub-vote provides funding to the Industry Training Authority which oversees the management of the training system in British Columbia.

STUDENT FINANCIAL ASSISTANCE PROGRAMS

     Voted Appropriation
     Student Financial Assistance Programs..............     165,429     136,291
                                                             =======     =======

     Voted Appropriation Description: This sub-vote provides for financial, income and other assistance to and for students including interest on student loans issued by financial institutions under these programs, debt service costs net of interest earned on loans issued by the province, provisions for future liabilities on student loans, transfers to students, and transfers for initiatives that enhance student performance. Recoveries are received from students for student loan interest repayments and other miscellaneous sources.

DEBT SERVICE COSTS AND AMORTIZATION OF PREPAID CAPITAL ADVANCES

     Voted Appropriations
     Debt Service Costs.................................     142,300     142,600
     Amortization of Prepaid Capital Advances...........      94,200     104,150
                                                             -------     -------
                                                             236,500     246,750
                                                             =======     =======

     Voted Appropriations Description: This sub-vote provides for the payment of short and long term debt service costs for approved capital projects including new buildings, equipment, renovations, and improvements to existing university, university college, college, institute and agency facilities, and interest payments on matching funds relating to the Canada Foundation for Innovation Program for research infrastructure projects. Sinking fund assets, which are used to retire existing debt obligations, earn interest that is netted against debt service costs. This sub-vote also provides for amortization of funds advanced to universities, university colleges, colleges, institutes and agencies for capital projects including new buildings, renovations and improvements, capital leases and equipment purchases.

32                       MINISTRY OF ADVANCED EDUCATION

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Minister's Office..................................         435         435
     Program Management.................................      22,057      18,954
                                                              ------      ------
                                                              22,492      19,389
                                                              ======      ======

     Voted Appropriations Description: This sub-vote provides for Ministry leadership and direction, establishment of policy and accountability, and provides program support for the post secondary system. This sub-vote also provides for consumer protection with respect to private post-secondary institutions and quality assessment for public and private post secondary degree-granting institutions. This sub-vote also provides for the office of the Minister of Advanced Education, and includes salaries, benefits, allowances, and operating expenses of the minister and the minister's staff. Transfers are provided for post secondary development and implementation activities, and national and international education initiatives. Recoveries are received from participation in federal/provincial agreements and activities, and other sources. Financial, human resources, information resources, administrative services, freedom of information and privacy services, and general services and assistance are provided to the Ministry of Advanced Education by the Ministry of Education, Management Services Division.

--------------------------------------------------------------------------------
VOTE 9 -- MINISTRY OPERATIONS                              1,898,849   1,898,849
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits..................................      12,950      13,197
Operating Costs........................................      98,896     109,993
Government Transfers...................................   1,551,174   1,594,293
Other Expenses.........................................     253,845     205,639
External Recoveries....................................     (18,016)    (24,273)
                                                          ---------   ---------
TOTAL OPERATING EXPENSE................................   1,898,849   1,898,849
                                                          =========   =========

--------------------------------------------------------------------------------

                         MINISTRY OF ADVANCED EDUCATION                       33

           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                                          Estimates   Estimates
                                                           2003/04     2004/05
-------------------------------------------------------------------------------
STUDENT FINANCIAL ASSISTANCE PROGRAMS

BRITISH COLUMBIA STUDENT LOAN PROGRAM -- Disbursements represent expenditures associated with loans under the British Columbia Student Assistance Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry's voted appropriations.

   Receipts............................................       8,989      13,600
   Disbursements.......................................     208,545     279,400
                                                           --------    --------
      Net Cash Source (Requirement)....................    (199,556)   (265,800)
                                                           ========    ========

                    PREPAID CAPITAL ADVANCES BY CORE BUSINESS
                                      $000

                                                          Estimates   Estimates
                                                           2003/04     2004/05
-------------------------------------------------------------------------------

DEBT SERVICE COSTS AND AMORTIZATION OF PREPAID CAPITAL ADVANCES

POST SECONDARY INSTITUTIONS -- Disbursements are provided to universities, university colleges, colleges, institutes and agencies for approved capital projects, including new buildings, renovations and improvements, equipment and capital leases.

   Receipts............................................          --          --
   Disbursements.......................................     212,410     215,400
                                                           --------    --------
      Net Cash Source (Requirement)....................    (212,410)   (215,400)
                                                           ========    ========

                             [BRITISH COLUMBIA LOGO]

                   MINISTRY OF AGRICULTURE, FOOD AND FISHERIES

The mission of the Ministry of Agriculture, Food and Fisheries is to deliver programs that maintain a positive business climate for a competitive, market-responsive agri-food and fisheries sector, promote environmental and social sustainability, and safeguard BC's ability to provide safe and high quality agri-food and seafood products for consumers.

                                MINISTRY SUMMARY
                                     ($000)
-------------------------------------------------------------------------------------
                                                                Estimates   Estimates
                                                               2003/04(1)    2004/05
-------------------------------------------------------------------------------------
VOTED APPROPRIATION
   Vote 10 -- Ministry Operations ..........................      49,133       44,682

STATUTORY APPROPRIATION
   Livestock Protection Special Account ....................         20           10
                                                                 ------       ------
OPERATING EXPENSE                                                49,153       44,692
                                                                 ======       ======
-------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                          --           --
-------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                           1,990        1,857
-------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                       (870)        (765)
-------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)         --           --
-------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                             329          326
-------------------------------------------------------------------------------------

NOTES
(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

36                MINISTRY OF AGRICULTURE, FOOD AND FISHERIES

                             CORE BUSINESS SUMMARY
                                      $000

                                                           2003/04        2004/05 ESTIMATES
                                                           -------   ----------------------------
                                                                               External
OPERATING EXPENSE                                            Net      Gross   Recoveries     Net
-------------------------------------------------------------------------------------------------
Core Business
Industry Competitiveness................................     4,604    4,557        (17)     4,540
Fisheries and Aquaculture Management....................     5,146    4,504         (2)     4,502
Food Safety and Quality.................................     3,909    6,378     (2,524)     3,854
Environmental Sustainability and Resource Development...     2,941    6,880     (4,334)     2,546
Risk Management (includes special account)..............    23,154   20,998     (1,641)    19,357
Executive and Support Services..........................     9,399    9,968        (75)     9,893
                                                            ------   ------     ------     ------

   TOTAL OPERATING EXPENSE..............................    49,153   53,285     (8,593)    44,692
                                                            ======   ======     ======     ======

CAPITAL EXPENDITURES                                        Net    Disbursements   Receipts    Net
---------------------------------------------------------------------------------------------------
Core Business
Industry Competitiveness................................      70          22          --         22
Fisheries and Aquaculture Management....................     494         483          --        483
Food Safety and Quality.................................     300         346          --        346
Environmental Sustainability and Resource Development...     667         812          --        812
Risk Management.........................................     366         106          --        106
Executive and Support Services..........................      93          88          --         88
                                                           -----       -----         ---      -----

   TOTAL CAPITAL EXPENDITURES...........................   1,990       1,857          --      1,857
                                                           =====       =====         ===      =====

LOANS, INVESTMENTS AND OTHER REQUIREMENTS                   Net   Disbursements   Receipts      Net
-----------------------------------------------------------------------------------------------------
Core Business
Industry Competitiveness................................   (870)         --          (765)      (765)
Risk Management.........................................     --       3,000        (3,000)        --
                                                           ----       -----        ------       ----
   TOTAL LOANS, INVESTMENTS AND OTHER
      REQUIREMENTS......................................   (870)      3,000        (3,765)      (765)
                                                           ====       =====        ======       ====

                   MINISTRY OF AGRICULTURE, FOOD AND FISHERIES                37

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                          VOTE 10 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Industry
Competitiveness, Fisheries and Aquaculture Management, Food Safety and Quality, Environmental Sustainability and Resource Development, Risk Management, and Executive and Support Services.

INDUSTRY COMPETITIVENESS

     Voted Appropriation
     Industry Competitiveness...........................     4,604       4,540
                                                             =====       =====

     Voted Appropriation Description: This sub-vote provides for agriculture, food and fisheries industry competitiveness programs and includes work in partnership with agriculture, agri-food and fisheries organizations to provide advice on competitiveness issues affecting the production, marketing and business management of the agriculture, food and fisheries sectors; internal to government advocacy on behalf of the agriculture and fish sectors to improve the business climate in which the sector operates; assembly and dissemination of technical information to producers and other agencies; the provincial component of the 4-H program, agriculture, food and fisheries research and demonstration projects, and related food safety and quality, environmental and risk management initiatives; the administration of Industry Loan Guarantee Programs under the Financial Administration Act; and administration of Agricultural Land Development Assistance loan assets under the Miscellaneous Statutes Amendments Act, 2003. This sub-vote also provides for industry development and renewal initiatives and trusts. Recoveries are received from the federal government and parties external to government for ministry services.

FISHERIES AND AQUACULTURE MANAGEMENT

     Voted Appropriation
     Fisheries and Aquaculture Management...............     5,146       4,502
                                                             =====       =====

     Voted Appropriation Description: This sub-vote provides for technical review of applications for tenure and for the licensing and enforcement of regulations as required under the Fisheries Act and the Fisheries Inspection Act; administration of relevant sections of the Fisheries Act; licensing and regulation of finfish and shellfish aquaculture; development and diversification of the fisheries and aquaculture (seafood) sectors; and the development of strategies to create jobs and enhance the competitiveness of British Columbia's seafood products. Recoveries are received from the federal government and parties external to government for ministry services.

 FOOD SAFETY AND QUALITY

     Voted Appropriation
     Food Safety and Quality............................     3,909       3,854
                                                             =====       =====

     Voted Appropriation Description: This sub-vote provides for the animal health centre and plant diagnostic services; monitoring of fish, animal and plant health; licensing, monitoring and inspecting as required by legislation; assembly and dissemination of technological information to producers and other agencies; agriculture, food and fish research and demonstration projects; and related environmental, industry competitiveness and risk management initiatives. Recoveries are received from the federal government and parties external to government for ministry services.

ENVIRONMENTAL SUSTAINABILITY AND RESOURCE DEVELOPMENT

     Voted Appropriation
     Environmental Sustainability and Resource
        Development ....................................     2,941       2,546
                                                             =====       =====

     Voted Appropriation Description: This sub-vote provides for services and programs to initiate, plan and coordinate province-wide land and water policies for soil management, waste management and water management; administration of the Farm Practices Protection (Right to Farm) Act; cooperation with the Ministry of Sustainable Resource Management to enhance sustainable resource development opportunities throughout the province; and support to joint planning with local governments to achieve growth of the agriculture and aquaculture sectors. Recoveries are received from the federal government and parties external to government for ministry services.

38                 MINISTRY OF AGRICULTURE, FOOD AND FISHERIES

                                      $000

                                                           Estimates   Estimates
                                                             2003/04    2004/05
--------------------------------------------------------------------------------

 RISK MANAGEMENT

     Voted Appropriations
     National Safety Net Programs. .....................     22,140      18,353
     BC Farm Industry Review Board .....................        994         994
                                                             ------      ------
                                                             23,134      19,347
     Statutory Appropriation
     Livestock Protection Special Account ..............         20          10
                                                             ------      ------
                                                             23,154      19,357
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for management of provincial and federal-provincial risk management programs and funding of programs and trusts under the Agricultural Policy Framework Agreement as well as the Production Insurance, Income Stabilization and the Whole Farm Insurance Program agreements. This sub-vote also provides for the operation of the British Columbia Farm Industry Review Board which is responsible for supervising the operations of the marketing boards and commissions formed under the Natural Products Marketing (BC) Act, hearing related appeals on regulated marketing issues and for hearing complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act. Recoveries are received from the federal government and parties external to government for ministry services. Recoveries may be received by the British Columbia Farm Industry Review Board from parties external to government if costs are assessed against a party to a regulated marketing appeal.

     Statutory Appropriation Description: This statutory appropriation provides for the Livestock Protection Special Account which is governed under the Livestock Protection Act.

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Minister's Office.....................................     390         390
     Corporate Services....................................   9,009       9,503
                                                              -----       -----
                                                              9,399       9,893
                                                              =====       =====

     Voted Appropriations Description: This sub-vote provides for the minister's office including salaries, benefits, allowances and operating expenses of the minister's staff; the executive direction and administrative services for the operating programs of the ministry, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management and accommodation, information systems and freedom of information, protection of privacy and records management; and the establishment of strategic directions, policy development, economic and statistical analysis, legislative programs and trade and intergovernmental relations. Recoveries are received from the federal government and parties external to government for ministry services.

--------------------------------------------------------------------------------
VOTE 10 -- MINISTRY OPERATIONS                                49,133      44,682
STATUTORY -- LIVESTOCK PROTECTION SPECIAL ACCOUNT                 20          10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits..............................          22,444      22,451
Operating Costs....................................          12,956      12,725
Government Transfers...............................          22,022      17,785
Other Expenses.....................................             319         324
External Recoveries................................          (8,588)     (8,593)
TOTAL OPERATING EXPENSE............................          ------      ------
                                                             49,153      44,692
                                                             ======      ======
--------------------------------------------------------------------------------

                 MINISTRY OF AGRICULTURE, FOOD AND FISHERIES                  39

                               SPECIAL ACCOUNT(1)
                                      $000

--------------------------------------------------------------------------------

LIVESTOCK PROTECTION

This account was originally created as a fund by the Domestic Animal Protection Act, 1973, was continued under the Livestock Protection Act, 1979, and was changed to a Special Account under the Special Appropriations Act, 1982. The purpose of the account is to provide compensation to an owner for livestock killed or injured by a dog that is not owned or kept by the livestock owner, and to encourage good dog husbandry practices in the province. All fees, licences and cost assessments levied under the Livestock Protection Act are credited to the account as revenue. Expenses include compensation transfers and administration costs.
No financing transactions are provided for under this account.

                                                           Estimates   Estimates
                                                            2004/04     2003/05
--------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF
   THE FISCAL YEAR(2) ..................................      109         109
                                                              ===         ===
   OPERATING TRANSACTIONS
   Revenue .............................................       20          10
   Expense .............................................      (20)        (10)
                                                              ---         ---
      Net Revenue (Expense)                                    --          --

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts ............................................       --          --
   Disbursements - Capital .............................       --          --
   Disbursements - Other ...............................       --          --
                                                              ---         ---
      Net Cash Source (Requirement) ....................       --          --
                                                              ---         ---

                                                              ---         ---
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END
   OF THE FISCAL YEAR(2) ...............................      109         109
                                                              ===         ===

-------------------------------------------------------------------------------

 NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

40                  MINISTRY OF AGRICULTURE, FOOD AND FISHERIES

           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

INDUSTRY COMPETITIVENESS

AGRICULTURE CREDIT ACT -- Receipts represent principal repayments on outstanding loans issued under the Agriculture Credit Act which was terminated on March 31,1995. The Miscellaneous Statutes Amendments Act, 2003, provides the provisions for the loan repayments.

Receipts................................................      870         765
Disbursements...........................................       --          --
                                                              ---         ---
   Net Cash Source (Requirement)........................      870         765
                                                              ===         ===

RISK MANAGEMENT

PRODUCTION INSURANCE STABILIZATION -- Disbursements are provided to cover deficits in the Production Insurance Trust Account that may arise due to payment of indemnity claims in excess of premiums and other revenue in the trust account. These advances are fully recovered from Production Insurance Program premium revenue in subsequent years (receipts).

Receipts................................................     3,000       3,000
Disbursements...........................................     3,000       3,000
                                                             -----       -----
   Net Cash Source (Requirement)........................        --          --
                                                             =====       =====

                             [BRITISH COUMBIA LOGO]

                          MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General and Minister Responsible for Treaty Negotiations is to promote the safety and security of communities (in cooperation with the Ministry of Public Safety and Solicitor General); administer an independent, impartial and accessible justice system; facilitate the timely, fair and lasting resolution of civil legal disputes (including family); provide high-quality legal services to government; and, through negotiation, achieve reconciliation with the First Nations of British Columbia and legal certainty over the ownership and use of Crown land and resources in British Columbia.

                                MINISTRY SUMMARY
                                     ($000)

--------------------------------------------------------------------------------
                                                           Estimates   Estimates
                                                           2003/04(1)    2004/05
--------------------------------------------------------------------------------

VOTED APPROPRIATIONS
   Vote 11 -- Ministry Operations.......................     381,458    370,749
   Vote 12 -- Treaty Negotiations Office................      34,904     28,904
   Vote 13 -- Judiciary.................................      51,664     51,771
   Vote 14 -- Crown Proceeding Act......................      28,700     27,500
   Vote 15 -- British Columbia Utilities Commission.....           1          1

STATUTORY APPROPRIATIONS
   Public Guardian and Trustee of British Columbia
      Special Account ..................................      17,351     17,392
   Less: Transfer from Ministry Operations Vote               (6,497)    (6,950)
                                                             -------     ------
                                                             507,581    489,367
                                                             =======    =======

OPERATING EXPENSE
--------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                       --         --
--------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                       10,033      9,083
--------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                  17,589     16,967
--------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED
   TO, OTHER ENTITIES(5)                                          --         --
--------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                        3,486      3,482
--------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

42                        MINISTRY OF ATTORNEY GENERAL

                             CORE BUSINESS SUMMARY
                                      $000

                                                     2003/04         2004/05 ESTIMATES
                                                     -------   ------------------------------
                                                                          External
OPERATING EXPENSE                                      Net      Gross    Recoveries      Net
---------------------------------------------------------------------------------------------
Core Business
Court Services....................................   135,297   136,035     (1,782)    134,253
Legal Services....................................    15,570    15,735       (731)     15,004
Prosecution Services..............................    79,331    77,952         --      77,952
Justice Services..................................    91,241    85,182     (1,830)     83,352
Executive and Support Services....................    60,019    60,571       (383)     60,188
Treaty Negotiations Office........................    34,904    29,734       (830)     28,904
Judiciary.........................................    51,664    51,771         --      51,771
Crown Proceeding Act..............................    28,700    27,500         --      27,500
British Columbia Utilities Commission.............         1     4,678     (4,677)          1
Public Guardian and Trustee of British Columbia...    10,854    12,537     (2,095)     10,442
                                                     -------   -------    -------     -------

   TOTAL OPERATING EXPENSE........................   507,581   501,695    (12,328)    489,367
                                                     =======   =======    =======     =======

CAPITAL EXPENDITURES                                   Net    Disbursements   Receipts    Net
----------------------------------------------------------------------------------------------
Core Business
Court Services....................................    3,999       4,135          --      4,135
Legal Services....................................       23          23          --         23
Prosecution Services..............................    1,990       2,255          --      2,255
Justice Services..................................      360         260          --        260
Executive and Support Services....................    1,978         871          --        871
Treaty Negotiations Office........................        3         331          --        331
Judiciary.........................................      581         402          --        402
British Columbia Utilities Commission.............      210          12          --         12
Public Guardian and Trustee of British Columbia...      889         794          --        794
                                                     ------       -----         ---      -----
   TOTAL CAPITAL EXPENDITURES.....................   10,033       9,083          --      9,083
                                                     ======       =====         ===      =====

LOANS, INVESTMENTS AND OTHER REQUIREMENTS              Net    Disbursements   Receipts     Net
-----------------------------------------------------------------------------------------------
Core Business
Executive and Support Services....................       --          700        (700)        --
Treaty Negotiations Office........................   17,589       16,967          --     16,967
                                                     ------       ------        -----    ------
   TOTAL LOANS, INVESTMENTS AND OTHER
      REQUIREMENTS................................   17,589       17,667        (700)    16,967
                                                     ======       ======        ====     ======

                         MINISTRY OF ATTORNEY GENERAL                         43

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                          VOTE 11 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Court Services, Legal Services, Prosecution Services, Justice Services, and Executive and Support Services.

COURT SERVICES

     Voted Appropriations
     Registry and Trial Support.........................    105,100     104,117
     Security and Escorts...............................     30,197      30,136
                                                            -------     -------
                                                            135,297     134,253
                                                            =======     =======

     Voted Appropriations Description: This sub-vote provides for court registry operations, court administration, prisoner escort and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Recoveries are received from the federal and municipal governments for costs related to ticket enforcement and circuit courts, and from litigants for costs associated with court services support.

LEGAL SERVICES

     Voted Appropriation
     Legal Services.....................................     15,570      15,004
                                                            =======     =======

     Voted Appropriation Description: This sub-vote provides for legal and related services to the province and various agencies, boards, commissions and other organizations, including legal advice, representation in civil litigation, and drafting, preparing, filing and publishing statutes, regulations and Orders in Council. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Recoveries are received from ministries, agencies, boards, commissions, and other organizations for legal and related services provided.

PROSECUTION SERVICES

     Voted Appropriation
     Prosecution Services...............................     79,331      77,952
                                                            =======     =======

     Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences, advice to government on all criminal law matters, and responsibility for all other matters mandated by the Crown Counsel Act. Recoveries are received from the Victims of Crime Special Account to enable compliance with the Victims of Crime Act.

JUSTICE SERVICES

     Voted Appropriation
     Justice Services...................................     91,241      83,352
                                                            =======     =======

     Voted Appropriation Description: This sub-vote provides for the administration and management of justice services throughout the province, including legal aid and other publicly-funded legal counsel services; access to justice services; maintenance enforcement and inter-jurisdictional reciprocal order services; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; supervised access services; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information. Recoveries are received from the Ministry of Children and Family Development for mediation services relating to child protection, from family maintenance enforcement clients for costs incurred, from recipients of publicly-funded legal counsel services, and from the federal government for family justice services initiatives projects.

44                         MINISTRY OF ATTORNEY GENERAL

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Minister's Office..................................        666         633
     Corporate Services.................................     46,548      45,223
     Agencies, Boards and Commissions...................     12,805      14,332
                                                             ------      ------
                                                             60,019      60,188
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for: the office of the Attorney General and Minister Responsible for Treaty Negotiations, including salaries, benefits, allowances and operating expenses of the Attorney General and the minister's staff; executive direction of the ministry, including the Deputy Attorney General's office; management services, shared services and policy development for the Ministry of Attorney General and Minister Responsible for Treaty Negotiations, and the Ministry of Public Safety and Solicitor General; and the investigation of matters relating to the administration of the Correction Act and court services. It also provides for various agencies, boards and commissions under the jurisdiction of the Attorney General, and other initiatives sponsored by the Attorney General. The operations of the Public Guardian and Trustee are partially funded by this sub-vote. Recoveries are received from parties external to government for support services.

--------------------------------------------------------------------------------
VOTE 11 -- MINISTRY OPERATIONS                              381,458     370,749
--------------------------------------------------------------------------------

                          MINISTRY OF ATTORNEY GENERAL                        45

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                      VOTE 12 -- TREATY NEGOTIATIONS OFFICE

This vote provides for programs and operations described in the voted appropriations under the Treaty Negotiations Office core business.

TREATY NEGOTIATIONS OFFICE

     Voted Appropriations
     Negotiations.......................................     20,203      17,158
     Treaty Settlement and Implementation Costs.........      4,701       4,704
     Economic Development...............................     10,000       7,042
                                                             ------      ------
                                                             34,904      28,904
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for strategic management and direction of the office, including the deputy minister's office; the province's participation in the negotiation of treaties and other arrangements with First Nations and the federal government, including consultation with third parties and others; treaty mandate and policy development; cross-government coordination of accommodation, reconciliation and treaty implementation initiatives; assistance to First Nations and others in respect of their participation in the treaty process; treaty related measures; the resolution of land and resource issues and the enhancement of First Nation involvement in economic development; and service planning, performance measurement, and support services for the above. This vote also provides for the settlement and implementation costs of treaty agreements that have been ratified by British Columbia, Canada and First Nations; payments to the McLeod Lake Indian Band under the McLeod Lake Indian Band Treaty Number 8 Adhesion and Settlement Agreement and for third party costs; and for initiatives to enable the acquisition of lands for treaty settlement purposes. Recoveries are received from the federal government for costs incurred pursuant to federal/provincial agreements.

--------------------------------------------------------------------------------
VOTE 12 -- TREATY NEGOTIATIONS OFFICE                        34,904      28,904
--------------------------------------------------------------------------------

46                         MINISTRY OF ATTORNEY GENERAL

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                              VOTE 13 -- JUDICIARY

This vote provides for ministry programs and operations described in the voted appropriations under the Judiciary core business.

JUDICIARY

     Voted Appropriations
     Superior Courts....................................     11,977      12,114
     Provincial Courts..................................     39,687      39,657
                                                             ------      ------
                                                             51,664      51,771
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

--------------------------------------------------------------------------------
VOTE 13 -- JUDICIARY                                         51,664      51,771
--------------------------------------------------------------------------------

                        MINISTRY OF ATTORNEY GENERAL                          47

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                         VOTE 14 -- CROWN PROCEEDING ACT

This vote provides for ministry expenditures described in the voted appropriation under the Crown Proceeding Act core business.

CROWN PROCEEDING ACT

     Voted Appropriation
     Crown Proceeding Act...............................     28,700      27,500
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

--------------------------------------------------------------------------------
VOTE 14 -- CROWN PROCEEDING ACT                              28,700      27,500
--------------------------------------------------------------------------------

48                         MINISTRY OF ATTORNEY GENERAL

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                VOTE 15 -- BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for the programs and operations described in the voted appropriation under the British Columbia Utilities Commission core business.

BRITISH COLUMBIA UTILITIES COMMISSION

     Voted Appropriation
     British Columbia Utilities Commission .............       1           1
                                                             ===         ===

     Voted Appropriation Description: This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act. Costs of the commission are fully recovered from regulated entities, hearing and project applicants, and others.

--------------------------------------------------------------------------------
VOTE 15 -- BRITISH COLUMBIA UTILITIES COMMISSION               1           1
--------------------------------------------------------------------------------

                          MINISTRY OF ATTORNEY GENERAL                        49

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

          STATUTORY -- PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

This statutory account provides for the programs and operations in the statutory appropriation under the Public Guardian and Trustee of British Columbia core business.

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

     Statutory Appropriations
     Public Guardian and Trustee of British Columbia
        Special Account......................................     17,351      17,392
     Transfer from Ministry Operations Vote..................     (6,497)     (6,950)
                                                                  ------      ------
                                                                  10,854      10,442
                                                                  ======      ======

     Statutory Appropriations Description: This statutory appropriation provides for the Public Guardian and Trustee of British Columbia Special Account which is governed under the Public Trustee Amendment Act.

--------------------------------------------------------------------------------
STATUTORY -- PUBLIC GUARDIAN AND TRUSTEE OF BRITISH
   COLUMBIA SPECIAL ACCOUNT                                  17,351      17,392
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits ..................................     255,164    257,469
Operating Costs ........................................     175,826    170,251
Government Transfers ...................................     102,079     88,879
Other Expenses .........................................      39,703     39,010
Internal Recoveries ....................................     (53,233)   (53,914)
External Recoveries ....................................     (11,958)   (12,328)
                                                             -------    -------
TOTAL OPERATING EXPENSE ................................     507,581    489,367
                                                             =======    =======

--------------------------------------------------------------------------------

50                         MINISTRY OF ATTORNEY GENERAL

                                 SPECIAL ACCOUNT(1)
                                      $000
--------------------------------------------------------------------------------

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

The Public Guardian and Trustee operating account is established as a special account in the general fund of the consolidated revenue fund and is governed by
Section 24 of the Public Guardian and Trustee Act. The account's revenue sources are client fees, commissions and charges, and transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and program administration. Recoveries are also received from clients and parties external to government.

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF
   THE FISCAL YEAR(3)...................................     11,381      11,450
                                                            -------     -------
   OPERATING TRANSACTIONS
   Revenue .............................................     17,823      18,307
   Expense .............................................    (18,945)    (19,487)
   External Recoveries .................................      1,594       2,095
                                                            -------     -------
      Net Revenue (Expense) ............................        472         915

   Difference Between 2003/04 Estimates and Projected
      Actual Net Revenue (Expense) .....................          3

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts ............................................         --          --
   Disbursements - Capital .............................       (889)       (794)
   Disbursements - Other ...............................         --          --
                                                            -------     -------
      Net Cash Source (Requirement) ....................       (889)       (794)
                                                            -------     -------

Working Capital Adjustments(2) .........................        483         652

                                                            -------     -------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF
   THE FISCAL YEAR(3) ..................................     11,450      12,223
                                                            =======     =======
--------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) Estimated adjustments include those adjustments that would change the cash balance of the Special Account. This includes amortization expense, changes in accounts receivable and payable, and recognition of deferred revenues.

(3) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

                          MINISTRY OF ATTORNEY GENERAL                        51

           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS -- Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry's voted appropriations.

     Receipts ..........................................      670         700
     Disbursements .....................................      670         700
                                                              ---         ---
        Net Cash Source (Requirement) ..................       --          --
                                                              ===         ===

TREATY NEGOTIATIONS OFFICE

TREATY SETTLEMENT AND IMPLEMENTATION COSTS -- Disbursements are made to First Nations in accordance with treaty agreements and for the implementation costs of the agreements. These disbursements are amortized over the period of the capital transfer identified in legislated treaty agreements. Land is also purchased and held for treaty settlement purposes. Amortization costs are included in the Treaty Negotiations Office Vote.

     Receipts ..........................................         --          --
     Disbursements .....................................     17,589      16,967
                                                            -------     -------
        Net Cash Source (Requirement) ..................    (17,589)    (16,967)
                                                            =======     =======

                             [BRITISH COLUMBIA LOGO]

                   MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to promote and develop the capacity of families and communities to care for and protect vulnerable children and youth and support adults with developmental disabilities.

                                MINISTRY SUMMARY
                                     ($000)

--------------------------------------------------------------------------------------
                                                                Estimates    Estimates
                                                                2003/04(1)    2004/05
--------------------------------------------------------------------------------------
VOTED APPROPRIATION
   Vote 16--Ministry Operations..............................    1,452,190   1,381,568
                                                                 ---------   ---------
OPERATING EXPENSE                                                1,452,190   1,381,568
                                                                 =========   =========
--------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                             --          --
--------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                             17,150       9,795
--------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                            (6)       (146)
--------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)            --          --
--------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                              4,421       3,983
--------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

54                 MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

                              CORE BUSINESS SUMMARY
                                      $000

                                       2003/04            2004/05 ESTIMATES
                                      ---------   ----------------------------------
                                                               External
OPERATING EXPENSE                        Net        Gross     Recoveries      Net
------------------------------------------------------------------------------------
Core Business
Community Living Services .........     607,973     612,135     (2,562)      609,573
Child and Family Development ......     724 029     714,403    (52,681)      661,722
Provincial Services ...............     101 760      97,730     (3,702)       94,028
Executive and Support Services ....      18,428      16,289        (44)       16,245
                                      ---------   ---------    -------     ---------
   TOTAL OPERATING EXPENSE ........   1,452,190   1,440,557    (58,989)    1,381,568
                                      =========   =========    =======     =========

CAPITAL EXPENDITURES                    Net    Disbursements   Receipts    Net
-------------------------------------------------------------------------------

Core Business
Executive and Support Services.....   17,150       9,795           --     9,795
                                      ------       -----          ---     -----
   TOTAL CAPITAL EXPENDITURES......   17,150       9,795           --     9,795
                                      ======       =====          ===     =====

LOANS,INVESTMENTS AND OTHER
REQUIREMENTS                          Net   Disbursements   Receipts   Net
---------------------------------------------------------------------------

Core Business
Executive and Support Services.....    (6)        --          (146)    (146)
                                      ---        ---          ----     ----
TOTAL LOANS, INVESTMENTS AND OTHER
REQUIREMENTS.......................    (6)        --          (146)    (146)
                                      ===        ===          ====     ====

                   MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT                55

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                          VOTE 16 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Community Living Services, Child and Family Development, Provincial Services, and Executive and Support Services.

COMMUNITY LIVING SERVICES

     Voted Appropriation
     Community Living Services..........................    607,973     609,573
                                                            =======     =======

     Voted Appropriation Description: This sub-vote provides for residential and day services support to adults with developmental disabilities; most services for children with special needs and their families, including autism treatment services; establishing new governance structures; funding under the Community Services Interim Authorities Act or any replacement legislation; and costs related to transformation of services. Recoveries are received from the federal government, other provinces, organizations and individuals for repayable benefits, overpayments, and third party settlement costs. Based on readiness criteria, the ministry will transfer authority and responsibility to a single provincial authority where government retains responsibility for funding, performance agreements, monitoring and assessing accountabilities of the authority. The authority will be responsible for directing operations, enforcing standards and managing funds and services.

CHILD AND FAMILY DEVELOPMENT

     Voted Appropriation
     Child and Family Development.......................    724,029     661,722
                                                            =======     =======

     Voted Appropriation Description: This sub-vote provides for service support, direct operating costs and local administration of community-based support services for aboriginal and non-aboriginal children, youth and families; establishing new governance structures; and funding under the Community Services Interim Authorities Act or any replacement legislation, the Child, Family, and Community Service Act, the Adoption Act, the Correction Act, the Young Offenders (British Columbia) Act or any replacement legislation, the Mental Health Act and other initiatives to support children, youth and families including costs related to transformation of services. Recoveries are received from the federal government, other provinces, other ministries, other organizations, and individuals, for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements. Based on readiness criteria, the ministry will transfer authority and responsibility to aboriginal and non-aboriginal authorities, where government retains responsibility for funding, performance agreements, monitoring and assessing accountabilities of authorities. The authorities will be responsible for directing operations, enforcing standards and managing funds and services.

PROVINCIAL SERVICES

     Voted Appropriation
     Provincial Services................................    101,760      94,028
                                                            =======      ======

     Voted Appropriation Description: This sub-vote provides for program support and administration for young offender services that promote rehabilitation, including youth custody centres and youth forensic psychiatric services to the courts and clients; specialized provincial services under provisions of the Young Offenders (British Columbia) Act or any replacement legislation, the Correction Act, the Mental Health Act and the Forensic Psychiatry Act; and other services to support children and youth. Recoveries are received from the federal government and other ministries.

56                  MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Ministers'Office ..................................        730         730
     Corporate Services ................................     17,698      15,515
                                                             ------      ------
                                                             18,428      16,245
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; the office of the Minister of State for Early Childhood Development; overall direction, development and support for ministry services, including central support and advice to the areas of child and family development, community living and provincial services; and for the administration of the Human Resource Facility Act. Recoveries are received from organizations.

--------------------------------------------------------------------------------
VOTE 16 -- MINISTRY OPERATIONS                            1,452,190   1,381,568
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
     Salaries and Benefits ............................     263,901     245,285
     Operating Costs ..................................     113,117     106,831
     Government Transfers .............................   1,151,649   1,090,148
     Other Expenses ...................................         741         781
     Internal Recoveries ..............................      (2,488)     (2,488)
     External Recoveries ..............................     (74,730)    (58,989)
                                                          ---------   ---------
     TOTAL OPERATING EXPENSE ..........................   1,452,190   1,381,568
                                                          =========   =========
--------------------------------------------------------------------------------

                   MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT                57

           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM -- Receipts represent repayment of loans provided in previous fiscal years for capital purposes, including funds under the Human Resource Facility Act, and to stimulate investment in efficiencies and innovation by British Columbia community social service providers.

     Receipts ..........................................       6          146
     Disbursements .....................................      --           --
                                                             ---          ---
        Net Cash Source (Requirement) ..................       6          146
                                                             ===          ===

                             [BRITISH COLUMBIA LOGO]

             MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES

The mission of the Ministry of Community, Aboriginal and Women's Services is to build stronger communities for all British Columbians through partnerships.

                                MINISTRY SUMMARY
                                     ($000)
--------------------------------------------------------------------------------
                                                           Estimates   Estimates
                                                           2003/04(1)   2004/05
--------------------------------------------------------------------------------
VOTED APPROPRIATIONS
     Vote 17-- Ministry Operations .....................    582,404     486,921
     Vote 18--Transfer to Royal British Columbia
        Museum .........................................     12,751      12,105

STATUTORY APPROPRIATIONS
     First Citizens Fund Special Account ...............      3,962       4,200
     University Endowment Lands Administration Special
        Account ........................................      3,142       3,142
                                                            -------     -------
OPERATING EXPENSE .....................................     602,259     506,368
                                                            =======     =======
--------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                      --          --
--------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                       3,592       2,185
--------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                     --          --
--------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO,
   OTHER ENTITIES (5)                                            --          --
--------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                         761         491
--------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

60             MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES

                             CORE BUSINESS SUMMARY
                                      $000

                                                   2003/04         2004/05 ESTIMATES
                                                   -------   ------------------------------
                                                                        External
OPERATING EXPENSE                                    Net      Gross    Recoveries     Net
-------------------------------------------------------------------------------------------
Core Business
Local Government (includes special account).....   153,401   147,904    (50,440)     97,464
Housing, Building and Safety....................   168,458   160,718         --     160,718
Women's Services, Seniors and Child Care........   235,728   210,123         --     210,123
Aboriginal, Multiculturalism and Immigration
   (includes special account)...................    18,915    35,432    (20,880)     14,552
Executive and Support Services..................    13,006    11,408         (2)     11,406
Transfer to Royal British Columbia Museum.......    12,751    12,105         --      12,105
                                                   -------   -------    -------     -------

   TOTAL OPERATING EXPENSE......................   602,259   577,690    (71,322)    506,368
                                                   =======   =======    =======     =======

CAPITAL EXPENDITURES                                Net    Disbursements   Receipts    Net
-------------------------------------------------------------------------------------------
Core Business
Local Government................................      77          90           --        90
Housing, Building and Safety....................   2,670          65           --        65
Women's Services, Seniors and Child Care........     375       1,425           --     1,425
Aboriginal, Multiculturalism and Immigration....     355         355           --       355
Executive and Support Services..................     115         250           --       250
                                                   -----       -----          ---     -----

   TOTAL CAPITAL EXPENDITURES...................   3,592       2,185           --     2,185
                                                   =====       =====          ===     =====

             MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES           61

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                         VOTE 17 -- MINISTRY OPERATIONS

The vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Local Government; Housing, Building and Safety; Women's Services and Child Care; Aboriginal, Multiculturalism and Immigration; and Executive and Support Services.

LOCAL GOVERNMENT

     Voted Appropriations
     Local Government Services and Transfers............    136,224      86,265
     Heritage...........................................      7,397       3,819
     Community Transition and Adjustment................      2,400          --
     University Endowment Lands.........................      4,238       4,238
                                                            -------      ------
                                                            150,259      94,322
     Statutory Appropriation
     University Endowment Lands Administration Special
        Account.........................................      3,142       3,142
                                                            -------      ------
                                                            153,401      97,464
                                                            =======      ======

     Voted Appropriations Description: This sub-vote provides for the administration of the Community Charter, the Local Government Act, the Local Government Grants Act, and the Library Act; financial and other support to local governments, public libraries and related organizations; and for the operation of the University Endowment Lands. This sub-vote also provides for policy development and support for heritage protection, preservation and management and for the administration and delivery of government programs under the Heritage Conservation Act and the Klondike National Historic Park Act. Recoveries are received from internal and external parties for ministry services.

     Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Special Account which is governed under the University Endowment Land Act, 1979.

HOUSING, BUILDING AND SAFETY

     Voted Appropriations
     Housing and Building...............................    147,447     149,257
     Safety and Standards...............................     21,011      11,461
                                                            -------     -------
                                                            168,458     160,718
                                                            =======     =======

     Voted Appropriations Description: This sub-vote provides for housing and building policy development, and administration of the British Columbia Building Code; public safety programs including the Office of the Fire Commissioner and the establishment of safety standards; and the administration of the Safety Standards Act and the Safety Authority Act. Transfers are provided to the British Columbia Housing Management Commission for the protection and enhancement of the supply of adequate and affordable housing, including the Shelter Aid for Elderly Renters program which provides financial assistance to eligible seniors for shelter costs. Transfers are also provided for land acquisitions, intended for social housing, that are sold at less than market value by the Crown; and to the Homeowner Protection Office for assistance provided to individuals under the Provincial Sales Tax Relief Grant Program.

WOMEN'S SERVICES, SENIORS AND CHILD CARE

     Voted Appropriations
     Women's Services and Seniors.......................     51,616      37,346
     Child Care Services................................    184,112     172,777
                                                            -------     -------
                                                            235,728     210,123
                                                            =======     =======

     Voted Appropriations Description: This sub-vote provides for policy development for women's services, seniors and child care, and support for women's services, including support services to women who have either experienced, or are at risk of experiencing, abuse and their dependent children; and child care, including child care subsidies to parents and organizations that provide or support child care services. This sub-vote also provides for the administration of the Child Care BC Act and the Child Care Subsidy Act.

62             MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------
ABORIGINAL, MULTICULTURALISM AND IMMIGRATION

     Voted Appropriations
     Aboriginal Directorate.............................     3,158        2,161
     Multiculturalism and Immigration Services..........     9,755        7,804
     Vancouver Agreement................................     2,040          387
                                                            ------       ------
                                                            14,953       10,352

     Statutory Appropriation
     First Citizens Fund Special Account................     3,962        4,200
                                                            ------       ------
                                                            18,915       14,552
                                                            ======       ======

     Voted Appropriations Description: This sub-vote provides for the coordination of resources and services provided to Aboriginal people; leadership around policy development; support to Aboriginal advisory bodies, including the First Citizens' Forum, and the First Peoples` Heritage, Language and Culture Council; policy and program development and delivery with respect to multiculturalism and immigration negotiation and implementation of the Agreement for Canada-British Columbia Co-operation on Immigration; administration of the Provincial Nominee, Business Immigration and International Qualifications programs; administration of the First Citizens Fund Special Account; and support for the Vancouver Agreement. Transfers are provided to support Aboriginal issues through partnerships, social projects in Vancouver, and to programs for settlement services for immigrants. Recoveries are received from the federal government, pursuant to federal/provincial agreements, and from other external and internal parties for ministry services.

     Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund Special Account.

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Ministers'Office...................................     1,132        1,132
     Corporate Services.................................    11,874       10,274
                                                            ------       ------
                                                            13,006       11,406
                                                            ======       ======

     Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Community, Aboriginal and Women's Services, the Minister of State for Immigration and Multicultural Services and the Minister of State for Women's and Seniors' Services including salaries, benefits, allowances, operating and other expenses of the ministers' staff. The sub-vote also provides for executive direction and administrative services for the operating programs of the ministry, including financial administration and budget coordination, strategic and business planning and reporting, information and privacy, records management, human resources, office management and accommodation, and information systems. Recoveries are received from internal and external parties for ministry services.

--------------------------------------------------------------------------------
VOTE 17 -- MINISTRY OPERATIONS                             582,404      486,921
STATUTORY -- FIRST CITIZENS FUND SPECIAL ACCOUNT             3,962        4,200
STATUTORY -- UNIVERSITY ENDOWMENT LANDS
   ADMINISTRATION SPECIAL ACCOUNT                            3,142        3,142
--------------------------------------------------------------------------------

             MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES           63

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

               VOTE 18 -- TRANSFER TO ROYAL BRITISH COLUMBIA MUSEUM
The vote provides for programs and operations described in the voted appropriation under the following core business: Transfer to Royal British Columbia Museum.

TRANSFER TO ROYAL BRITISH COLUMBIA MUSEUM

     Voted Appropriation
     Transfer to Royal British Columbia Museum..........     12,751      12,105
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for a transfer towards the operating costs of the Royal British Columbia Museum Crown agency.

--------------------------------------------------------------------------------
VOTE 18 -- TRANSFER TO ROYAL BRITISH COLUMBIA MUSEUM         12,751      12,105
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits...................................      49,233     32,383
Operating Costs.........................................      26,292     17,585
Government Transfers....................................     581,677    527,232
Other Expenses..........................................       4,852      3,635
Internal Recoveries.....................................      (3,145)    (3,145)
External Recoveries.....................................     (56,650)   (71,322)
                                                             -------    -------
TOTAL OPERATING EXPENSE.................................     602,259    506,368
                                                             =======    =======
--------------------------------------------------------------------------------

64           MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES

                                 SPECIAL ACCOUNT(1)
                                      $000

--------------------------------------------------------------------------------

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act, 1988.

The account promotes the economic, social and cultural well being of Aboriginal People who are residents of British Columbia. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational and economic opportunities including student bursaries, heritage, language and culture programs, Aboriginal friendship centre operations, and economic/business development programs. The account also provides funds for the administrative costs of certain social and economic development programs and for the Native Economic Development Advisory Board. All other administration costs are provided through the Ministry Operations Vote. The account balance was increased by $9 million effective before April 1, 2002, by $9 million on April 1, 2002 and April 1, 2003. A further increase of $9 million will be made April 1, 2004, under the authority of the Special Accounts Appropriation and Control Act, 2001.

No financing transactions are provided for under this account.

                                                                              Estimates   Estimates
                                                                               2003/04     2004/05
---------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)........     17,311      26,311
                                                                                ======      ======
   OPERATING TRANSACTIONS
   Revenue.................................................................      3,962       4,200
   Expense.................................................................     (3,962)      4,200)
                                                                                ------      ------
      Net Revenue (Expense)................................................         --          --

   Transfer from General Fund..............................................      9,000       9,000

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts................................................................         --          --
   Disbursements - Capital.................................................         --          --
   Disbursements - Other...................................................         --          --
                                                                                ------      ------
      Net Cash Source (Requirement)........................................         --          --
                                                                                ------      ------

                                                                                ------      ------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)....     26,311      35,311
                                                                                ======      ======
--------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

             MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES           65

                               SPECIAL ACCOUNT(1)
                                      $000

--------------------------------------------------------------------------------

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act, 1925, was continued under the University Endowment Land Act, 1979, and became a Special Account under the Special Appropriations Act, 1982. The account provides for services to residents of the University Endowment Lands.

Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences, and property taxes. Other revenue sources (net of direct costs) include land sales and rent from land tenures. Expenses represent the transfer to the Ministry Operations Vote of the ratepayers' portion of the costs of providing services.

No financing transactions are provided for under this account.

                                                                               Estimates   Estimates
                                                                                2003/04     2004/05
----------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2).........     13,584      13,584
                                                                                 ======      ======
   OPERATING TRANSACTIONS
   Revenue..................................................................      3,142       3,142
   Expense..................................................................     (3,142)     (3,142)
                                                                                 ------      ------
      Net Revenue (Expense).................................................         --          --

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts.................................................................         --          --
   Disbursements - Capital..................................................         --          --
   Disbursements - Other....................................................         --          --
                                                                                 ------      ------
      Net Cash Source (Requirement).........................................         --          --
                                                                                 ------      ------

                                                                                 ------      ------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2).....     13,584      13,584
                                                                                 ======      ======
---------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

                             [BRITISH COLUMBIA LOGO]

                              MINISTRY OF EDUCATION

The mission of the Ministry of Education is to enable all learners to develop their individual potential and to acquire the knowledge, skills and attitudes needed to contribute to a healthy, democratic and pluralistic society and a prosperous and sustainable economy.

                                MINISTRY SUMMARY
                                     ($000)

---------------------------------------------------------------------------------------
                                                                  Estimates   Estimates
                                                                 2003/04(1)    2004/05
---------------------------------------------------------------------------------------
VOTED APPROPRIATION
   Vote 19 -- Ministry Operations.............................    4,860,065   4,943,165
                                                                  ---------   ---------
OPERATING EXPENSE                                                 4,860,065   4,943,165
                                                                  =========   =========
---------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                         195,000     134,500
---------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                               5,129      14,410
---------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                             --          --
---------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)             --          --
---------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                 316         309
---------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

68                            MINISTRY OF EDUCATION

                              CORE BUSINESS SUMMARY
                                      $000

                                        2003/04               2004/05 ESTIMATES
                                       ---------   --------------------------------------
                                                                    External
OPERATING EXPENSE                         Net         Gross        Recoveries      Net
-----------------------------------------------------------------------------------------
Core Business
Public Schools......................   4,075,312     4,156,270       (8,807)    4,147,463
Independent Schools.................     167,349       176,777           --       176,777
Debt Service and Amortization.......     567,751       565,161         (206)      564,955
Management Services.................      18,032        18,761         (729)       18,032
Executive and Support Services......      31,621        36,431         (493)       35,938
                                       ---------     ---------      -------     ---------

   TOTAL OPERATING EXPENSE .........   4,860,065     4,953,400      (10,235)    4,943,165
                                       =========     =========      =======     =========

PREPAID CAPITAL ADVANCES                  Net      Disbursements    Receipts       Net
-----------------------------------------------------------------------------------------
Core Business
Public Schools .....................    195,000       134,500          --        134,500
                                        -------       -------        ----        -------

   TOTAL PREPAID CAPITAL ADVANCES...    195,000       134,500          --        134,500
                                        =======       =======        ====        =======

CAPITAL EXPENDITURES                      Net      Disbursements    Receipts       Net
-----------------------------------------------------------------------------------------
Core Business
Management Services ................     1,079           310           --            310
Executive and Support Services .....     4,050        14,100           --         14,100
                                         -----        ------         ----         ------

   TOTAL CAPITAL EXPENDITURES ......     5,129        14,410           --         14,410
                                         =====        ======         ====         ======

                              MINISTRY OF EDUCATION                           69

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                          VOTE 19 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Public Schools, Independent Schools, Debt Service and Amortization, Management Services, and Executive and Support Services.

PUBLIC SCHOOLS

     Voted Appropriation
     PublicSchools......................................   4,075,312   4,147,463
                                                           =========   =========

     Voted Appropriation Description: This sub-vote provides for transfers to school districts and others to support the public school system. Recoveries are received from the federal government for expenditures primarily relating to the Official Languages in Education Protocol.

INDEPENDENT SCHOOLS

     Voted Appropriation
     Independent Schools................................     167,349     176,777
                                                             =======     =======

     Voted Appropriation Description: This sub-vote provides for transfers to eligible independent schools and others to support the independent school system.

DEBT SERVICE AND AMORTIZATION

     Voted Appropriations
     Debt Service Costs.................................     359,000     354,700
     Amortization of Prepaid Capital Advances...........     208,751     210,255
                                                             -------     -------
                                                             567,751     564,955
                                                             =======     =======

     Voted Appropriations Description: This sub-vote provides for the payment of short and long term debt service costs for approved capital construction projects, buses and equipment purchases. Sinking fund assets, which are used to pay off existing debt obligations, earn interest that is netted against debt service costs. This sub-vote also provides for the amortization of funds advanced for capital projects including school sites, portables, capital leases, buses, and equipment purchases. Recoveries are received from the federal government for expenditures relating to the Official Languages in Education Protocol.

MANAGEMENT SERVICES

     Voted Appropriation
     Management Services................................      18,032      18,032
                                                              ======      ======

     Voted Appropriation Description: This sub-vote provides for corporate support services to operating programs including financial, human resources, information management, administrative services, freedom of information and privacy services, and general services and assistance to ministries, boards, agencies and commissions including the Ministry of Advanced Education, the Ministry of Education and the Ministry of Skills Development and Labour. Recoveries are received from miscellaneous sources and include certain costs related to supporting the Workers' Compensation Appeal Tribunal and Compensation Advisory Services in the Ministry of Skills Development and Labour.

70                            MINISTRY OF EDUCATION

                                      $000

                                                          Estimates   Estimates
                                                           2003/04     2004/05
-------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Minister's Office.................................         489         489
     K-12 Education Programs...........................      31,132      35,449
                                                             ------      ------
                                                             31,621      35,938
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for executive direction for the ministry and management and program support for K-12 education programs. This sub-vote also provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses of the minister and minister's staff. Transfers are provided for education development and implementation activities. Recoveries are received from general education development test fees, participation in federal/provincial agreements and activities, other governments, and other sources.

-------------------------------------------------------------------------------
VOTE 19 -- MINISTRY OPERATIONS                            4,860,065   4,943,165
-------------------------------------------------------------------------------

                     MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits.............................           19,148      19,187
Operating Costs...................................          239,806     245,794
Government Transfers..............................        4,251,947   4,333,526
Other Expenses....................................          359,193     354,893
External Recoveries...............................          (10,029)    (10,235)
                                                          ---------   ---------
TOTAL OPERATING EXPENSE...........................        4,860,065   4,943,165
                                                          =========   =========

                              MINISTRY OF EDUCATION                           71

                    PREPAID CAPITAL ADVANCES BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

PUBLIC SCHOOLS

SCHOOLS -- Disbursements are provided for approved school capital projects including construction, school sites, portables, capital leases, and bus and equipment purchases.

   Receipts.............................................         --          --
   Disbursements........................................    195,000     134,500
                                                           --------    --------
      Net Cash Source (Requirement).....................   (195,000)   (134,500)
                                                           ========    ========

                             [BRITISH COLUMBIA LOGO]

                          MINISTRY OF ENERGY AND MINES

The mission of the Ministry of Energy and Mines is to facilitate investment in the responsible development of British Columbia's energy and mineral resources to benefit British Columbians.

                                MINISTRY SUMMARY
                                     ($000)

--------------------------------------------------------------------------------------
                                                                 Estimates   Estimates
                                                                2003/04(1)    2004/05
--------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
   Vote 20-- Ministry Operations.............................     38,000       35,230
   Vote 21-- Contracts and Funding Arrangements..............     38,840       28,560
                                                                  ------       ------
OPERATING EXPENSE                                                 76,840       63,790
                                                                  ======       ======
--------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                           --           --
--------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                              450        1,807
--------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                      50,000       50,000
--------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)          --           --
--------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                              213          242
--------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

74                        MINISTRY OF ENERGY AND MINES

                              CORE BUSINESS SUMMARY
                                      $000

                                                   2003/04          2004/05 ESTIMATES
                                                   -------   ---------------------------------
                                                                       External
OPERATING EXPENSE                                    Net      Gross   Recoveries       Net
----------------------------------------------------------------------------------------------
Core Business
Oil and Gas.....................................    19,510   20,970       --         20,970
Mining and Minerals.............................    10,510    7,868       --          7,868
Electricity and Alternative Energy..............     2,041    1,134       --          1,134
Executive and Support Services..................     5,939    5,258       --          5,258
Contracts and Funding Arrangements..............    38,840   28,560       --         28,560
                                                    ------   ------      ---         ------

   TOTAL OPERATING EXPENSE......................    76,840   63,790       --         63,790
                                                    ======   ======      ===         ======

CAPITAL EXPENDITURES                                   Net   Disbursements   Receipts    Net
----------------------------------------------------------------------------------------------
Core Business
Oil and Gas.....................................       280         471          --        471
Mining and Minerals.............................        94       1,026          --      1,026
Executive and Support Services..................        76         310          --        310
                                                       ---       -----         ---      -----

   TOTAL CAPITAL EXPENDITURES...................       450       1,807          --      1,807
                                                       ===       =====         ===      =====

LOANS, INVESTMENTS AND OTHER REQUIREMENTS             Net    Disbursements   Receipts     Net
----------------------------------------------------------------------------------------------
Core Business
Contract and Funding Arrangements...............    50,000       50,000         --      50,000
                                                    ------       ------        ---      ------
   TOTAL LOANS, INVESTMENTS AND OTHER
      REQUIREMENTS..............................    50,000       50,000         --      50,000
                                                    ======       ======        ===      ======

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES                                         Net   Disbursements   Receipts   Net
----------------------------------------------------------------------------------------------
Core Business
Executive and Support Services..................        --       24,600      (24,600)    --
                                                       ---       ------      -------    ---

   TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED
      TO, OTHER ENTITIES........................        --       24,600      (24,600)    --
                                                       ===       ======      =======    ===

                          MINISTRY OF ENERGY AND MINES                        75

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                         VOTE 20 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Oil and Gas, Mining and Minerals, Electricity and Alternative Energy, and Executive and Support Services.

OIL AND GAS

     Voted Appropriations
     Oil and Gas Division...............................      13,870      15,170
     Offshore Oil and Gas...............................       5,640       5,800
                                                              ------      ------
                                                              19,510      20,970
                                                              ======      ======

     Voted Appropriations Description: This sub-vote provides for management of the province's natural gas and petroleum resources, including selling and administering petroleum and natural gas rights; facilitating infrastructure development to improve access to oil and gas resources; undertaking economic and financial analysis to develop policies and programs; identifying, stimulating and facilitating development opportunities; providing information to the public; streamlining provincial regulations that apply to the oil and gas sector; representing the province's interests before energy regulatory tribunals; and developing and maintaining petroleum geology databases. This sub-vote also provides for assessment and implementation of offshore oil and gas exploration and development, including negotiating necessary fiscal regulatory and environmental management arrangements with the federal government.

MINING AND MINERALS

     Voted Appropriation
     Mining and Minerals................................      10,510       7,868
                                                              ======       =====

     Voted Appropriation Description: This sub-vote provides for management of the province's mining resources and regulation of the industries that explore for and develop these resources by regulating mineral, coal, industrial mineral and aggregate industries for health and safety and environmental responsibility, including promoting the mining industry; issuing and administering mineral exploration and mining tenures; permitting exploration and mining operations; enforcing provincial legislation and regulations; reviewing and developing legislation, regulations and policies; providing a regulatory framework to protect the public interest; providing information to the public; developing and delivering geo-science databases; working with industry to collect and publish baseline geo-science information; providing assistance and advice to prospectors and exploration companies; and undertaking economic and financial analysis to provide measures to enhance exploration and mining investment attractiveness.

ELECTRICITY AND ALTERNATIVE ENERGY

     Voted Appropriation
     Electricity and Alternative Energy.................       2,041       1,134
                                                               =====       =====

     Voted Appropriation Description: This sub-vote provides for development of legislation, policies and programs to support all forms of electrical power generation, alternative energy sources, energy conservation and efficiency measures, and leading edge technologies, including providing policy advice or direction to electric utilities and the regulator, the British Columbia Utilities Commission; fostering private sector investment in new electricity resources; and providing resource information and support for independent power producers.

76                         MINISTRY OF ENERGY AND MINES

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Ministers'Office...................................       481         831
     Corporate Services.................................     4,288       3,475
     External Relations.................................     1,170         952
                                                             -----       -----
                                                             5,939       5,258
                                                             =====       =====

     Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Energy and Mines and the Minister of State for Mining, and includes salaries, benefits, allowances and operating expenses for the ministers and the ministers' staff; and administration and ministry executive support, including the deputy minister's office, external relations, strategic human resources and correspondence, and aboriginal policy and programs. Under an agreement, the Ministry of Small Business and Economic Development provides administrative support services to the ministry.

--------------------------------------------------------------------------------
VOTE 20 -- MINISTRY OPERATIONS                              38,000      35,230
--------------------------------------------------------------------------------

                          MINISTRY OF ENERGY AND MINES                        77

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                  VOTE 21 -- CONTRACTS AND FUNDING ARRANGEMENTS

This vote provides for programs and operations described in the voted appropriations under the Contracts and Funding Arrangements core business.

CONTRACTS AND FUNDING ARRANGEMENTS

     Voted Appropriations                                     2,500       2,500
     Resource Revenue Sharing Agreements................     34,340      24,060
     Vancouver Island Natural Gas Pipeline Agreement....      2,000       2,000
                                                             ------      ------
     Columbia Basin Accord..............................     38,840      28,560
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for transfers to First Nations, to share revenue received from petroleum, natural gas, and minerals extraction in accordance with the federal/provincial agreement, as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and agreements with other First Nations; to the Columbia Basin Trust for a portion of operating expenses; and for payments required under the Vancouver Island Natural Gas Pipeline Agreement.

--------------------------------------------------------------------------------
VOTE 21 -- CONTRACTS AND FUNDING ARRANGEMENTS                38,840      28,560
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits...................................     17,725      16,774
Operating Costs.........................................     17,161      15,182
Government Transfers....................................     41,287      31,834
Other Expenses..........................................        667          --
                                                             ------      ------
TOTAL OPERATING EXPENSE.................................     76,840      63,790
                                                             ======      ======

--------------------------------------------------------------------------------

78                        MINISTRY OF ENERGY AND MINES

           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                             2003/04     2004/05
--------------------------------------------------------------------------------

CONTRACT AND FUNDING ARRANGEMENTS

COLUMBIA BASIN ACCORD -- Disbursements are for an investment in the Columbia Power Corporation and the Columbia Basin Trust for power projects to be undertaken pursuant to the province's agreements with the Columbia Basin Trust.

     Receipts...........................................         --          --
     Disbursements......................................     50,000      50,000
                                                             ------      ------
          Net Cash Source (Requirement).................    (50,000)    (50,000)
                                                            =======     =======

   REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                             2003/04     2004/05
--------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

OIL AND GAS COMMISSION ACT -- Disbursements are provided by the province to the Oil and Gas Commission under the Oil and Gas Commission Act with respect to oil and gas industry fees collected on behalf of the Commission under the Petroleum and Natural Gas Act and the Pipeline Act, and the levy assessed and collected on behalf of the Commission under the Oil and Gas Commission Levy Regulation.

     Receipts...........................................     17,800      24,600
     Disbursements......................................     17,800      24,600
                                                             ------      ------
          Net Cash Source (Requirement).................         --          --
                                                             ======      ======

                             [BRITISH COLUMBIA LOGO]

                               MINISTRY OF FINANCE

The mission of the Ministry of Finance is to develop a sustainable fiscal plan, to prudently manage government finances, and to create a sound policy and regulatory framework that supports the creation of a strong and vibrant economy.

                                MINISTRY SUMMARY
                                     ($000)

---------------------------------------------------------------------------------------
                                                                 Estimates    Estimates
                                                                 2003/04(1)    2004/05
---------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
   Vote 22 -- Ministry Operations.............................    36,589        31,297
   Vote 23 -- Public Sector Employers' Council................    14,812        14,693
                                                                  ------        ------
OPERATING EXPENSE                                                 51,401        45,990
                                                                  ======        ======
---------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                           --            --
---------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                            5,866         5,521
---------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                          --            --
---------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)          --            --
---------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                              553           514
---------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

80                             MINISTRY OF FINANCE

                              CORE BUSINESS SUMMARY
                                      $000

                                                      2003/04        2004/05 ESTIMATES
                                                      -------   ----------------------------
                                                                          External
OPERATING EXPENSE                                        Net     Gross   Recoveries     Net
--------------------------------------------------------------------------------------------
Core Business
Financial and Economic Performance and Analysis....     6,482    5,950          (4)    5,946
Financial Governance, Accounting and Reporting.....     6,674    6,463        (150)    6,313
Treasury...........................................         1    9,420      (9,419)        1
Financial and Corporate Sector Services............     8,157   19,387     (15,151)    4,236
Executive and Support Services.....................    15,275   15,191        (390)   14,801
Public Sector Employers' Council...................    14,812   14,763         (70)   14,693
                                                       ------   ------     -------    ------

   TOTAL OPERATING EXPENSE.........................    51,401   71,174     (25,184)   45,990
                                                       ======   ======     =======    ======

CAPITAL EXPENDITURES                                   Net    Disbursements   Receipts    Net
----------------------------------------------------------------------------------------------
Core Business
Financial and Economic Performance and Analysis....      45          45          --         45
Financial Governance, Accounting and Reporting.....     140         215          --        215
Treasury...........................................   1,848       2,032          --      2,032
Financial and Corporate Sector Services............   2,754       2,301          --      2,301
Executive and Support Services.....................     826         830          --        830
Public Sector Employers' Council...................     253          98          --         98
                                                      -----       -----         ---      -----

   TOTAL CAPITAL EXPENDITURES......................   5,866       5,521          --      5,521
                                                      =====       =====         ===      =====

                               MINISTRY OF FINANCE                            81

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                         VOTE 22 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core business: Financial and Economic Performance and Analysis, Financial Governance, Accounting and Reporting, Treasury, Financial and Corporate Sector Services, and Executive and Support Services.

FINANCIAL AND ECONOMIC PERFORMANCE AND ANALYSIS

     Voted Appropriation
     Treasury Board Staff Operations....................     6,482       5,946
                                                             =====       =====

     Voted Appropriation Description: This sub-vote provides for the operations of Treasury Board Staff. Services include: financial, economic, revenue, capital, taxation and intergovernmental fiscal relations advice to government. This sub-vote also provides for management of the provincial government budget; production of various financial and economic documents, including the Estimates, Budget and Fiscal Plan; and operation and maintenance of financial and economic models to support decision-making within government. Costs are partially recovered from ministries, Crown corporations and parties external to government for services provided on their behalf.

FINANCIAL GOVERNANCE, ACCOUNTING AND REPORTING

     Voted Appropriations
     Comptroller General Operations.....................     6,673       6,312
     Internal Audit and Advisory Services...............         1           1
                                                             -----       -----
                                                             6,674       6,313
                                                             =====       =====

     Voted Appropriations Description: This sub-vote provides for the operation of the office of the Comptroller General. Major responsibilities include: reporting on financial transactions, including ad hoc, monthly and quarterly financial reporting and Public Accounts; governance over financial management and procurement legislation, policy and procedures; analysis and advice on financial administration, accounting and procurement policy issues and process improvements; post-payment compliance and payment diversion; internal audit and management advisory services pertaining to internal financial and management controls; performance management, accountability, and risk management; special audit investigations; and pre-and post-implementation reviews of major information technology systems. Recoveries are received from ministries and Crown corporations for internal audit services, accounting analysis provided by Financial Reporting and Advisory Services and from the Unclaimed Property Special Account for administration costs.

TREASURY

     Voted Appropriation
     Provincial Treasury Operations.....................        1           1
                                                              ===         ===

     Voted Appropriation Description: This sub-vote provides for debt management for the government and its Crown corporations and agencies; support for corporate and project finance initiatives and for management of settlement operations; forecasting, reporting and analysis services relating to the provincial debt. Services are cost recovered from Crown corporations and agencies, other government ministries and other clients internal and external to government. This sub-vote also provides for banking and cash management services on a cost recovery basis to Banking/Cash Management Branch clients, including Crown corporations and the government. Services include contract negotiation and management; credit facilities; management of funds for the consolidated revenue fund; payment and revenue collection services; and direction and support to government clients for electronic banking and payment services.

82                             MINISTRY OF FINANCE

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

FINANCIAL AND CORPORATE SECTOR SERVICES

     Voted Appropriations
     Financial and Corporate Sector Policy..............       964         922
     Financial Institutions Commission..................         1           1
     Registries.........................................     7,192       3,313
                                                             -----       -----
                                                             8,157       4,236
                                                             =====       =====

     Voted Appropriations Description: This sub-vote provides for operation of the Financial Institutions Commission and the Credit Union Deposit Insurance Corporation. It provides for the administrative costs of regulating credit unions, trust companies, insurance companies, pension plans and captive insurance companies; administration of the Real Estate Act, the Mortgage Brokers Act, the Strata Property Act and related activities; and administrative costs of the Credit Union Deposit Insurance Fund, and related activities. This sub-vote also provides for the registration of all business entities, non-profit organizations and cooperatives that operate in British Columbia; maintenance of registries of security interests (liens) in personal property; the ownership and location of manufactured homes in the province; operation of a uniform Business Number hub; operation of OneStop Registration Services; and the operation of the Auditor Certification Board under the Company Act. This sub-vote also provides for policy analysis and advice to government respecting the legislative frameworks for the regulation of credit unions, trust companies, insurance companies, captive insurance companies, pension plans, mortgage brokers, real estate licensees and the real estate market, as well as the legislative frameworks applicable to companies, societies, partnerships, condominiums, the use of personal property as collateral for loans and various liens. Recoveries are received from parties internal and external to government.

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Minister's Office..................................        543         543
     Corporate Services.................................     14,732      14,258
                                                             ------      ------
                                                             15,275      14,801
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance, for executive and administrative support for the ministry, including financial, human resources, information and systems management, freedom of information and privacy services, and funding in support of Partnerships British Columbia. It provides for payment of travel expenses, including prescribed allowances to members of the Executive Council, Parliamentary Secretaries and related staff pursuant to Section 7 of the Legislative Assembly Allowance and Pensions Act. This sub-vote also provides for certain expenses incurred for the Office of the Premier; occupancy and related costs for the Executive Council and Intergovernmental Relations; and certain expenses for other offices. This sub-vote also provides support for Government House. Recoveries are received from parties internal and external to government for ministry services.

--------------------------------------------------------------------------------
VOTE 22 -- MINISTRY OPERATIONS                               36,589      31,297
--------------------------------------------------------------------------------

                               MINISTRY OF FINANCE                            83

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                   VOTE 23 -- PUBLIC SECTOR EMPLOYERS' COUNCIL

This vote provides for programs and operations described in the voted appropriations under the core business Public Sector Employers' Council.

PUBLIC SECTOR EMPLOYERS' COUNCIL

     Voted Appropriations
     Public Sector Employers'Council....................      1,939       1,939
     Employer Associations..............................     12,873      12,754
                                                             ------      ------
                                                             14,812      14,693
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for the operation of the Public Sector Employers' Council and the Council Secretariat, as established under the Public Sector Employers Act (PSEA), and includes salaries and remuneration of the secretariat staff, government's financial contributions to employers' associations established under the PSEA and related expenses. The council sets and coordinates strategic directions in human resource management and labour relations, and advises government with respect to labour relations, pensions and compensation-related issues in the public sector. Costs are partially recovered from pension boards.

--------------------------------------------------------------------------------
VOTE 23 -- PUBLIC SECTOR EMPLOYERS' COUNCIL                  14,812      14,693
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits...................................     38,396      38,551
Operating Costs.........................................     23,788      25,071
Government Transfers....................................     15,110      14,691
Other Expenses..........................................     10,996       8,285
Internal Recoveries.....................................    (14,041)    (15,424)
External Recoveries.....................................    (22,848)    (25,184)
                                                            -------     -------
TOTAL OPERATING EXPENSE.................................     51,401      45,990
                                                            =======     =======
--------------------------------------------------------------------------------

                             [BRITISH COLUMBIA LOGO]

                               MINISTRY OF FORESTS

The mission of the Ministry of Forests is to protect and manage our public forests for the sustained benefit of all British Columbians.

                                MINISTRY SUMMARY
                                     ($000)
--------------------------------------------------------------------------------
                                                           Estimates   Estimates
                                                           2003/04(1)   2004/05
--------------------------------------------------------------------------------
VOTED APPROPRIATION
   Vote 24 -- Ministry Operations.......................    422,197     393,292

STATUTORY APPROPRIATIONS
   BC Timber Sales Special Account......................    138,179     131,800
   Forest Stand Management Fund Special Account.........      1,490       1,490
   South Moresby Forest Replacement Special Account.....      3,000       3,000
                                                            -------     -------
OPERATING EXPENSE                                           564,866     529,582
                                                            =======     =======
--------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES (2)                                     --          --
--------------------------------------------------------------------------------
CAPITAL EXPENDITURES (3)                                     15,690      13,060
--------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)                34,610      72,491
--------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO,
   OTHER ENTITIES (5)                                            --          --
--------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)                      3,069       2,942
--------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

86                            MINISTRY OF FORESTS

                             CORE BUSINESS SUMMARY
                                      $000

                                        2003/04          2004/05 ESTIMATES
                                        -------   ------------------------------
                                                             External
OPERATING EXPENSE                         Net      Gross    Recoveries      Net
--------------------------------------------------------------------------------

Core Business
Forest Protection....................   100,266   105,387    (13,851)     91,536
Stewardship of Forest Resources
   (includes special accounts).......    50,882    45,162     (1,965)     43,197
Compliance and Enforcement...........    30,048    27,044         --      27,044
Forest Investment....................   110,000    89,600     (4,600)     85,000
Pricing and Selling Timber...........    85,600   101,990     (2,650)     99,340
Executive and Support Services.......    49,891    51,730        (65)     51,665
BC Timber Sales......................   138,179   131,800         --     131,800
                                        -------   -------     ------     -------
   TOTAL OPERATING EXPENSE...........   564,866   552,713    (23,131)    529,582
                                        =======   =======     ======     =======

CAPITAL EXPENDITURES                    Net    Disbursements   Receipts     Net
--------------------------------------------------------------------------------

Core Business
Forest Protection..................    2,430        2,430          --      2,430
Stewardship of Forest Resources....    3,178        2,498          --      2,498
Compliance and Enforcement.........    2,366        1,911          --      1,911
Pricing and Selling Timber.........    4,933        3,848          --      3,848
Executive and Support Services.....    2,103        1,383          --      1,383
BC Timber Sales....................      680          990          --        990
                                      ------       ------         ---     ------
   TOTAL CAPITAL EXPENDITURES......   15,690       13,060          --     13,060
                                      ======       ======         ===     ======

LOANS, INVESTMENTS AND OTHER REQUIREMENTS       Net     Disbursements   Receipts     Net
-----------------------------------------------------------------------------------------
Core Business
BC Timber Sales.............................   34,610       72,491         --      72,491
                                               ------       ------        ---      ------
   TOTAL LOANS, INVESTMENTS AND OTHER
      REQUIREMENTS..........................   34,610       72,491         --      72,491
                                               ======       ======        ===      ======

                               MINISTRY OF FORESTS                            87

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                         VOTE 24 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Forest Protection, Stewardship of Forest Resources, Compliance and Enforcement, Forest Investment, Pricing and Selling Timber, and Executive and Support Services.

FOREST PROTECTION

     Voted Appropriations
     Direct Fire........................................     55,380      55,380
     Fire Preparedness..................................     37,161      35,161
     Forest Health .....................................      7,725         995
                                                            -------      ------
                                                            100,266      91,536
                                                            =======      ======

     Voted Appropriations Description: This sub-vote provides for forest protection, including fire prevention control in accordance with applicable legislation throughout the province, including: (a) Direct Fire - provides for control and suppression of wild fires and ex gratia payments related to these activities. Costs related to the provision of supplies and services are recovered from other agencies and levels of government, provinces, countries, companies, organizations, and individuals; (b) Fire Preparedness
     - provides for fire prevention; the infrastructure, personnel, equipment and supplies required to maintain a consistent state of readiness to control and suppress wild fires and associated research and development. Transfers are provided to promote fire safety and awareness. Costs of supplies and services may be recovered from other agencies and levels of government, provinces, countries, companies, organizations, and individuals, and from annual rents paid into the Consolidated Revenue Fund by timber licence holders; and (c) Forest Health - provides for forest health activities in parks and protected areas, some viewscapes, urban areas and other special sites.

STEWARDSHIP OF FOREST RESOURCES

     Voted Appropriation
     Stewardship of Forest Resources....................     46,392      38,707
                                                             ------      ------
     Statutory Appropriations
     Forest Stand Management Fund Special Account.......      1,490       1,490
     South Moresby Forest Replacement Special Account...      3,000       3,000
                                                             ------      ------
                                                             50,882      43,197
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for provincial forest and rangeland stewardship and management at provincial, regional and district levels including forest and range practices, timber supply planning and determination, range planning and management, control of invasive alien plants, recreation, forest health management, applied research and forest gene resource management. Costs of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations and individuals.

     Statutory Appropriations Description: This statutory appropriation provides for the Forest Stand Management Fund Special Account and for the South Moresby Forest Replacement Special Account.

COMPLIANCE AND ENFORCEMENT

     Voted Appropriation
     Compliance and Enforcement.........................     30,048      27,044
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for all activities related to upholding British Columbia laws to protect the province's forest and range resource under the jurisdiction of the Ministry of Forests including: enforcing environmental standards for forest and range management for government and forest and range tenure holders; enforcing revenue policies; combating forest crimes; enforcing regulations to minimize fires, pests, and other agents; and enforcing rules governing the use of forest service recreation sites and trails.

88                              MINISTRY OF FORESTS

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

FOREST INVESTMENT

     Voted Appropriation
     Forest Investment..................................    110,000      85,000
                                                            =======      ======

     Voted Appropriation Description: This sub-vote provides for investments in enhanced forest management; resource planning; forest research; silviculture treatments of damaged forests; development and provision of reforestation material and conservation of forest gene resources; forest, range and recreation conservation and protection; the Crown portion of Woodlot licence and Community Forest Agreement areas; strategic land use and sustainable resource management planning; product development; development of markets for British Columbia forest products; and forest sector reform. Planning, administration and delivery is provided through ministries, licensees and third-party agreements. Costs of supplies and services may be recovered from other levels of government, agencies, organizations, and individuals.

PRICING AND SELLING TIMBER

     Voted Appropriations
     Pricing and Selling Timber.........................     70,600      69,340
     First Nations'Participation........................     15,000      30,000
                                                             ------      ------
                                                             85,600      99,340
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for headquarters, regional, and district activities related to timber tenure administration, timber pricing, and access to markets; meeting obligations with First Nations; First Nations' participation in the forest economy; and building and maintaining forest service road and bridge infrastructure to provide access to timber. Transfers are provided for the promotion of integrated management of forest and rangelands. Costs related to the provision of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations, and individuals.

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Ministers'Office...................................        618         968
     Corporate Governance...............................     49,273      50,697
                                                             ------      ------
                                                             49,891      51,665
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry including the offices of the Minister of Forests and the Minister of State for Forestry Operations, including salaries, benefits, allowances, and operating expenses of the ministers and the ministers' staff; and corporate governance and service delivery activities for strategic policy, performance management, legislation development, finance, human resources, freedom of information, executive and executive support, regional and district management, continuous improvement, best practices initiatives, and information technology strategy and central infrastructure. Transfers are provided for the integrated management of forest and rangelands. Costs of supplies and services may be recovered from other ministries, other levels of governments, agencies, organizations, and individuals.

--------------------------------------------------------------------------------
VOTE 24 -- MINISTRY OPERATIONS                              422,197     393,292
STATUTORY -- FOREST STAND MANAGEMENT FUND SPECIAL ACCOUNT     1,490       1,490
STATUTORY -- SOUTH MORESBY FOREST REPLACEMENT
   SPECIAL ACCOUNT                                            3,000       3,000
--------------------------------------------------------------------------------

                               MINISTRY OF FORESTS                            89

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                          STATUTORY -- BC TIMBER SALES

This statutory account provides for programs and operations described in the statutory appropriation under the core business BC Timber Sales.

BC TIMBER SALES

     Statutory Appropriation
     BC Timber Sales Special Account....................    138,179     131,800
                                                            =======     =======

     Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Special Account.

--------------------------------------------------------------------------------
STATUTORY -- BC TIMBER SALES SPECIAL ACCOUNT                138,179     131,800
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits..............................         167,888     173,128
Operating Costs....................................         399,771     347,647
Government Transfers...............................          17,836      32,855
Other Expenses.....................................              --       4,080
Internal Recoveries................................          (3,036)     (4,997)
External Recoveries................................         (17,593)    (23,131)
                                                            -------     -------
TOTAL OPERATING EXPENSE............................         564,866     529,582
                                                            =======     =======
--------------------------------------------------------------------------------

90                            MINISTRY OF FORESTS

                               SPECIAL ACCOUNT(1)
                                      $000
--------------------------------------------------------------------------------

BC TIMBER SALES

This account was established in 1988 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues incidental to the operation of BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program.
Revenue is collected from the following sources: upset stumpage, bonus stumpage, annual fees and billings (annual rent, trespass charges, scaling fees and registration fees) incidental to the operation of the program, and sales of logs.
Expenses are for: preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads and bridges; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program.
Revenue in excess of current expenses and outstanding obligations is transferred to the General Fund.
Disbursements reflect capitalizable costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

                                                                                                Estimates   Estimates
                                                                                                  2003/04     2004/05
---------------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(3)..........................     110,549      39,718
                                                                                                 --------    --------
   OPERATING TRANSACTIONS
   Revenue...................................................................................     281,500     252,857
   Expense...................................................................................    (138,179)   (131,800)
                                                                                                 --------    --------
      Net Revenue (Expense)..................................................................     143,321     121,057

   Difference Between 2003/04 Estimates and Projected Actual Net Revenue (Expense)...........     (72,129)

   Return to General Fund....................................................................    (107,447)    (37,565)

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts..................................................................................          --          --
   Disbursements - Capital...................................................................        (680)       (990)
   Disbursements - Other.....................................................................     (34,610)    (72,491)
                                                                                                 --------    --------
      Net Cash Source (Requirement)..........................................................     (35,290)    (73,481)
                                                                                                 --------    --------

   Difference Between 2003/04 Estimates and Projected Actual Net Cash Source (Requirement)...         561

   Working Capital Adjustments(2)............................................................         153         366

                                                                                                 --------    --------
 PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(3).....................      39,718      50,095
                                                                                                 ========    ========
---------------------------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) Estimated adjustments include those adjustments that would change the cash balance of the Special Account. This includes amortization expense, changes in accounts receivable and payable, and recognition of deferred revenues.

(3) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

                               MINISTRY OF FORESTS                            91

                               SPECIAL ACCOUNT(1)
                                      $000

--------------------------------------------------------------------------------

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986, and was changed to a Special Account under the Special Accounts Appropriation and Control Act in 1988. Revenue is provided by contributions from municipalities, the forest industry, forest sector unions, and others through money collected in accordance with applicable legislation; penalties levied in accordance with applicable legislation; and from stumpage levies. Expenses provide for enhanced management of British Columbia's forest and rangelands, for silviculture work and costs related to environmental remediation performed in accordance with applicable legislation, for the costs of investigating contravention of applicable legislation, for fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, and for reforestation and road deactivation in areas subject to stumpage levies.
No financing transactions are provided for under this account.

                                                                                          Estimates   Estimates
                                                                                            2003/04     2004/05
---------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)....................     16,410      18,935
                                                                                            ------      ------
   OPERATING TRANSACTIONS
   Revenue.............................................................................      3,674       4,646
   Expense.............................................................................     (1,490)     (1,490)
                                                                                            ------      ------
      Net Revenue (Expense)............................................................      2,184       3,156

   Difference Between 2003/04 Estimates and Projected Actual Net Revenue (Expense).....        341

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts............................................................................         --          --
   Disbursements - Capital.............................................................         --          --
   Disbursements - Other...............................................................         --          --
                                                                                            ------      ------
      Net Cash Source (Requirement)....................................................         --          --
                                                                                            ------      ------

                                                                                            ------      ------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)................     18,935      22,091
                                                                                            ======      ======
--------------------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

92                             MINISTRY OF FORESTS

                               SPECIAL ACCOUNT(1)
                                      $000
--------------------------------------------------------------------------------

SOUTH MORESBY FOREST REPLACEMENT

This account was established by the South Moresby Implementation Act in 1988. The purpose of this account is to offset the decrease in forest land available for harvest due to the creation of the South Moresby National Park by funding incremental silviculture and other activities on coastal forest lands. This account may receive contributions from the Consolidated Revenue Fund, the federal government and accrued interest.
No financing transactions are provided for under this account.

                                                                                           Estimates   Estimates
                                                                                             2003/04    2004/05
----------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2).....................     25,364      25,975
                                                                                             ------      ------
   OPERATING TRANSACTIONS
   Revenue..............................................................................        711         711
   Expense..............................................................................     (3,000)     (3,000)
                                                                                             ------      ------
      Net Revenue (Expense).............................................................     (2,289)     (2,289)

   Difference Between 2003/04 Estimates and Projected Actual Net Revenue (Expense)......      2,900

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts.............................................................................         --          --
   Disbursements - Capital..............................................................         --          --
   Disbursements - Other................................................................         --          --
                                                                                             ------      ------
      Net Cash Source (Requirement).....................................................         --          --
                                                                                             ------      ------

                                                                                             ------      ------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2).................     25,975      23,686
                                                                                             ======      ======
---------------------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

                             [BRITISH COLUMBIA LOGO]

                           MINISTRY OF HEALTH SERVICES

The mission of the Ministry of Health Services is to guide and enhance the province's health services to ensure British Columbians are supported in their efforts to maintain and improve their health. The top priorities are renewing public health care while providing high quality public health care services that meet patients' most essential needs.

                                MINISTRY SUMMARY
                                     ($000)

--------------------------------------------------------------------------------------
                                                                Estimates    Estimates
                                                               2003/04(1)     2004/05
--------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
   Vote 25 -- Ministry Operations...........................   10,376,253   10,404,260
   Vote 26 -- Vital Statistics (Special Operating Agency)...        7,085        6,935

STATUTORY APPROPRIATION
   Health Special Account...................................      147,250      147,250
                                                               ----------   ----------
OPERATING EXPENSE                                              10,530,588   10,558,445
                                                               ==========   ==========
--------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                       202,500      379,700
--------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                            16,631       19,606
--------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                       (2,034)      (2,034)
--------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)           --           --
--------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                             2,736        2,785
--------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

94                          MINISTRY OF HEALTH SERVICES

                              CORE BUSINESS SUMMARY
                                      $000

                                              2003/04              2004/05 ESTIMATES
                                            ----------   ------------------------------------
                                                                       External
OPERATING EXPENSE                               Net         Gross     Recoveries       Net
---------------------------------------------------------------------------------------------
Core Business
Services Delivered by Partners...........   10,202,528   10,328,198    (123,563)   10,204,635
Services Delivered by Ministry...........      216,006      247,501      (1,636)      245,865
Recoveries from Health Special Account...           --           --          --            --
Executive and Support Services...........      112,054      108,045        (100)      107,945
                                            ----------   ----------    --------    ----------
   TOTAL OPERATING EXPENSE...............   10,530,588   10,683,744    (125,299)   10,558,445
                                            ==========   ==========    ========    ==========

PREPAID CAPITAL ADVANCES                 Net     Disbursements   Receipts     Net
-----------------------------------------------------------------------------------
Core Business
Services Delivered by Partners......   202,500      379,700         --      379,700
                                       -------      -------        ---      -------
   TOTAL PREPAID CAPITAL ADVANCES...   202,500      379,700         --      379,700
                                       =======      =======        ===      =======

CAPITAL EXPENDITURES                  Net    Disbursements   Receipts      Net
-------------------------------------------------------------------------------
Core Business
Services Delivered by Ministry...    8,443      11,556           --     11,556
Executive and Support Services...    8,188       8,050           --      8,050
                                    ------      ------          ---     ------
   TOTAL CAPITAL EXPENDITURES....   16,631      19,606           --     19,606
                                    ======      ======          ===     ======

LOANS, INVESTMENTS AND OTHER REQUIREMENTS     Net    Disbursements   Receipts     Net
---------------------------------------------------------------------------------------
Core Business
Services Delivered by Partners...........   (2,034)        --          (2,034)   (2,034)
                                            ------        ---          ------    ------
    TOTAL LOANS, INVESTMENTS AND OTHER
       REQUIREMENTS......................   (2,034)        --          (2,034)   (2,034)
                                            ======        ===          ======    ======

                           MINISTRY OF HEALTH SERVICES                        95

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                          Estimates    Estimates
                                                           2003/04      2004/05
--------------------------------------------------------------------------------

                         VOTE 25 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services Delivered by Partners, Services Delivered by Ministry, Recoveries from Health Special Account, and Executive and Support Services.

SERVICES DELIVERED BY PARTNERS

     Voted Appropriations
     Regional Health Sector Funding...................    6,594,096    6,495,945
     Medical Services Plan............................    2,559,227    2,568,158
     Pharmacare.......................................      738,314      830,355
     Debt Service Costs...............................      175,000      173,500
     Amortization of Prepaid Capital Advances.........      135,891      136,677
                                                         ----------   ----------
                                                         10,202,528   10,204,635
                                                         ==========   ==========

     Voted Appropriations Description: This sub-vote provides funding for, or on behalf of, system partners who are responsible for the administration, operation, and delivery of health programs and services in the province. Regional Health Sector Funding provides for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, provincial programs and home and community care services. This includes funding for operations, minor equipment and minor capital improvements. Recoveries are received from other levels of government and other organizations for services provided or funded by the ministry.

     Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners and diagnostic facilities, on a fee-for-service basis or alternative contractual basis and other recruitment, retention, training and planning initiatives with respect to physicians. Payments for these services and initiatives are in accordance with the Medicare Protection Act and agreements with professional associations and health authorities. Recoveries are received to reimburse the Medical Services Plan for claims that are the responsibility of the Insurance Corporation of British Columbia, Workers' Compensation Board and other third parties and from other levels of government for services provided by the ministry. Pharmacare provides funding to individuals, agencies or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, ostomy supplies, prosthetic appliances and other approved items, as well as for services that complement Pharmacare programs.

     Debt Service Costs provides for the provincial government's share of debt servicing costs related to approved health facility and equipment capital projects. Sinking fund assets, which are used to retire existing debt obligations, earn interest that is netted against approved debt service costs. Amortization of Prepaid Capital Advances provides for the amortization of funds advanced for health facility and equipment capital projects.

SERVICES DELIVERED BY MINISTRY

     Voted Appropriations
     Emergency Health Services........................      190,802      220,602
     Health Benefits Operations.......................       18,119       18,328
                                                            -------      -------
                                                            208,921      238,930
                                                            =======      =======

     Voted Appropriations Description: This sub-vote provides funding for the administration, operation and delivery of specified services delivered directly to the public. Emergency Health Services provides for the administration, operation and delivery of emergency health services, including ground and air ambulance services, as well as for training, examination of emergency medical personnel, and amortization expense related to capital assets. Recoveries are received from organizations for the use of ambulances and attendants and from the Medical Services Plan for medical services provided on a contractual basis.

     Health Benefits Operations provides for the administration of the Medical Services Plan and Pharmacare programs, including the enrolment of eligible British Columbia residents to ensure they have access to publicly funded health care, managing the premium assistance program, processing claims for medically required services provided by physicians, diagnostic and laboratory facilities, certain supplementary benefits practitioners, and eligible prescription drugs and designated medical supplies. Central financial and operational management, including information systems, is funded within the Executive and Support Services sub-vote. Recoveries are received from other agencies, such as the Workers' Compensation Board and other third party insurers, for the processing costs of claims covered by these parties.

96                         MINISTRY OF HEALTH SERVICES

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

     Voted Appropriation
     Recoveries from Health Special Account ............   (147,250)   (147,250)
                                                           --------    --------
     Statutory Appropriation
     Health Special Account ............................    147,250     147,250
                                                           --------    --------
                                                                 --          --
                                                           ========    ========

     Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

     Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Ministers'Office ................................         746          778
     Stewardship and Corporate Management ............     111,308      107,167
                                                           -------      -------
                                                           112,054      107,945
                                                           =======      =======

     Voted Appropriations Description: This sub-vote provides for the office of the Minister of Health Services and includes salaries, benefits, allowances and operating expenses of the minister and the minister's staff; salaries, benefits and allowances for the Minister of State for Mental Health and Addiction Services and the minister's staff. This sub-vote also provides for stewardship and corporate management functions such as: direction to health authorities and other health providers; support to partners in delivering health care services; monitoring of health authority compliance and performance; central financial and operational management services of the ministry; general services to support program delivery; development of the policy and legislative framework for the health system; development of long-term health care plans; monitoring and regulation of professional associations; and public health reports on population health through the Provincial Health Officer. Recoveries are received from other ministries and other levels of government for services provided by the ministry.

--------------------------------------------------------------------------------
VOTE 25 -- MINISTRY OPERATIONS                           10,376,253   10,404,260
STATUTORY -- HEALTH SPECIAL ACCOUNT                         147,250      147,250
--------------------------------------------------------------------------------

                           MINISTRY OF HEALTH SERVICES                        97

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

             VOTE 26 -- VITAL STATISTICS (SPECIAL OPERATING AGENCY)

The vote provides for programs and operations described in the voted appropriation under the core business Services Delivered by Ministry.

SERVICES DELIVERED BY MINISTRY

     Voted Appropriation
     Vital Statistics. .................................     7,085       6,935
                                                             =====       =====

     Voted Appropriation Description: This sub-vote provides for expenses of the Special Operating Agency responsible for the administration, registration, record maintenance, certification, statistical analysis and reporting of births, deaths and marriages occurring in the province. Recoveries are received as a result of the provision of services for genealogy, pre-adoption records, non-statutory certifications and data extraction, to provincial government ministries, to agencies, to other levels of government and to the public; and, as a result of royalties on the sale of Agency developed intellectual property.

--------------------------------------------------------------------------------
VOTE 26 -- VITAL STATISTICS (SPECIAL OPERATING AGENCY)     7,085        6,935
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits ...............................      184,274      207,458
Operating Costs .....................................      281,126      278,510
Government Transfers ................................   10,016,151   10,023,945
Other Expenses ......................................      322,729      321,523
Internal Recoveries .................................     (148,393)    (147,692)
External Recoveries .................................     (125,299)    (125,299)
                                                        ----------   ----------
TOTAL OPERATING EXPENSE .............................   10,530,588   10,558,445
                                                        ==========   ==========
--------------------------------------------------------------------------------

98                         MINISTRY OF HEALTH SERVICES

VITAL STATISTICS

The Vital Statistics Agency (the Agency) provides a system for the registration and certification of vital events for the province of British Columbia. The Agency's mandate is established in a number of pieces of legislation including the Vital Statistics Act, the Marriage Act and the Name Act. The Agency provides a direct public service role by registering births, marriages and deaths and producing vital event certificates and documents to the public. The Agency also provides vital event data, statistical reports and health status indicators to support the needs of the Ministry of Health Services, the provincial and federal governments, health authority administrators and researchers in planning for and managing health care initiatives.

Goals

1. To provide accurate, timely and relevant health information to health professionals, government and the general public.

2. To secure and protect the personal identity records for which the Agency is responsible and that, as an organization, take all appropriate measures to prevent and assist in the detection of identity fraud and identity theft as it may relate to British Columbia vital event records and documents.

3. To fulfill the legislative mandate while being affordable, fiscally responsible and sensitive to the needs of the public.

Performance Measures
-----------------------------------------------------------------------------------------------
                                            Actual    Forecast    Target     Target     Target
                                            2002/03    2003/04    2004/05    2005/06   2006/07
-----------------------------------------------------------------------------------------------
Gross Revenue ($000)                         10,130     10,039      9,933      9,983      9,983
   Allowance for doubtful accounts .....        (22)       (25)       (25)       (25)       (25)
   Less: Commissions ...................       (738)      (751)      (758)      (758)      (761)
                                           --------   --------   --------   --------   --------
Revenue(1) ($000) ......................      9,370      9,263      9,150      9,200      9,197
                                           ========   ========   ========   ========   ========
Expense ($000) .........................      6,926      7,073      6,935      6,935      6,935

Volumes:
   Certificates ........................    224,571    223,377    225,000    230,000    230,000
   Registrations .......................    131,473    134,180    131,000    131,000    131,000
   Wills, C5 notices and searches ......     65,847     61,621     59,500     57,000     55,000

Unit Costs:
   Certificates ........................   $  14.44   $  14.59   $  14.64   $  14.64   $  14.64
   Registrations .......................   $  13.99   $  14.14   $  14.18   $  14.18   $  14.18
   Wills, C5 notices and searches ......   $   8.71   $   8.84   $   8.67   $   8.67   $   8.67

Turn Around Times (Days to Complete):
   Certificates ........................          3          4          4          4          4
   Registrations .......................         36         35         35         35         30
   Wills, C5 notices and searches ......          3          4          3          3          3

 Customer Satisfaction
   (% Acceptable to excellent) .........         98%        97%        96%        96%        96%
-----------------------------------------------------------------------------------------------

(1) Revenue represents fees and licences charged by the Vital Statistics Agency for the provision of its services net of commissions and allowances for doubtful accounts.

                           MINISTRY OF HEALTH SERVICES                        99

                                 SPECIAL ACCOUNT(1)
                                      $000

--------------------------------------------------------------------------------

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act, 1992. Administered by the Ministry of Health Services, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care, health research, health promotion and health education services. Expenses of the Special Account represent transfers to the Ministry Operations Vote. No financing transactions are provided for under this account.

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING
   OF THE FISCAL YEAR(2) ...............................          --         --
                                                            --------   --------
   OPERATING TRANSACTIONS
   Revenue .............................................     147,250    147,250
   Expense .............................................    (147,250)  (147,250)
                                                            --------   --------
      Net Revenue (Expense) ............................          --         --

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts ............................................          --         --
   Disbursements - Capital .............................          --         --
   Disbursements - Other ...............................          --         --
                                                            --------   --------
      Net Cash Source (Requirement) ....................          --         --
                                                            --------   --------

                                                            --------   --------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END                 --         --
   OF THE FISCAL YEAR(2)................................    ========   ========

--------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

100                        MINISTRY OF HEALTH SERVICES

           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

SERVICES DELIVERED BY PARTNERS

HEALTH INNOVATION INCENTIVE PROGRAM -- Loans (disbursements) are no longer provided to health authorities or other health agencies. Receipts represent repayment by health authorities of the loans (disbursements) made in previous years. Administration costs are funded through the ministry's voted appropriations.

     Receipts ..........................................     2,034      2,034
     Disbursements .....................................        --         --
                                                             -----      -----
        Net Cash Source (Requirement) ..................     2,034      2,034
                                                             =====      =====

                    PREPAID CAPITAL ADVANCES BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

SERVICES DELIVERED BY PARTNERS

HEALTH FACILITIES -- Disbursements are provided for approved health facilities and equipment capital projects.

     Receipts ..........................................          --         --
     Disbursements .....................................     202,500    379,700
                                                             -------    -------
        Net Cash Source (Requirement) ..................    (202,500)  (379,700)
                                                            ========   ========

                             [BRITISH COLUMBIA LOGO]

                           MINISTRY OF HUMAN RESOURCES

The mission of the Ministry of Human Resources is to provide services that move people towards sustainable employment and assist individuals and families in need.

                                MINISTRY SUMMARY
                                     ($000)
--------------------------------------------------------------------------------
                                                          Estimates    Estimates
                                                          2003/04(1)    2004/05
--------------------------------------------------------------------------------
VOTED APPROPRIATION
   Vote 27 -- Ministry Operations .....................    1,418,292   1,301,425
                                                           ---------   ---------
OPERATING EXPENSE                                          1,418,292   1,301,425
                                                           =========   =========
--------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                       --          --
--------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                       15,328      21,547
--------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                      --          --
--------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER
   ENTITIES(5)                                                    --          --
--------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                        2,310       1,986
--------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

102                        MINISTRY OF HUMAN RESOURCES

                              CORE BUSINESS SUMMARY
                                      $000

                                                   2003/04             2004/05 ESTIMATES
                                                  ---------   ----------------------------------
                                                                           External
OPERATING EXPENSE                                    Net        Gross     Recoveries      Net
------------------------------------------------------------------------------------------------
Core Business
Employment Programs............................     110,108      71,475         --        71,475
Temporary Assistance...........................     461,652     383,526     (1,350)      382,176
Disability Assistance..........................     433,950     477,258       (900)      476,358
Supplementary Assistance.......................     196,617     169,235     (3,605)      165,630
Employment and Assistance Appeal Tribunal......       2,417       2,467         --         2,467
Executive and Support Services.................     213,548     203,329        (10)      203,319
                                                  ---------   ---------     ------     ---------
   TOTAL OPERATING EXPENSE.....................   1,418,292   1,307,290     (5,865)    1,301,425
                                                  =========   =========     ======     =========

CAPITAL EXPENDITURES                                Net    Disbursements   Receipts     Net
--------------------------------------------------------------------------------------------
Core Business
Employment and Assistance Appeal Tribunal......       35           35          --         35
Executive and Support Services.................   15,293       21,512          --     21,512
                                                  ------       ------         ---     ------
   TOTAL CAPITAL EXPENDITURES..................   15,328       21,547          --     21,547
                                                  ======       ======         ===     ======

                           MINISTRY OF HUMAN RESOURCES                       103

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                         VOTE 27 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Employment Programs, Temporary Assistance, Disability Assistance, Supplementary Assistance, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

EMPLOYMENT PROGRAMS

     Voted Appropriation
     Employment Programs................................    110,108      71,475
                                                            =======     =======

     Voted Appropriation Description: This sub-vote provides for programs to assist eligible individuals to find sustainable employment and may include directed job search, job placement programs and/or specific training for employment. It also provides for specialized programs that support individuals with disabilities. This sub-vote also provides for salaries and benefits for individuals with disabilities receiving on the job training under the Public Service Training Program.

TEMPORARY ASSISTANCE

     Voted Appropriation
     Temporary Assistance...............................    461,652     382,176
                                                            =======     =======

     Voted Appropriation Description: This sub-vote provides for temporary assistance in accordance with the Employment and Assistance Act for the family units of eligible individuals who are capable of financial independence through employment or are unable to seek work because of a prescribed short-term medical or other condition, or who have persistent multiple barriers to employment. Recoveries are received from assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

DISABILITY ASSISTANCE

     Voted Appropriation
     Disability Assistance..............................    433,950     476,358
                                                            =======     =======

     Voted Appropriation Description: This sub-vote provides for disability assistance in accordance with the Employment and Assistance for Persons with Disabilities Act for the family units of eligible individuals with disabilities who are not expected to gain financial independence through employment or who are seeking work. Recoveries are received from assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

SUPPLEMENTARY ASSISTANCE

     Voted Appropriation
     Supplementary Assistance...........................    196,617     165,630
                                                            =======     =======

     Voted Appropriation Description: This sub-vote provides for health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and Employment and Assistance for Persons with Disabilities Act, and for programs that promote the purposes of the legislation. Recoveries are received from Bus Pass Program user fees, from assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

104                        MINISTRY OF HUMAN RESOURCES

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

     Voted Appropriation
     Employment and Assistance Appeal Tribunal..........      2,417       2,467
                                                            =======     =======

     Voted Appropriation Description: This sub-vote provides for salaries, benefits, allowances, operating and other expenses for a single-level, regionally based appeal system through the Employment and Assistance Appeal Tribunal established under the Employment and Assistance Act.

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Minister's Office..................................        371         420
     Corporate Services.................................     41,514      39,089
     Program Management.................................    171,663     163,810
                                                            -------     -------
                                                            213,548     203,319
                                                            =======     =======

     Voted Appropriations Description: This sub-vote provides for the office of the Minister of Human Resources. It provides for leadership, direction and administrative support services for the operating programs of the ministry. This includes strategic and business planning, financial administration and budget co-ordination, human resources, asset and risk management, prevention, compliance and enforcement, information technology, records management, freedom of information, and protection of privacy. It also provides for corporate and community based service delivery, including services provided by other ministries and agencies on behalf of the ministry. Recoveries are received from other ministries and agencies and from parties external to government.

--------------------------------------------------------------------------------
VOTE 27 -- MINISTRY OPERATIONS                             1,418,292   1,301,425
--------------------------------------------------------------------------------

                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

--------------------------------------------------------------------------------
GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits..................................     129,826     119,181
Operating Costs........................................      88,063      87,825
Government Transfers...................................   1,200,422   1,094,931
Other Expenses.........................................       8,165       5,693
Internal Recoveries....................................        (801)       (340)
External Recoveries....................................      (7,383)     (5,865)
                                                          ---------   ---------
TOTAL OPERATING EXPENSE................................   1,418,292   1,301,425
                                                          =========   =========
--------------------------------------------------------------------------------

                             [BRITISH COLUMBIA LOGO]

                         MINISTRY OF MANAGEMENT SERVICES

The mission of the Ministry of Management Services is to champion the transformation of government service delivery to respond to the everyday needs of citizens, businesses and the public sector.

                                MINISTRY SUMMARY
                                     ($000)
-------------------------------------------------------------------------------------
                                                                Estimates   Estimates
                                                               2003/04(1)    2004/05
-------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
   Vote 28 -- Ministry Operations...........................     41,073       51,289
   Vote 29 -- BC Public Service Agency......................      8,461       10,016
                                                                 ------       ------
OPERATING EXPENSE                                                49,534       61,305
                                                                 ======       ======
-------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                          --           --
-------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                          58,665       53,244
-------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                         --           --
-------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)         --           --
-------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                           2,047        2,037
-------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

106                      MINISTRY OF MANAGEMENT SERVICES

                              CORE BUSINESS SUMMARY
                                      $000

                                                              2003/04          2004/05 ESTIMATES
                                                              -------   -----------------------------------
                                                                                         External
OPERATING EXPENSE                                               Net         Gross       Recoveries     Net
-----------------------------------------------------------------------------------------------------------
Core Business
Service Delivery to Citizens and Businesses: Service BC ...    23,709       26,096        (2,900)    23,196
Service Delivery to the Public Sector .....................     6,392       84,368       (66,826)    17,542
Service Transformation ....................................       393          593          (200)       393
Governance ................................................     4,973        5,779        (1,175)     4,604
Executive and Support Services ............................     5,606        5,554            --      5,554
HR Governance and Strategy ................................     6,552        6,790            --      6,790
HR Client Services ........................................     1,098        3,452          (350)     3,102
HR Pension, Employee Benefits and Corporate Programs ......         1       23,991       (23,990)         1
HR Leadership Centre ......................................         1            1            --          1
HR Executive and Support Services .........................       809          122            --        122
                                                               ------      -------       -------     ------
   TOTAL OPERATING EXPENSE ................................    49,534      156,746       (95,441)    61,305
                                                               ======      =======       =======     ======

CAPITAL EXPENDITURES                                            Net     Disbursements    Receipts      Net
-----------------------------------------------------------------------------------------------------------
Core Business
Service Delivery to Citizens and Businesses: Service BC ...     1,263        1,263          --        1,263
Service Delivery to the Public Sector .....................    52,801       47,262          --       47,262
Service Transformation ....................................       100          100          --          100
Governance ................................................       313        1,313          --        1,313
Executive and Support Services ............................        21            6          --            6
HR Client Services ........................................     2,328        3,000          --        3,000
HR Executive and Support Services .........................     1,839          300          --          300
                                                               ------       ------         ---       ------
   TOTAL CAPITAL EXPENDITURES .............................    58,665       53,244          --       53,244
                                                               ======       ======         ===       ======

                         MINISTRY OF MANAGEMENT SERVICES                     107

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                         VOTE 28 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Service Delivery to Citizens and Businesses: Service BC, Service Delivery to the Public Sector, Service Transformation, Governance, and Executive and Support Services.

SERVICE DELIVERY TO CITIZENS AND BUSINESSES: SERVICE BC

     Voted Appropriations
     BC Connects........................................      2,599       2,086
     Government Agents..................................     21,110      21,110
                                                             ------      ------
                                                             23,709      23,196
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for the integrated delivery of programs, services and information on behalf of ministries, agencies, the private sector and other governments so that citizens, businesses and the broader public sector have convenient access to high quality, seamless services. Activities include the delivery of over-the-counter integrated services and information across the province, a government-wide telephone contact center, management of common Web services for government's enterprise portal and provision of on-line access to a variety of products and services. Recoveries are received from ministries, Crown agencies, and external organizations for various activities.

SERVICE DELIVERY TO THE PUBLIC SECTOR

     Voted Appropriations
     Solutions BC: Common IT Services...................      3,193       1,443
     Solutions BC: Common Business Services.............      2,099       1,099
     BC Stats...........................................      1,100       1,100
     Centralized Shared Services Funding................         --      13,900
                                                              -----      ------
                                                              6,392      17,542
                                                              =====      ======

     Voted Appropriations Description: This sub-vote provides for service delivery and administration of government's shared services provider, Solutions BC. Activities include common business services including corporate procurement and supply services, strategic acquisitions, and management of intellectual property; financial services including the corporate accounting service and payroll services; common information technology services including client and corporate operations, workstation support, network, hosting, IT security services and applications and service integration; and communications infrastructure. This sub-vote also provides for the production of economic, social, business and demographic statistical information along with data dissemination, survey and analytical services for government under the Statistics Act and for internal transfers of centralized shared services funding to the BC Public Service Agency. Recoveries are received from ministries, Crown agencies, and external organizations for various activities, including shared services and other programs. Recoveries may also be received from the BC Public Service Agency centralized shared services funding allocation.

SERVICE TRANSFORMATION

     Voted Appropriations
     Results Management Office .........................        1           1
     Service Delivery Initiative .......................      392         392
                                                              ---         ---
                                                              393         393
                                                              ===         ===

     Voted Appropriations Description: This sub-vote provides for certain e-government, critical business and other initiatives; service transformation activities dedicated to improving service delivery to clients and customers; and governance and opportunity-identification for ministries and other levels of government to collaborate and integrate services. Recoveries are received from ministries, Crown agencies, and external organizations for various activities.

108                      MINISTRY OF MANAGEMENT SERVICES

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

GOVERNANCE

     Voted Appropriations
     Chief Information Office Operations................     1,952       1,852
     Government Information Strategies, Policy and
        Legislation.....................................     3,021       2,752
                                                             -----       -----
                                                             4,973       4,604
                                                             =====       =====

     Voted Appropriations Description: This sub-vote provides for overall government information technology strategic planning as well as the development of policies and programs to support telecommunications initiatives and consolidated corporate and information programs that support cross-government specialized functions including information management, privacy protection and information access. Activities include managing legislation and providing policy and professional advice, tools, resources and services that enhance accountable decision-making. Recoveries are received from ministries, Crown agencies, and external organizations for various activities.

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Minister's Office..................................       420         420
     Corporate Services.................................     5,186       5,134
                                                             -----       -----
                                                             5,606       5,554
                                                             =====       =====

     Voted Appropriations Description: This sub-vote provides for the office of the Minister of Management Services, and includes salaries, benefits, allowances, operating and other expenses of the minister and the minister's staff. It also provides for executive direction to the ministry and administrative support services including financial, human resources, information systems, freedom of information and privacy services, and other services to ministry operations programs. Recoveries are received from parties internal to government for services provided.

--------------------------------------------------------------------------------
VOTE 28 -- MINISTRY OPERATIONS                              41,073      51,289
--------------------------------------------------------------------------------

                         MINISTRY OF MANAGEMENT SERVICES                     109

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                       VOTE 29 -- BC PUBLIC SERVICE AGENCY

This vote provides for the British Columbia Public Service Agency (Agency) programs and operations described in the voted appropriations under the following five core businesses: HR Governance and Strategy, HR Client Services, HR Pension, Employee Benefits and Corporate Programs, HR Leadership Centre, and HR Executive and Support Services.

HR GOVERNANCE AND STRATEGY

     Voted Appropriations
     Corporate HR Strategy and Planning.................     2,924       3,218
     Employee Relations.................................     3,628       3,572
                                                             -----       -----
                                                             6,552       6,790
                                                             =====       =====

     Voted Appropriations Description: This sub-vote provides for Agency activities related to strategic human resource planning, performance measurement, policy and program development, terms and conditions, workforce adjustment activities, merit office activities, and labour relations which include the negotiation and administration of collective agreements on behalf of government.

HR CLIENT SERVICES

     Voted Appropriations
     Regional Operations................................         1           1
     Employee Learning..................................     1,097           1
     Centralized Shared Services Funding................        --       3,100
                                                             -----       -----
                                                             1,098       3,102
                                                             =====       =====

     Voted Appropriations Description: This sub-vote provides for a broad range of human resource services to government and other clients including advisory services on organizational design, compensation, staffing, employee relations, government-wide training and development, occupational safety and health, workforce adjustment, career planning and transition services, and other activities related to human resource management. This sub-vote also provides for internal transfers of centralized shared services funding to the Ministry of Management Services Operations Vote. Recoveries are received from parties internal and external to government for services provided. Recoveries may also be received from the Ministry of Management Services Operations Vote centralized shared services funding allocation.

110                     MINISTRY OF MANAGEMENT SERVICES

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

HR PENSION, EMPLOYEE BENEFITS AND CORPORATE PROGRAMS

     Voted Appropriations
     Provincial Pensions................................     99,833      99,231
     Miscellaneous and Statutory Items..................      7,000       7,547
     Canada Pension.....................................     48,645      45,788
     Members of the Legislative Assembly
        Superannuation..................................        600          --
     Death and Retiring Benefits........................      1,820       9,065
     Extended Health and Dental Benefits................     42,190      47,803
     Group Insurance....................................      4,500       3,990
     Medical Services Plan..............................     29,200      22,297
     Long Term Disability...............................     38,110      35,781
     Employment Insurance...............................     27,904      25,839
     Workers Compensation...............................     11,000       9,981
     Employee and Family Assistance Program
        Administration..................................      1,034         885
     Other Benefits.....................................     35,789      34,594
     Internal Recoveries................................   (347,624)   (342,800)
                                                           --------    --------
                                                                  1           1
                                                           ========    ========

     Voted Appropriations Description: This sub-vote provides for employer contributions for pensions and benefits, as well as the management and administration of employee benefits plans and corporate programs. Recoveries are received from parties internal and external to government for pensions, benefits and corporate programs.

HR LEADERSHIP CENTRE

     Voted Appropriation
     Leadership Centre..................................          1           1
                                                           ========    ========

     Voted Appropriation Description: This sub-vote provides a wide range of human resource services to, and for, executives and senior leaders including human resource policy development; executive development; orientation programs; corporate recruitment; retention and succession planning; performance management; and recognition, incentives and rewards. Recoveries are received from parties internal to government for services provided.

                         MINISTRY OF MANAGEMENT SERVICES                     111

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

HR EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Deputy Minister's Office...........................      422         120
     Information Management Branch......................        1           1
     Corporate Services.................................      386           1
                                                              ---         ---
                                                              809         122
                                                              ===         ===

     Voted Appropriations Description: This sub-vote provides for the executive direction of the Agency and administrative support services including financial, human resources, information systems, freedom of information and privacy services, and other services to Agency operations and programs. Recoveries are received from parties internal to government for services provided.

--------------------------------------------------------------------------------
VOTE 29 -- BC PUBLIC SERVICE AGENCY                           8,461       10,016
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------
GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits...................................    482,403     475,673
Operating Costs.........................................    257,768     223,442
Government Transfers....................................        578         517
Other Expenses..........................................     60,198      75,387
Internal Recoveries.....................................   (676,987)   (618,273)
External Recoveries.....................................    (74,426)    (95,441)
                                                           --------    --------
TOTAL OPERATING EXPENSE.................................     49,534      61,305
                                                           ========    ========
--------------------------------------------------------------------------------

                             [BRITISH COLUMBIA LOGO]

                         MINISTRY OF PROVINCIAL REVENUE

The mission of the Ministry of Provincial Revenue is to provide fair, efficient and equitable revenue and debt collection which supports public services to meet the needs of British Columbians.

                                MINISTRY SUMMARY
                                     ($000)
-----------------------------------------------------------------------------------------
                                                                   Estimates    Estimates
                                                                   2003/04(1)     2004/05
-----------------------------------------------------------------------------------------
VOTED APPROPRIATION
   Vote 30 -- Ministry Operations...............................     50,694       52,279

STATUTORY APPROPRIATION
   Provincial Home Acquisition Wind Up Special Account..........         --           25
                                                                     ------       ------
OPERATING EXPENSE                                                    50,694       52,304
                                                                     ======       ======
-----------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                              --           --
-----------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                               9,734       13,297
-----------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                          3,700         (910)
-----------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)             --           --
-----------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                 988        1,054
-----------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

114                      MINISTRY OF PROVINCIAL REVENUE

                              CORE BUSINESS SUMMARY
                                      $000

                                                                   2003/04          2004/05 ESTIMATES
                                                                   -------   ---------------------------------
                                                                                         External
OPERATING EXPENSE                                                     Net     Gross     Recoveries      Net
--------------------------------------------------------------------------------------------------------------
Core Business ..................................................     2,747    53,564     (49,589)      3,975
Tax Administration and Collection
Debt Administration and Collection and Home Owner Grant
   (includes special account) ..................................      1           26          --          26
Executive and Support Services .................................    47,946    80,003     (31,700)     48,303
                                                                    ------   -------     -------      ------
      TOTAL OPERATING EXPENSE ..................................    50,694   133,593     (81,289)     52,304
                                                                    ======   =======     =======      ======

CAPITAL EXPENDITURES                                                  Net    Disbursements   Receipts     Net
--------------------------------------------------------------------------------------------------------------
Core Business
Debt Administration and Collection and Home Owner Grant.........       760          760         --         760
Executive and Support Services..................................     8,974       12,537         --      12,537
                                                                     -----       ------        ---      ------
   TOTAL CAPITAL EXPENDITURES...................................     9,734       13,297         --      13,297
                                                                     =====       ======        ===      ======

LOANS, INVESTMENTS AND OTHER REQUIREMENTS                             Net    Disbursements   Receipts     Net
--------------------------------------------------------------------------------------------------------------
Core Business
Tax Administration and Collection...............................     3,700       24,400      (25,300)    (900)
Debt Administration and Collection and Home Owner Grant
   (includes Special Account)...................................        --           40          (50)     (10)
                                                                     -----       ------      -------     ----
   TOTAL LOANS, INVESTMENTS AND OTHER
      REQUIREMENTS..............................................     3,700       24,440      (25,350)    (910)
                                                                     =====       ======      =======     ====

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES                                                        Net    Disbursements   Receipts     Net
--------------------------------------------------------------------------------------------------------------
Core Business
Tax Administration and Collection...............................       --       914,700      (914,700)    --
                                                                      ---       -------      --------    ---
   TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED
      TO, OTHER ENTITIES........................................       --       914,700      (914,700)    --
                                                                      ===       =======      ========    ===

                         MINISTRY OF PROVINCIAL REVENUE                      115

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                          VOTE 30 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Tax Administration and Collection, Debt Administration and Collection and Home Owner Grant, and Executive and Support Services.

TAX ADMINISTRATION AND COLLECTION

     Voted Appropriation
     Tax Administration and Collection..................     2,747       3,975
                                                             =====       =====

     Voted Appropriation Description: This sub-vote provides for the administration and enforcement of various tax statutes and revenue and benefit programs that are the responsibility of the Ministry of Provincial Revenue. This sub-vote also provides for payment of interest or refunds of taxation revenues under statutes administered by the ministry. Costs are partially recovered from revenues administered by the ministry.

DEBT ADMINISTRATION AND COLLECTION AND HOME OWNER GRANT

     Voted Appropriation
     Debt Administration and Collection and Home Owner
        Grant...........................................         1           1
                                                               ---         ---

     Statutory Appropriation
     Provincial Home Acquisition Wind Up Special
        Account.........................................        --          25
                                                               ---         ---
                                                                 1          26
                                                               ===         ===

     Voted Appropriation Description: This sub-vote provides for accounts receivable collection, loan management services, and administration of the Home Owner Grant Program. Costs are recovered from clients within the Consolidated Revenue Fund or deducted from collected proceeds.

     Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up Special Account.

116                      MINISTRY OF PROVINCIAL REVENUE

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Minister's Office .................................        430         430
     Corporate Services ................................     47,516      47,873
                                                             ------      ------
                                                             47,946      48,303
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for the office of the Minister of Provincial Revenue, and includes salaries, benefits, allowances and operating expenses of the minister and the minister's staff. It also provides for executive strategic direction of the ministry and administrative support services; tax appeal management and administration; and centralized billing and receivable management including premiums and fees collected for the Medical Services Plan of the Ministry of Health Services. Costs are partially recovered from revenues administered by the ministry.

--------------------------------------------------------------------------------

VOTE 30 -- MINISTRY OPERATIONS                               50,694      52,279
STATUTORY -- PROVINCIAL HOME ACQUISITION WIND UP SPECIAL
   ACCOUNT                                                       --          25
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits...................................     62,865      74,870
Operating Costs.........................................     45,468      65,025
Government Transfers....................................         --         500
Other Expenses..........................................      6,424       8,449
Internal Recoveries.....................................    (14,051)    (15,251)
External Recoveries.....................................    (50,012)    (81,289)
                                                            -------     -------
TOTAL OPERATING EXPENSE.................................     50,694      52,304
                                                            =======     =======

                         MINISTRY OF PROVINCIAL REVENUE                      117

                               SPECIAL ACCOUNT(1)
                                      $000

--------------------------------------------------------------------------------

PROVINCIAL HOME ACQUISITION WIND UP

This account is established under the Special Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act and the Provincial Home Acquisition Act. The latter Acts are repealed effective March 31,2004.

Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs.

Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE
   FISCAL YEAR(2).......................................         --      15,000
                                                                ===      ======
   OPERATING TRANSACTIONS
   Revenues.............................................         --          25
   Expense..............................................         --         (25)
                                                                ---      ------
      Net Revenue (Expense) ............................         --          --

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts.............................................         --          50
   Disbursements - Capital..............................         --          --
   Disbursements - Other................................         --         (40)
                                                                ---      ------
      Net Cash Source (Requirement) ....................         --          10
                                                                ---      ------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE
   FISCAL YEAR(2).......................................         --      15,010
                                                                ===      ======
--------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

118                        MINISTRY OF PROVINCIAL REVENUE

           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

TAX ADMINISTRATION AND COLLECTION

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) -- Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf by the Ministry of Provincial Revenue. Administration costs are funded through the ministry's voted appropriations.

   Receipts ............................................     4,800       5,800
   Disbursements .......................................     3,900       4,400
                                                             -----       -----
      Net Cash Source (Requirement) ....................       900       1,400
                                                             =====       =====

LAND TAX DEFERMENT ACT -- Disbursements are made to local governments to reimburse them for property taxes of those property owners over 60 years of age and other qualified property owners that are deferred under this Act. The property owner or the estate is required to repay to the province all deferred taxes together with interest, on the termination of the agreement. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenue are credited to the Consolidated Revenue Fund and administration costs are funded through the ministry's voted appropriations.

   Receipts ............................................    14,000      19,500
   Disbursements .......................................    18,600      20,000
                                                            ------      ------
      Net Cash Source (Requirement) ....................    (4,600)       (500)
                                                            ======      ======

   REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

TAX ADMINISTRATION AND COLLECTION

BRITISH COLUMBIA TRANSIT ACT (MOTOR FUEL TAX)-- Disbursements are provided to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT's behalf by the Ministry of Provincial Revenue. Administration costs are funded through the ministry's voted appropriations.

   Receipts ............................................     8,000       7,900
   Disbursements .......................................     8,000       7,900
                                                             -----       -----
      Net Cash Source (Requirement) ....................        --          --
                                                             =====       =====

                       MINISTRY OF PROVINCIAL REVENUE                        119

   REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

TAX ADMINISTRATION AND COLLECTION (Continued)

BUILD BC ACT (MOTOR FUEL AND SOCIAL SERVICE TAXES)-- Disbursements are provided to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the social service tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA's behalf under the Build BC Act by the Ministry of Provincial Revenue. Administration costs are funded through the ministry's voted appropriations.

   Receipts ............................................    418,300     425,300
   Disbursements .......................................    418,300     425,300
                                                            -------     -------
      Net Cash Source (Requirement) ....................         --          --
                                                            =======     =======

GREATER VANCOUVER TRANSPORTATION AUTHORITY ACT (MOTOR FUEL AND SOCIAL SERVICE TAXES) - Disbursements are provided to the Greater Vancouver Transportation Authority (GVTA) in respect of the fuel tax (receipts) and the social service tax (receipts) on parking collected on GVTA's behalf under the Greater Vancouver Transportation Authority Act by the Ministry of Provincial Revenue. Administration costs are funded through the ministry's voted appropriations.

   Receipts ............................................    260,600     260,000
   Disbursements .......................................    260,600     260,000
                                                            -------     -------
      Net Cash Source (Requirement) ....................         --          --
                                                            =======     =======

RURAL AREA PROPERTY TAXES -- Disbursements are provided to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf by the Ministry of Provincial Revenue. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry's voted appropriations.

   Receipts ............................................    190,000     195,000
   Disbursements .......................................    190,000     195,000
                                                            -------     -------
      Net Cash Source (Requirement) ....................         --          --
                                                            =======     =======

TOBACCO TAX AMENDMENT ACT -- Disbursements are provided to the Cowichan Tribes in respect of the Cowichan Tribes Agreement for tobacco tax (receipts) collected on their behalf. Administration costs are funded through the ministry's voted appropriations.

   Receipts ............................................     2,200       2,000
   Disbursements .......................................     2,200       2,000
                                                             -----       -----
      Net Cash Source (Requirement) ....................        --          --
                                                             =====       =====

TOURISM BRITISH COLUMBIA (HOTEL ROOM TAX ACT)-- Disbursements are provided by the province to Tourism British Columbia in respect of the Tourism British Columbia Act hotel room tax (receipts) collected on the corporation's behalf by the Ministry of Provincial Revenue. Administration costs are funded through the ministry's voted appropriations.

   Receipts ............................................     25,500      24,500
   Disbursements .......................................     25,500      24,500
                                                             ------      ------
      Net Cash Source (Requirement) ....................         --          --
                                                             ======      ======

                             [BRITISH COLUMBIA LOGO]                         120

                 MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to ensure the security and economic vitality of communities through effective policing, corrections, liquor and gaming control and other protective and regulatory programs.

                                MINISTRY SUMMARY
                                     ($000)
--------------------------------------------------------------------------------
                                                          Estimates    Estimates
                                                          2003/04(1)    2004/05
--------------------------------------------------------------------------------
VOTED APPROPRIATIONS
   Vote 31 -- Ministry Operations .....................     509,207     478,891
   Vote 32 -- Emergency Program Act ...................      18,948      15,635

STATUTORY APPROPRIATIONS
   Forfeited Crime Proceeds Fund Special Account ......          --          --
   Inmate Work Program Special Account ................       1,540       1,554
   Victims of Crime Act Special Account ...............       7,325       7,325
                                                            -------     -------
OPERATING EXPENSE                                           537,020     503,405
                                                            =======     =======
--------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES (2)                                     --          --
--------------------------------------------------------------------------------
CAPITAL EXPENDITURES (3)                                      7,430       7,551
--------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)                    --       1,069
--------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER
   ENTITIES (5)                                                  --          --
--------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)                      2,830       2,621
--------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

122            MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

                             CORE BUSINESS SUMMARY
                                      $000

                                                       2003/04         2004/05 ESTIMATES
                                                       -------   ------------------------------
                                                                            External
OPERATING EXPENSE                                         Net     Gross    Recoveries     Net
-----------------------------------------------------------------------------------------------
Core Business
Corrections.........................................   187,370   180,819      (6,650)   174,169
Policing and Community Safety.......................   267,524   271,157     (20,090)   251,067
Compliance and Consumer Services....................    36,219    36,702      (1,206)    35,496
Gaming Policy and Enforcement.......................    15,312   211,571    (196,429)    15,142
Liquor Control and Licensing........................         1     8,892      (8,891)         1
Executive and Support Services......................     2,781     3,016          --      3,016
Emergency Program Act (includes special accounts)...    27,813    24,514          --     24,514
                                                       -------   -------    --------    -------
   TOTAL OPERATING EXPENSE..........................   537,020   736,671    (233,266)   503,405
                                                       =======   =======    ========    =======

CAPITAL EXPENDITURES                                    Net    Disbursements   Receipts    Net
-----------------------------------------------------------------------------------------------
Core Business
Corrections.........................................   2,659       2,324          --      2,324
Policing and Community Safety.......................   1,766       1,679          --      1,679
Compliance and Consumer Services....................   1,627       2,655          --      2,655
Gaming Policy and Enforcement.......................      20         320          --        320
Liquor Control and Licensing........................     905         330          --        330
Executive and Support Services......................     360         150          --        150
Emergency Program Act (includes special accounts)...      93          93          --         93
                                                       -----       -----         ---      -----
   TOTAL CAPITAL EXPENDITURES.......................   7,430       7,551          --      7,551
                                                       =====       =====         ===      =====

LOANS, INVESTMENTS AND OTHER REQUIREMENTS               Net    Disbursements   Receipts    Net
-----------------------------------------------------------------------------------------------
Core Business
Compliance and Consumer Services....................     --        1,500           --     1,500
Gaming Policy and Enforcement.......................     --           --         (431)     (431)
                                                        ---        -----         ----     -----
   TOTAL LOANS, INVESTMENTS AND OTHER
   REQUIREMENTS.....................................     --        1,500         (431)    1,069
                                                        ===        =====         ====     =====

                 MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL             123

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                         VOTE 31 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Corrections, Policing and Community Safety, Compliance and Consumer Services, Gaming Policy and Enforcement, Liquor Control and Licensing, and Executive and Support Services.

CORRECTIONS

     Voted Appropriations
     Adult Custody......................................    145,556     131,633
     Community Corrections and Corporate Programs.......     41,814      42,536
                                                            -------     -------
                                                            187,370     174,169
                                                            =======     =======

     Voted Appropriations Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, Keep of Prisoners, immigration detainees, non-criminally charged intoxicated persons, and for planning and management of correctional programs. Electronic monitoring technology is used to assist in the supervision of parolees and offenders on conditional sentences. Recoveries are received from the federal government for costs related to housing of federal inmates, immigration detainees and community services required for Drug Court; the Medical Services Plan for salaried and sessional medical services; the Vancouver Police Department for the provision of municipal lockup functions; and external agencies for the holding of intoxicated persons.

POLICING AND COMMUNITY SAFETY

     Voted Appropriations
     Police Services....................................    228,568     215,012
     Provincial Emergency Program.......................      4,562       4,707
     Coroners Service...................................      8,260       8,315
     Victim Services and Community Programs.............     26,134      23,033
                                                            -------     -------
                                                            267,524     251,067
                                                            =======     =======

     Voted Appropriations Description: This sub-vote provides for superintending law enforcement in the province, for providing victims of crime with services and benefits, and for assisting communities with community support and crime prevention programs, as well as for providing coroner services, province-wide emergency preparedness, security industry regulations, and other protective programs. External recoveries are received from other levels of government, the Insurance Corporation of British Columbia, the British Columbia Lottery Corporation, the Vancouver Port Corporation, and individuals and organizations covered by the Criminal Records Review Act. Internal recoveries are received from other ministries and from the Victims of Crime Act Special Account.

COMPLIANCE AND CONSUMER SERVICES

     Voted Appropriations
     Office of the Superintendent of Motor Vehicles.....      6,399       7,362
     Commercial Vehicle Safety and Enforcement..........     19,177      19,111
     Residential Tenancy................................      7,325       6,274
     Consumer Services..................................      2,132       1,542
     Film Classification................................      1,186       1,207
                                                             ------      ------
                                                             36,219      35,496
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for the administration of driver regulatory and traffic safety programs, the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, the administration and enforcement of consumer legislation, residential tenancy information and landlord-tenant dispute resolution services, film and adult video classification services and licensing of theatres and distributors. Recoveries are received from the federal government for costs associated with the use of advanced technology for National Safety Code enforcement; from parties external to the ministry for services provided on their behalf; and pursuant to court and consent orders, for costs associated with investigations and consumer restitution.

124              MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

GAMING POLICY AND ENFORCEMENT

     Voted Appropriations
     Gaming Policy and Enforcement Operations...........     15,311      15,141
     Distribution of Gaming Proceeds....................          1           1
                                                             ------      ------
                                                             15,312      15,142
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for the administration of gaming in the province and includes the definition of policy and standards, the regulation and enforcement of legal gaming, the management of the province's gaming initiatives, and the distribution of gaming proceeds. Recoveries are received from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from the Canadian Pari-Mutuel Agency for horse race testing and from gaming registrants for the direct costs incurred in investigations.

LIQUOR CONTROL AND LICENSING

     Voted Appropriation
     Liquor Control and Licensing.......................          1           1
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for overall policy development, administration, licensing and inspections in support of the Liquor Control and Licensing Act and Regulations. Recoveries are received from licensing fees and permit charges.

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Minister's Office..................................        478         479
     Corporate Services.................................      1,289       1,586
     Agencies, Boards and Commissions...................      1,014         951
                                                             ------      ------
                                                              2,781       3,016
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for the office of the Solicitor General and Deputy Solicitor General including salaries, benefits, allowances, operating and other expenses of these offices; secondary support and operations of the Ministry of Public Safety and Solicitor General; and centralized capital acquisitions for the ministry. Primary support services are provided by the Ministry of Attorney General and Minister Responsible for Treaty Negotiations. This sub-vote also provides for various agencies, boards and commissions under the jurisdiction of the Solicitor General.

--------------------------------------------------------------------------------
VOTE 31 -- MINISTRY OPERATIONS                              509,207     478,891
--------------------------------------------------------------------------------

                 MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL             125

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                        VOTE 32 -- EMERGENCY PROGRAM ACT

This vote provides for ministry programs and operations described in the voted appropriation under the Emergency Program Act core business.

EMERGENCY PROGRAM ACT

     Voted Appropriation
     Emergency Program Act .............................     18,948      15,635
                                                           --------    --------
     Statutory Appropriations
     Forfeited Crime Proceeds Fund Special Account .....         --          --
     Inmate Work Program Special Account ...............      1,540       1,554
     Victims of Crime Act Special Account ..............      7,325       7,325
                                                           --------    --------
                                                             27,813      24,514
                                                           ========    ========

     Voted Appropriation Description: This sub-vote provides for the Emergency Program Act which provides for response to, and recovery from, emergencies and disasters.

     Statutory Appropriations Description: This statutory appropriation provides for the Forfeited Crime Proceeds Fund Special Account, the Inmate Work Program Special Account, and the Victims of Crime Act Special Account.

--------------------------------------------------------------------------------
VOTE 32 -- EMERGENCY PROGRAM ACT                             18,948      15,635
STATUTORY -- FORFEITED CRIME PROCEEDS FUND SPECIAL ACCOUNT       --          --
STATUTORY -- INMATE WORK PROGRAM SPECIAL ACCOUNT              1,540       1,554
STATUTORY -- VICTIMS OF CRIME ACT SPECIAL ACCOUNT             7,325       7,325
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------
GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits .............................         169,229     158,879
Operating Costs ...................................         109,050     104,165
Government Transfers ..............................         466,459     471,339
Other Expenses ....................................           6,315       6,288
Internal Recoveries ...............................          (4,150)     (4,000)
External Recoveries ...............................        (209,883)   (233,266)
                                                           --------    --------
TOTAL OPERATING EXPENSE ...........................         537,020     503,405
                                                           ========    ========
--------------------------------------------------------------------------------

126             MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

                                 SPECIAL ACCOUNT(1)
                                      $000

--------------------------------------------------------------------------------

FORFEITED CRIME PROCEEDS FUND

This account was established by the Special Accounts Appropriation and Control Act, 1988 as amended by the Attorney General Amendment Act, 1989. The purpose of this account is to dispose of property forfeited from criminal offenses in a manner to facilitate the administration of criminal justice and law enforcement in the province. Revenue represents forfeited proceeds of crimes. The Solicitor General determines expenses to be made from the account; however, under the terms of a protocol agreement, expenses from previous years' revenues can be made only with the approval of the Minister of Finance. Administration costs are funded through the ministry's voted appropriations. No financing transactions are provided for under this account.

                                                                             Estimates   Estimates
                                                                              2003/04     2004/05
--------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2).......      326         426
   OPERATING TRANSACTIONS                                                       ===         ===
   Revenue................................................................      100          --
   Expense................................................................       --          --
                                                                                ---         ---
      Net Revenue (Expense)...............................................      100          --

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts...............................................................       --          --
   Disbursements - Capital................................................       --          --
   Disbursements - Other..................................................       --          --
                                                                                ---         ---
      Net Cash Source (Requirement).......................................       --          --
                                                                                ---         ---

                                                                                ---         ---
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)...      426         426
                                                                                ===         ===
--------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

                 MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL             127

                                 SPECIAL ACCOUNT(1)
                                      $000

--------------------------------------------------------------------------------

INMATE WORK PROGRAM

This account was established by the Miscellaneous Statutes Amendment Act (No.2), 1987. The purpose of this account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs directly related to the production and sale of goods and services within the Inmate Work Program. Administration costs are funded through the ministry's voted appropriations.

                                                                                         Estimates   Estimates
                                                                                          2003/04     2004/05
--------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(3)...................     1,954        1,987
   OPERATING TRANSACTIONS                                                                 ------       ------
   Revenue............................................................................     1,550        1,560
   Expense............................................................................    (1,540)      (1,554)
                                                                                          ------       ------
      Net Revenue (Expense)...........................................................        10            6

   Difference Between 2003/04 Estimates and Projected Actual Net Revenue (Expense)....        69

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts...........................................................................        --           --
   Disbursements - Capital............................................................       (93)         (93)
   Disbursements - Other..............................................................        --           --
                                                                                          ------       ------
      Net Cash Source (Requirement)...................................................       (93)         (93)
                                                                                          ------       ------
   Working Capital Adjustments(2).....................................................        47           61

                                                                                          ------       ------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(3)...............     1,987        1,961
                                                                                          ======       ======

--------------------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) Estimated adjustments include those adjustments that would change the cash balance of the Special Account. This includes amortization expense, changes in accounts receivable and payable, and recognition of deferred revenues.

(3) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

128              MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

                               SPECIAL ACCOUNT(1)
                                      $000
--------------------------------------------------------------------------------

VICTIMS OF CRIME ACT

This account was established by the Victims of Crime Act, 1995. The purpose of this account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offenses, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offenses imposed by the court under the Criminal Code of Canada. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and Minister Responsible for Treaty Negotiations and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry's voted appropriations. No financing transactions are provided for under this account.

                                                                                        Estimates   Estimates
                                                                                         2003/04     2004/05
-------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2) .................     20,226      22,162
                                                                                          ------      ------
   OPERATING TRANSACTIONS
   Revenue ..........................................................................      9,500       8,350
   Expense ..........................................................................     (7,325)     (7,325)
                                                                                          ------      ------
      Net Revenue (Expense) .........................................................      2,175       1,025

   Difference Between 2003/04 Estimates and Projected Actual Net Revenue (Expense)...       (239)

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts .........................................................................         --          --
   Disbursements - Capital ..........................................................         --          --
   Disbursements - Other ............................................................         --          --
                                                                                          ------      ------
      Net Cash Source (Requirement) .................................................         --          --
                                                                                          ------      ------

                                                                                          ------      ------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)..............     22,162      23,187
                                                                                          ======      ======
-------------------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

                 MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL             129

           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

COMPLIANCE AND CONSUMER SERVICES

CONSUMER PROTECTION ACT -- Disbursements are for a loan provided by the province to the Business Practices and Consumer Protection Authority under the Business Practices and Consumer Protection Authority Act for the delivery of consumer protection services.

Receipts................................................       --            --
Disbursements...........................................       --         1,500
                                                              ---        ------
   Net Cash Source (Requirement)........................       --        (1,500)
                                                              ===        ======

GAMING POLICY AND ENFORCEMENT

HASTINGS PARK RACE TRACK -- Receipts represent the repayment and principal for a loan provided to an external party for the purchase of Hastings Park Race Track. This loan will be fully repaid by December 31,2012.

Receipts................................................       --           431
Disbursements...........................................       --            --
                                                              ---        ------
   Net Cash Source (Requirement)........................       --           431
                                                              ===        ======

                             [BRITISH COLUMBIA LOGO]

                    MINISTRY OF SKILLS DEVELOPMENT AND LABOUR

The mission of the Ministry of Skills Development and Labour is to create an employment environment with dynamic workplaces that meet the needs of workers, employers and unions. Vulnerable workers will be protected. The Ministry will ensure that British Columbians have the tools they need to foster working relationships in safe and healthy workplaces. It will develop programs and legislation that contribute to provincial competitiveness and prosperity.

                                MINISTRY SUMMARY
                                     ($000)

--------------------------------------------------------------------------------------
                                                                Estimates    Estimates
                                                                2003/04(1)    2004/05
--------------------------------------------------------------------------------------
VOTED APPROPRIATION
   Vote 33 -- Ministry Operations............................     25,637       18,812
                                                                  ------       ------
OPERATING EXPENSE                                                 25,637       18,812
                                                                  ======       ======
--------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                           --           --
--------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                            3,512        3,512
-------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                          --           --
--------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)          --           --
--------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                       s       451          442
--------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

132                MINISTRY OF SKILLS DEVELOPMENT AND LABOUR

                             CORE BUSINESS SUMMARY
                                      $000

                                                   2003/04         2004/05 ESTIMATES
                                                   -------   ------------------------------
                                                                       External
OPERATING EXPENSE                                    Net      Gross    Recoveries      Net
-------------------------------------------------------------------------------------------
Core Business
Skills Development and Employment Standards.....    13,834   10,242        (100)     10,142
Industrial Relations............................     8,120    5,974        (315)      5,659
Workers' Compensation...........................         1   31,253     (31,252)          1
Executive and Support Services..................     3,682    3,010          --       3,010
                                                    ------   ------     -------      ------
   TOTAL OPERATING EXPENSE......................    25,637   50,479     (31,667)     18,812
                                                    ======   ======     =======      ======

CAPITAL EXPENDITURES                                Net    Disbursements   Receipts    Net
-------------------------------------------------------------------------------------------
Core Business
Skills Development and Employment Standards.....     677         677          --        677
Industrial Relations............................      20          20          --         20
Workers'Compensation............................   2,815       2,815          --      2,815
Executive and Support Services..................      --          --          --         --
                                                   -----       -----         ---      -----
   TOTAL CAPITAL EXPENDITURES...................   3,512       3,512          --      3,512
                                                   =====       =====         ===      =====

                    MINISTRY OF SKILLS DEVELOPMENT AND LABOUR                133

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                          VOTE 33 - MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Skills Development and Employment Standards, Industrial Relations, Workers' Compensation, and Executive and Support Services.

SKILLS DEVELOPMENT AND EMPLOYMENT STANDARDS

     Voted Appropriation
     Skills Development and Employment Standards........     13,834      10,142
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for direct operating costs for the overall direction, development and support of strategic plans for skills development and labour market services in the province. This sub-vote also provides for services promoting harmonious labour and employment relations including administration of the Employment Standards Act and support services to the Labour Relations Board. Recoveries are received for the costs of client education, investigations, ministry record searches and from other sources.

INDUSTRIAL RELATIONS

     Voted Appropriation
     Industrial Relations...............................      8,120       5,659
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for the operations of the Labour Relations Board, an agency established under the Labour Relations Code to promote harmonious labour relations in British Columbia, and for other labour relations initiatives. This sub-vote also provides for the administration of some sections of the Employment Standards Act. Recoveries are received for the costs of adjudication and mediation services, appeals and from other sources.

WORKERS' COMPENSATION

     Voted Appropriation
     Workers' Compensation..............................          1           1
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for the operations of the Workers' Compensation Appeal Tribunal, an independent agency established under the Workers' Compensation Act to hear appeals from decisions made by the Workers' Compensation Board and other matters, and for Compensation Advisory Services which provides information and advice to employers and workers respecting workers' compensation matters. Costs associated with this sub-vote are fully recovered from the Accident Fund established pursuant to the Workers' Compensation Act and from other sources.

134                 MINISTRY OF SKILLS DEVELOPMENT AND LABOUR

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Minister's Office..................................        489         431
     Program Management.................................      3,193       2,579
                                                              -----       -----
                                                              3,682       3,010
                                                              =====       =====

     Voted Appropriations Description: This sub-vote provides for the office of the Minister of Skills Development and Labour and includes salaries, benefits, allowances, operating and other expenses of the minister and the minister's staff. It provides for administration and executive direction of the ministry, including the deputy minister's office and policy and legislative services. Other administrative services, including financial, human resources, information systems, facilities management, and freedom of information and protection of privacy, are provided by the Ministry of Education.

--------------------------------------------------------------------------------
VOTE 33 -- MINISTRY OPERATIONS                               25,637      18,812
--------------------------------------------------------------------------------

                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------
GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits...................................     37,655      33,003
Operating Costs.........................................     20,047      17,353
Government Transfers....................................         35          15
Other Expenses..........................................         83         108
External Recoveries.....................................    (32,183)    (31,667)
                                                            -------     -------
TOTAL OPERATING EXPENSE.................................     25,637      18,812
                                                            =======     =======

                             [BRITISH COLUMBIA LOGO]

               MINISTRY OF SMALL BUSINESS AND ECONOMIC DEVELOPMENT

The mission of the Ministry of Small Business and Economic Development is to promote strategic leadership in government to create a strong, prosperous and diverse economy in all regions.

                                MINISTRY SUMMARY
                                     ($000)
-----------------------------------------------------------------------------------------
                                                                    Estimates   Estimates
                                                                   2003/04(1)    2004/05
-----------------------------------------------------------------------------------------
VOTED APPROPRIATION
   Vote 34 -- Ministry Operations...............................     174,713     139,689

STATUTORY APPROPRIATIONS
   Northern Development Fund Special Account....................       1,500         500
   Olympic Arts Fund Special Account............................         483         625
   Physical Fitness and Amateur Sports Fund Special Account.....       2,215       2,200
                                                                     -------     -------
OPERATING EXPENSE                                                    178,911     143,014
                                                                     =======     =======
-----------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                               --          --
-----------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                  692         470
-----------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                              --          --
-----------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)              --          --
-----------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                  200         157
-----------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

136           MINISTRY OF SMALL BUSINESS AND ECONOMIC DEVELOPMENT

                              CORE BUSINESS SUMMARY
                                      $000

                                                                 2003/04         2004/05 ESTIMATES
                                                                 -------   ------------------------------
                                                                                      External
OPERATING EXPENSE                                                  Net      Gross    Recoveries     Net
---------------------------------------------------------------------------------------------------------
Core Business
Improving British Columbia's Investment Climate and
   Competitiveness (includes special account)................      6,646     3,891       --         3,891
Marketing and Promoting British Columbia.....................      2,949     2,816      (10)        2,806
Enhancing Economic Development Throughout British Columbia...     22,360    19,142       --        19,142
BC Olympic Games Secretariat, Sport and Culture
   (includes special accounts)...............................     62,944    30,504       (1)       30,503
Executive and Support Services...............................     84,012    86,677       (5)       86,672
                                                                 -------   -------      ---       -------
   TOTAL OPERATING EXPENSE...................................    178,911   143,030      (16)      143,014
                                                                 =======   =======      ===       =======

CAPITAL EXPENDITURES                                                 Net   Disbursements   Receipts   Net
---------------------------------------------------------------------------------------------------------
Core Business
Improving British Columbia's Investment Climate and
   Competitiveness (includes special account)................         --         75           --       75
Marketing and Promoting British Columbia.....................        600         50           --       50
Enhancing Economic Development Throughout British Columbia...         15         --           --       --
BC Olympic Games Secretariat, Sport and Culture
   (includes special accounts)...............................         25         70           --       70
Executive and Support Services...............................         52        275           --      275
                                                                     ---        ---          ---      ---
   TOTAL CAPITAL EXPENDITURES................................        692        470           --      470
                                                                     ===        ===          ===      ===

              MINISTRY OF SMALL BUSINESS AND ECONOMIC DEVELOPMENT            137

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                         VOTE 34 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Improving British Columbia's Investment Climate and Competitiveness; Marketing and Promoting British Columbia; Enhancing Economic Development Throughout British Columbia; BC Olympic Games Secretariat, Sport and Culture; and Executive and Support Services.

IMPROVING BRITISH COLUMBIA'S INVESTMENT CLIMATE AND COMPETITIVENESS

     Voted Appropriation
     Improving British Columbia's Investment Climate
        and Competitiveness ............................      5,146       3,391
                                                              -----       -----
     Statutory Appropriation
     Northern Development Fund Special Account .........      1,500         500
                                                              -----       -----
                                                              6,646       3,891
                                                              =====       =====

     Voted Appropriation Description: This sub-vote provides for development and enhancement of a positive investment climate and prosperous economy within the province, with particular emphasis on the deregulation initiative to reduce regulatory burden; management of tax policy programs to assist small and medium sized businesses; development of effective strategies to provide economic and business information on business sectors, regions and economic trends; and management of significant cross-government projects to enhance the province's competitiveness.

     Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund Special Account, which is governed under the BC-Alcan Northern Development Fund Act.

MARKETING AND PROMOTING BRITISH COLUMBIA

     Voted Appropriation
     Marketing and Promoting British Columbia ..........      2,949       2,806
                                                              =====       =====

     Voted Appropriation Description: This sub-vote provides for facilitating trade and investment by developing a marketing strategy to provide the framework for communicating British Columbia's advantages and opportunities; showcasing British Columbia at national and international industry events; planning and managing trade missions to profile British Columbia in key markets; assisting the private sector to leverage identified marketing opportunities; and leading the marketing of British Columbia as a film and television production location. Recoveries are received from outside organizations and individuals for services provided by the BC Film Commission.

ENHANCING ECONOMIC DEVELOPMENT THROUGHOUT BRITISH COLUMBIA

     Voted Appropriation
     Enhancing Economic Development Throughout
        British Columbia ...............................     22,360      19,142
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for development and implementation of strategies to revitalize the economy and create greater economic diversification by leading the implementation of the Heartlands Economic Strategy; establishing a fast-track approval process for key projects; managing the British Columbia/Canada Infrastructure program to improve urban and rural local government infrastructure; developing and implementing a Tourism Development Strategy; and promoting the province as a competitive business location for the science and technology sectors.

138            MINISTRY OF SMALL BUSINESS AND ECONOMIC DEVELOPMENT

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

BC OLYMPIC GAMES SECRETARIAT, SPORT AND CULTURE

     Voted Appropriations
     BC Olympic Games Secretariat ......................     38,590       6,290
     Sport .............................................      8,698       8,713
     Culture and BC Arts Council .......................     12,958      12,675
                                                             ------      ------
                                                             60,246      27,678
     Statutory Appropriations
     Olympic Arts Fund Special Account .................        483         625
     Physical Fitness and Amateur Sports
        Fund Special Account ...........................      2,215       2,200
                                                             ------      ------
                                                             62,944      30,503
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for the BC Olympic Games Secretariat to ensure intra- and intergovernmental relations; provide assistance to the Organizing Committee for the 2010 Olympic and Paralympic Winter Games; build community support of the Games throughout the province; and the administration of the Olympic Arts Fund and the Physical Fitness and Amateur Sports Fund. The sub-vote also provides support for cultural, sport and physical activity policy and programs and for the administration and delivery of government programs under the Arts Council Act. Transfers are provided in support of the Organizing Committee for the 2010 Olympic and Paralympic Winter Games, amateur sport associations, physical activity projects, community development projects, Games-related programs, and for the programs of the BC Arts Council. Some costs are partially recovered from external organizations for program services.

     Statutory Appropriations Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund Special Acount and for the Olympic Arts Fund Special Account.

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Minister's Office .................................        729         729
     Corporate Services ................................      9,763       8,323
     British Columbia Pavilion Corporation .............      5,000       5,000
     Vancouver Convention Centre Expansion Project .....     67,000      71,300
     Reserves for Doubtful Accounts ....................      1,520       1,320
                                                             ------      ------
                                                             84,012      86,672
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for the office of the Minister of Small Business and Economic Development, and administration and ministry executive support, including the deputy ministers' offices, financial and human resources, legislation and administrative services, records management and information systems, and the library. This sub-vote also provides for administrative support services for the Ministry of Energy and Mines. Transfers are provided to the British Columbia Pavilion Corporation towards capital, operating and facilities maintenance costs and for amortization of the provincial investment in the corporation and to the Vancouver Convention Centre Expansion Project. This sub-vote also provides for reserves for doubtful accounts and write-downs of investments. Recoveries are received from parties external to government for ministry services.

--------------------------------------------------------------------------------
VOTE 34 -- MINISTRY OPERATIONS                              174,713     139,689
STATUTORY -- NORTHERN DEVELOPMENT FUND SPECIAL ACCOUNT        1,500         500
STATUTORY -- OLYMPIC ARTS FUND SPECIAL ACCOUNT                  483         625
STATUTORY -- PHYSICAL FITNESS AND AMATEUR SPORTS
                FUND SPECIAL ACCOUNT                           2,215       2,200
--------------------------------------------------------------------------------

              MINISTRY OF SMALL BUSINESS AND ECONOMIC DEVELOPMENT            139

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits ..................................     15,749      13,995
Operating Costs ........................................     14,990      14,480
Government Transfers ...................................    143,253     109,862
Other Expenses .........................................      5,150       4,693
Internal Recoveries ....................................        (16)         --
External Recoveries ....................................       (215)        (16)
                                                            -------     -------
TOTAL OPERATING EXPENSE ................................    178,911     143,014
                                                            =======     =======
--------------------------------------------------------------------------------

140              MINISTRY OF SMALL BUSINESS AND ECONOMIC DEVELOPMENT

                               SPECIAL ACCOUNT(1)
                                      $000

--------------------------------------------------------------------------------

NORTHERN DEVELOPMENT FUND

This account was created by the BC-Alcan Northern Development Fund Act, 1998. The purpose of the account is to promote sustainable economic development in northwestern British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the operations of the Nechako-Kitimat Development Fund Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote. No financing transactions are provided for under this account.

                                                                                         Estimates   Estimates
                                                                                          2003/04     2004/05
--------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2) ..................     6,866       7,466
                                                                                           -----       -----
   OPERATING TRANSACTIONS
   Revenue ...........................................................................       600         575
   Expense ...........................................................................    (1,500)       (500)
                                                                                           -----       -----
      Net Revenue (Expense) ..........................................................      (900)         75

   Difference Between 2003/04 Estimates and Projected Actual Net Revenue (Expense) ...     1,500

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts ..........................................................................        --          --
   Disbursements - Capital ...........................................................        --          --
   Disbursements - Other .............................................................        --          --
                                                                                           -----       -----
      Net Cash Source (Requirement) ..................................................        --          --
                                                                                           -----       -----

                                                                                           -----       -----
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2) ..............     7,466       7,541
                                                                                           =====       =====
--------------------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

               MINISTRY OF SMALL BUSINESS AND ECONOMIC DEVELOPMENT           141

                               SPECIAL ACCOUNT(1)
                                      $000

--------------------------------------------------------------------------------

OLYMPIC ARTS FUND

This account was established under the Special Accounts Appropriation and Control Act, 2001.

The account provides funding to promote hosting the 2010 Olympic and Paralympic Winter Games in British Columbia. Interest earned on the account balance is credited to the account as revenue. Expenses consist of transfers to groups and organizations for cultural and artistic activities that will promote hosting of the 2010 Olympic and Paralympic Winter Games in BC. Administration costs are provided through the Ministry Operations Vote.

The initial account balance was established at $5 million. The balance was increased by $5 million on April 1, 2002 and April 1, 2003. A further increase of $5 million will be made April 1, 2004, under the authority of the Special Accounts Appropriation and Control Act, 2001.

No financing transactions are provided for under this account.

                                                                              Estimates   Estimates
                                                                               2003/04     2004/05
---------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2) .......     5,087      10,087
                                                                               ------      ------
   OPERATING TRANSACTIONS
   Revenue ................................................................       483         625
   Expense ................................................................      (483)       (625)
                                                                               ------      ------
      Net Revenue (Expense) ...............................................        --          --

   Transfer from General Fund .............................................     5,000       5,000

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts ...............................................................        --          --
   Disbursements - Capital ................................................        --          --
   Disbursements - Other ..................................................        --          --
                                                                               ------      ------
      Net Cash Source (Requirement) .......................................        --          --
                                                                               ------      ------

                                                                               ------      ------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2) ...    10,087      15,087
                                                                               ======      ======
---------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

142            MINISTRY OF SMALL BUSINESS AND ECONOMIC DEVELOPMENT

                               SPECIAL ACCOUNT(1)
                                      $000

--------------------------------------------------------------------------------

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act, 1988.

The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of transfers to physical fitness and amateur sport projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

The account balance was increased by $5.5 million before April 1, 2002 and by $5.5 million on April 1, 2002 and on April 1, 2003. A further increase of $5.5 million will be made April 1, 2004, under the authority of the Special Accounts Appropriation and Control Act, 2001. No financing transactions are provided for under this account.

                                                                              Estimates   Estimates
                                                                               2003/04     2004/05
---------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2) .......     7,437      12,937
                                                                               ------      ------
  OPERATING TRANSACTIONS
  Revenue .................................................................     2,215       2,200
  Expense .................................................................    (2,215)     (2,200)
                                                                               ------      ------
     Net Revenue (Expense) ................................................        --          --

  Transfer from General Fund ..............................................     5,500       5,500

  FINANCING TRANSACTIONS
  Loans, Investments and Other Requirements
  Receipts ................................................................        --          --
  Disbursements - Capital .................................................        --          --
  Disbursements - Other ...................................................        --          --
                                                                               ------      ------
     Net Cash Source (Requirement) ........................................        --          --
                                                                               ------      ------

                                                                               ------      ------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2) ...    12,937      18,437
                                                                               ======      ======
-------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

                            [BRITISH COLUMBIA LOGO]

                   MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT

The mission of the Ministry of Sustainable Resource Management is to provide provincial leadership, through policies, planning and resource information, to support sustainable economic development of the province's land, water and resources.

                                MINISTRY SUMMARY
                                      $000
--------------------------------------------------------------------------------
                                                          Estimates    Estimates
                                                          2003/04(1)    2004/05
--------------------------------------------------------------------------------
VOTED APPROPRIATIONS
   Vote 35 -- Ministry Operations......................     87,134       68,415
   Vote 36 -- Agricultural Land Commission.............      2,296        1,957

STATUTORY APPROPRIATION
   Crown Land Special Account..........................         --      210,620

                                                            ------      -------
OPERATING EXPENSE                                           89,430      280,992
                                                            ======      =======
--------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                     --           --
--------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                      8,284        8,201
--------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                   100         (900)
--------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER
   ENTITIES(5)                                                  --           --
--------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                        931          754
--------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

144               MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT

                              CORE BUSINESS SUMMARY
                                      $000

                                                    2003/04          2004/05 ESTIMATES
                                                    -------   ------------------------------
                                                                         External
OPERATING EXPENSE                                     Net      Gross    Recoveries     Net
--------------------------------------------------------------------------------------------
Core Business
Sustainable Economic Development.................    23,373    12,045       (500)     11,545
Integrated Land and Resource Information.........    51,817    59,281    (13,352)     45,929
Sound Governance.................................     1,722     2,784        (25)      2,759
Property Assessment Services.....................         1     1,973     (1,972)          1
Executive and Support Services...................    10,221     8,183         (2)      8,181
Agricultural Land Commission.....................     2,296     1,957         --       1,957
Crown Land.......................................        --   210,620         --     210,620
                                                     ------   -------    -------     -------

   TOTAL OPERATING EXPENSE.......................    89,430   296,843    (15,851)    280,992
                                                     ======   =======    =======     =======

CAPITAL EXPENDITURES                                 Net    Disbursements   Receipts    Net
--------------------------------------------------------------------------------------------
Core Business
Sustainable Economic Development.................     486         600          --        600
Integrated Land and Resource Information            7,606       7,400          --      7,400
Sound Governance.................................       2           5          --          5
Property Assessment Services.....................      97          96          --         96
Executive and Support Services...................      50          50          --         50
Agricultural Land Commission.....................      43          50          --         50
                                                    -----       -----         ---      -----

   TOTAL CAPITAL EXPENDITURES...................    8,284       8,201          --      8,201
                                                    =====       =====         ===      =====

LOANS, INVESTMENTS AND OTHER REQUIREMENTS           Net   Disbursements   Receipts    Net
-----------------------------------------------------------------------------------------
Core Business
Crown Land.......................................   100         --          (900)    (900)
                                                    ---        ---          ----     ----
   TOTAL LOANS, INVESTMENTS AND OTHER
   REQUIREMENTS..................................   100         --          (900)    (900)
                                                    ===        ===          ====     ====

                   MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT               145

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                          VOTE 35 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Sustainable Economic Development, Integrated Land and Resource Information, Sound Governance, Property Assessment Services, and Executive and Support Services.

SUSTAINABLE ECONOMIC DEVELOPMENT

     Voted Appropriation
     Sustainable Economic Development.....................   23,373      11,545
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for the management and delivery of programs through regional offices and headquarter branches that support sustainable economic development of Crown land, water and other resources. This sub-vote also provides for strategic landscape/watershed land and resource use planning; developing guidelines and tools for strategic plans; and developing operational policy and conducting planning to support sustainable development of tourism and other resource-based sectors. Transfers are provided for activities concerned with sustainable economic development and land and resource use activities and processes. Costs are recovered for some program services from other ministries, other levels of government, organizations and individuals.

INTEGRATED LAND AND RESOURCE INFORMATION

     Voted Appropriation
     Integrated Land and Resource Information.............   51,817      45,929
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for the administration and delivery of programs that collect, record, manage and coordinate land, water and natural resource inventories and data; decision support, base mapping and information management services and products in support of economic development, land-use planning and negotiations with First Nations; and developing and maintaining partnerships with other governments, industry, academia and other organizations related to information management. Transfers are provided for activities concerned with sustainable resource use and land-related activities and processes. Costs are recovered for some program services from other ministries, other levels of government, organizations, and individuals.

SOUND GOVERNANCE

     Voted Appropriation
     Sound Governance.....................................    1,722       2,759
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for corporate policy and legislation development associated with land and water activities, property assessment, and revenue (fees and licences); development and implementation of consultation and accommodation policies, and development of strategic land and resource policies for negotiations with First Nations; and intergovernmental affairs, service planning, evaluation and the development of a sustainable resource management framework to support decision-making. Transfers are provided for activities concerned with sustainable resource use and land-related activities and processes. Costs are recovered for some program services from other ministries, other levels of government, organizations, and individuals.

PROPERTY ASSESSMENT SERVICES

     Voted Appropriation
     Property Assessment Services.........................        1           1
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for the operating costs of the Property Assessment Review Panels and the Property Assessment Appeal Board including the fees and expenses of appointees. Recoveries are received from the British Columbia Assessment Authority and from organizations and individuals.

146                MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Ministers'Office...................................        520         870
     Corporate Services.................................      9,701       7,311
                                                             ------       -----
                                                             10,221       8,181
                                                             ======       =====

     Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Sustainable Resource Management and the Minister of State for Resort Development, and includes salaries, benefits, allowances and operating expenses of the ministers and the ministers' staff. This sub-vote also provides for finance, administrative, personnel, information systems, information and privacy, special and corporate program coordination and trust fund management for ministry operations and programs. Under agreement, corporate services are provided to the Ministry of Water, Land and Air Protection, the Environmental Assessment Office and Land and Water British Columbia Inc. Transfers are provided for activities concerned with sustainable resource use and land-related activities and processes. Costs are recovered for some program services from clients or from other ministries, other entities within government, other levels of government, organizations, and individuals, and from revenues collected by the ministry.

--------------------------------------------------------------------------------
VOTE 35 -- MINISTRY OPERATIONS                               87,134      68,415
--------------------------------------------------------------------------------

                   MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT               147

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                     VOTE 36 -- AGRICULTURAL LAND COMMISSION

This vote provides for the operations described in the voted appropriation under the Agricultural Land Commission core business.

AGRICULTURAL LAND COMMISSION

     Voted Appropriation
     Agricultural Land Commission.......................      2,296       1,957
                                                              =====       =====

     Voted Appropriation Description: This vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments and others. A portion of fees for the applications made under the Agricultural Land Commission Act are retained by local governments for services provided in the application process.

--------------------------------------------------------------------------------
VOTE 36 -- AGRICULTURAL LAND COMMISSION                       2,296       1,957
--------------------------------------------------------------------------------

148                 MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                             STATUTORY -- CROWN LAND

This statutory account provides for operations described in the statutory appropriation under the Crown Land core business.

CROWN LAND

   Statutory Appropriation
   Crown Land Special Account.........................           --     210,620
                                                           ========     =======

   Statutory Appropriation Description: This statutory appropriation provides for the Crown Land Special Account.

--------------------------------------------------------------------------------
STATUTORY-CROWN LAND SPECIAL ACCOUNT                             --     210,620
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits..............................          60,602      54,567
Operating Costs....................................          59,152      48,616
Government Transfers...............................           2,843     210,806
Other Expenses.....................................             417         304
Internal Recoveries................................         (17,152)    (17,450)
External Recoveries................................         (16,432)    (15,851)
                                                            -------     -------
TOTAL OPERATING EXPENSE............................          89,430     280,992
                                                            =======     =======
--------------------------------------------------------------------------------

                   MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT               149

                                SPECIAL ACCOUNT(1)
                                      $000
--------------------------------------------------------------------------------

CROWN LAND

This account was originally created as a fund by authority of Section 7 of the Department of Housing Act, 1973, was replaced by the Crown Land Fund effective July 31,1979 pursuant to the Ministry of Lands, Parks and Housing Act, and was changed to a Special Account under the Special Appropriations and Control Act, 1982.

Revenue sources (net of direct costs) include land sales, land exchanges, land tenures, interest income, sales of density allotments pursuant to community plans, and fees. Expenses include costs such as reporting, clean-up and crown land servicing.

Receipts represent repayment of outstanding loans and deposits made on pending sales. Disbursements reflect recoverable disbursements associated with the acquisition, servicing, development and disposition of inventoried Crown land administered by Land and Water British Columbia Inc.

This Special Account now includes the write-up from book value to fair market value (revenue) and related expense associated with providing Free Crown Grants and Nominal Rent Tenures at less than fair market value, in accordance with generally accepted accounting principles. Free Crown Grants are grants of Crown land, and Nominal Rent Tenures are leases of Crown land to organizations inside or outside of the government reporting entity, usually provided free or at a nominal value. Beginning in 2004/05, an expense budget is provided for each ministry based on an assessment of requirements for Free Crown Grants or Nominal Rent Tenures. As writeups to fair market value (revenue) are fully offset by grant transfers (expense) to beneficiaries, these transactions do not impact the bottom line for the Special Account or the government's summary accounts.

                                                                                         Estimates(3)   Estimates
                                                                                            2003/04      2004/05
-----------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2) ..................      50,000        50,000
                                                                                           =======      ========
   OPERATING TRANSACTIONS

   CROWN LAND
   Revenue............................................................................      65,870        77,540
   Expense............................................................................          --           (20)
                                                                                           -------      --------
   Net Revenue (Expense)..............................................................      65,870        77,520

   FREE CROWN GRANTS AND NOMINAL RENT TENURES(3)
   Revenue:
         - Ministry of Community, Aboriginal and Women's Services.....................                     9,500
         - Ministry of Health Services................................................                     6,000
         - Ministry of Transportation.................................................                       100
         - Ministry of Water, Land and Air Protection.................................                    95,000
         - Unallocated(4).............................................................                   100,000
                                                                                           -------      --------
                                                                                                --       210,600
   Expense:
         - Ministry of Community, Aboriginal and Women's Services.....................                    (9,500)
         - Ministry of Health Services................................................                    (6,000)
         - Ministry of Transportation.................................................                      (100)
         - Ministry of Water, Land and Air Protection.................................                   (95,000)
         - Unallocated(4).............................................................                  (100,000)
                                                                                           -------      --------
                                                                                                --      (210,600)
                                                                                           -------      --------
   Net Revenue (Expense)..............................................................          --            --

   Difference Between 2003/04 Estimates and Projected Actual Net Revenue (Expense)....      23,265

   Return to General Fund.............................................................     (89,035)      (78,420)

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts...........................................................................         900           900
   Disbursements - Capital............................................................          --            --
   Disbursements - Other..............................................................      (1,000)           --
                                                                                           -------      --------
      Net Cash Source (Requirement)...................................................        (100)          900
                                                                                           -------      --------
                                                                                           -------      --------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)...............      50,000        50,000
                                                                                           =======      ========
-----------------------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

(3) Expenses and revenues reflect the net difference between the fair market value and book value of Crown land granted free or leased for a nominal fee.

(4) A provision is included to recognize uncertainty as to equivalent fair market values to be recognized as revenue and expense during the year. The effect of this provision does not affect the bottom line results of the special account or the government's summary accounts.

                            [BRITISH COLUMBIA LOGO]

                           MINISTRY OF TRANSPORTATION

The mission of the Ministry of Transportation is to: create an integrated transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

                                MINISTRY SUMMARY
                                     ($000)

--------------------------------------------------------------------------------------
                                                                 Estimates   Estimates
                                                                 2003/04(1)   2004/05
--------------------------------------------------------------------------------------
VOTED APPROPRIATION
   Vote 37-- Ministry Operations..............................    855,047     811,060

                                                                  -------     -------
OPERATING EXPENSE                                                 855,047     811,060
                                                                  =======     =======
-------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                        46,390      25,200
-------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                             6,450      13,280
-------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                           --          --
-------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)           --          --
-------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                             1,385         999
-------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

152                       MINISTRY OF TRANSPORTATION

                             CORE BUSINESS SUMMARY
                                      $000

                                      2003/04           2004/05 ESTIMATES
                                      -------   --------------------------------
                                                             External
OPERATING EXPENSE                       Net       Gross     Recoveries     Net
-----------------------------------   -------   ---------   ----------   -------
Core Business
Transportation Improvements........    13,536     381,804     (368,418)   13,386
Public Transportation..............   368 871     363,474           --   363,474
Highway Operations.................   454,240     664,354     (246,784)  417,570
Motor Carrier Regulation...........     1,851       1,787           (1)    1,786
Executive and Support Services.....    16,549      15,099         (255)   14,844
                                      -------   ---------   ----------   -------

   TOTAL OPERATING EXPENSE.........   855,047   1,426,518     (615,458)  811,060
                                      =======   =========   ==========   =======


PREPAID CAPITAL ADVANCES                Net    Disbursements   Receipts     Net
-----------------------------------   ------   -------------   --------   ------
Core Business

Public Transportation..............   46,390       25,200         --      25,200
                                      ------       ------        ---      ------

   TOTAL PREPAID CAPITAL ADVANCES..   46,390       25,200         --      25,200
                                      ======       ======        ===      ======


CAPITAL EXPENDITURES                  Net    Disbursements   Receipts     Net
----------------------------------   -----   -------------   --------    ------
Core Business
Transportation Improvements.......     974          473         --          473
Highway Operations................   5,150       11,285         --       11,285
Executive and Support Services....     326        1,522         --        1,522
                                     -----       ------        ---       ------

    TOTAL CAPITAL EXPENDITURES....   6,450       13,280         --       13,280
                                     =====       ======        ===       ======

                            MINISTRY OF TRANSPORTATION                       153

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                         VOTE 37 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Transportation Improvements, Public Transportation, Highway Operations, Motor Carrier Regulation, and Executive and Support Services.

TRANSPORTATION IMPROVEMENTS

     Voted Appropriations
     Transportation Policy and Legislation..............        723         695
     Planning, Engineering and Construction.............     12,812      12,690
     Partnerships.......................................          1           1
                                                             ------      ------
                                                             13,536      13,386
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for Transportation Policy and Legislation; Planning, Engineering, and Construction; and Partnerships. Major activities include: transportation, highway and corporate policy, and the development of legislation; highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, property acquisition and expropriation for provincial highways, roads, bridges and tunnels; development and monitoring of public-private partnerships; and land base management. Recoveries are received from the BC Transportation Financing Authority and other parties external to the ministry for costs incurred, and works and services provided on their behalf.

PUBLIC TRANSPORTATION

     Voted Appropriations
     British Columbia Transit...........................    151,700     142,361
     Rapid Transit Project 2000.........................     90,957      94,371
     British Columbia Ferry Services Inc................    126,214     126,742
                                                            -------     -------
                                                            368,871     363,474
                                                            =======     =======

     Voted Appropriations Description: This sub-vote provides for annual provincial government contributions toward costs incurred by, or on behalf of, British Columbia Transit and Rapid Transit Project 2000. These costs include operating transfers toward expenses incurred for providing public passenger and transportation services, including transportation services for the disabled, in various communities throughout the province; and debt servicing and the amortization of prepaid capital advances to both British Columbia Transit and Rapid Transit Project 2000. This sub-vote also provides for transfers under a coastal ferry services contract between the province and British Columbia Ferry Services Inc.

HIGHWAY OPERATIONS

     Voted Appropriations
     Maintenance, Asset Preservation and Traffic
        Operations......................................    435,703     407,291
     Inland Ferries.....................................     16,705       8,279
     Coquihalla Toll Administration.....................      1,832       2,000
                                                            -------     -------
                                                            454,240     417,570
                                                            =======     =======

     Voted Appropriations Description: This sub-vote provides for Maintenance, Asset Preservation and Traffic Operations; Inland Ferries; and Coquihalla Toll Administration. Major activities include: regional, district and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; pavement marking; road and bridge surfacing, rehabilitation, replacement, seismic retrofit, safety improvements and minor roadworks; weigh scale operations; electrical installations, maintenance and infrastructure upgrades; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures and tunnels; operation, maintenance and rehabilitation of inland ferries and ferry landings; and Coquihalla toll collection. Recoveries are received from the BC Transportation Financing Authority and other parties external to the ministry for costs incurred, and works and services provided on their behalf.

154                         MINISTRY OF TRANSPORTATION

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

MOTOR CARRIER REGULATION

     Voted Appropriations
     Motor Carrier Commission ..........................        595         530
     Motor Carrier Branch ..............................      1,256       1,256
                                                              -----       -----
                                                              1,851       1,786
                                                              =====       =====

     Voted Appropriations Description: This sub-vote provides for the Motor Carrier Commission and Motor Carrier Branch. The Motor Carrier Commission is an independent body that regulates the province's commercial passenger industry (buses, taxis, and limousines) pursuant to the Motor Carrier Act. The Commission, by delegation pursuant to the Motor Vehicle Transport Act (Canada) also issues licences for the inter-provincial and international road transport of passengers. The Motor Carrier Branch carries out investigations associated with motor carrier licence applications and in cooperation with other agencies, participates in various compliance activities including road checks, investigation of complaints, and random audits of records of licensed motor carriers. Recoveries of costs are received from some participants in hearings before the Commission, and for some program services provided.

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Minister's Office .................................        415         415
     Corporate Services ................................     16,134      14,429
                                                             ------      ------
                                                             16,549      14,844
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and corporate services.This includes the deputy minister's office, finance, administration, human resources, facilities management, information systems; service planning, reporting and performance measurement; and freedom of information, protection of privacy and records management. Recoveries are received from parties internal and external to the ministry for administrative services and materials provided.

--------------------------------------------------------------------------------
VOTE 37-- MINISTRY OPERATIONS                               855,047     811,060
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits..............................          95,211     122,070
Operating Costs....................................         936,748     972,236
Government Transfers...............................         181,735     187,436
Other Expenses.....................................         151,976     144,841
Internal Recoveries................................            (155)        (65)
External Recoveries................................        (510,468)   (615,458)
                                                           --------    --------
TOTAL OPERATING EXPENSE............................         855,047     811,060
                                                           ========    ========
--------------------------------------------------------------------------------

                           MINISTRY OF TRANSPORTATION                        155

                    PREPAID CAPITAL ADVANCES BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

PUBLIC TRANSPORTATION

BRITISH COLUMBIA TRANSIT -- Disbursements are provided for approved capital projects for selected public passenger transit services in communities around the province.

     Receipts...........................................         --          --
     Disbursements......................................      4,050       6,100
                                                             ------      ------
        Net Cash Source (Requirement)...................     (4,050)     (6,100)
                                                             ======      ======

RAPID TRANSIT PROJECT 2000 -- Disbursements are provided for approved rapid transit capital projects in the Lower Mainland, and for capitalized borrowing costs relating to Rapid Transit Project 2000 debt.

     Receipts...........................................         --          --
     Disbursements......................................     42,340      19,100
                                                             ------     -------
        Net Cash Source (Requirement)...................    (42,340)    (19,100)
                                                            =======     =======

                             [BRITISH COLUMBIA LOGO]

                   MINISTRY OF WATER, LAND AND AIR PROTECTION

The mission of the Ministry of Water, Land and Air Protection is to provide leadership and support to British Columbians to help them limit the adverse effects of their individual and collective activities on the environment, while fostering economic development and providing recreational opportunities.

                                MINISTRY SUMMARY
                                    ($000)
--------------------------------------------------------------------------------
                                                          Estimates    Estimates
                                                          2003/04(1)    2004/05
--------------------------------------------------------------------------------
VOTED APPROPRIATION
   Vote 38 -- Ministry Operations .....................     122,033     112,436

STATUTORY APPROPRIATION
   Sustainable Environment Fund Special Account .......      31,345      35,705
                                                            -------     -------

OPERATING EXPENSE                                           153,378     148,141
                                                            =======     =======
-------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                      --          --
-------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                      86,960      21,143
-------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                     --          --
-------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO,
   OTHER ENTITIES(5)                                             --          --
-------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                       1,003         924
-------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

158                   MINISTRY OF WATER, LAND AND AIR PROTECTION

                              CORE BUSINESS SUMMARY
                                      $000

                                           2003/04         2004/05 ESTIMATES
                                           -------   ------------------------------
OPERATING EXPENSE                                               External
                                              Net     Gross    Recoveries     Net
----------------------------------------   -------   -------   ----------   -------
Core Business
Environmental Protection
   (includes special account) ..........    54,671    51,993       (618)     51,375
Environmental Stewardship ..............    39,234    48,209     (3,129)     45,080
Park, Fish and Wildlife Recreation .....    32 040    27,948     (2,425)     25,523
Executive and Support Services .........    27,433    26,165         (2)     26,163
                                           -------   -------     ------     -------
      TOTAL OPERATING EXPENSE...........   153,378   154,315     (6,174)    148,141
                                           =======   =======     ======     =======

CAPITAL EXPENDITURES                         Net    Disbursements   Receipts     Net
-------------------------------------------------------------------------------------
Core Business
Environmental Protection................      624          222         --         222
Environmental Stewardship...............   80,583        7,206         --       7,206
Park, Fish and Wildlife Recreation......    4,503       11,215         --      11,215
Executive and Support Services..........    1,250        2,500         --       2,500
                                           ------       ------         ---     ------
   TOTAL CAPITAL EXPENDITURES              86,960       21,143         --      21,143
                                           ======       ======         ===     ======

                   MINISTRY OF WATER, LAND AND AIR PROTECTION                159

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                          VOTE 38 -- MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Environmental Protection, Environmental Stewardship, Park, Fish and Wildlife Recreation, and Executive and Support Services.

ENVIRONMENTAL PROTECTION

     Voted Appropriation
     Environmental Protection...........................     23,326      15,670
                                                             ------      ------

     Statutory Appropriation
     Sustainable Environment Fund Special Account.......     31,345      35,705
                                                             ------      ------
                                                             54,671      51,375
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for clean, healthy and safe water, land and air for all living things through programs including: administering the Sustainable Environment Fund Act, 1990; setting standards for monitoring and reporting publicly on ambient air and water quality; leading the provincial response to climate change; reducing and removing contaminating toxins and waste; managing pesticide use and flood hazards; responding to high-risk environmental emergencies; and managing environmental laboratory services. Transfers are provided for activities concerned with access, protection and management of the environment. Costs related to the Sustainable Environment Fund are recovered from the Sustainable Environment Fund Special Account. Recoveries are received from other ministries, other levels of government, organizations and individuals for ministry services.

     Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund Special Account which is governed under the Sustainable Environment Fund Act.

ENVIRONMENTAL STEWARDSHIP

     Voted Appropriation
     Environmental Stewardship..........................     39,234      45,080
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for the management and conservation of the province's biodiversity, protection of species at risk, protection and restoration of watersheds, and the protection of fish and wildlife species and their habitats through programs including the protection, maintenance, and restoration of terrestrial and aquatic ecosystems; protection, rehabilitation and enhancement of fish, wildlife and their habitat; management of special areas including provincial parks; monitoring and reporting on the state of provincial biodiversity; and enforcement, inspection and special investigations to deter violations that harm the environment. Transfers are provided for activities concerned with access, protection and management of the environment. Recoveries are received from other levels of government, organizations and individuals for ministry services.

PARK, FISH AND WILDLIFE RECREATION

     Voted Appropriation
     Park, Fish and Wildlife Recreation.................     32,040      25,523
                                                             ======      ======

     Voted Appropriation Description: This sub-vote provides for diverse park, fish and wildlife outdoor recreational opportunities across the province through programs including the maintenance of the provincial park system which provides for day and overnight front country, backcountry and boating facilities and services; the management of hunting and angling activities and provincial fish culture and stocking programs; and allocation of fish and wildlife resources for recreational and commercial use. Transfers are provided for activities concerned with access, protection and management of the environment and the delivery of the provincial fish culture and stocking program and recreational opportunities. Recoveries are received from other levels of government, organizations and individuals for ministry services.

160                MINISTRY OF WATER, LAND AND AIR PROTECTION

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

     Voted Appropriations
     Minister's Office..................................        457         474
     Program Management.................................     26,976      25,689
                                                             ------      ------
                                                             27,433      26,163
                                                             ======      ======

     Voted Appropriations Description: This sub-vote provides for the office of the Minister of Water, Land and Air Protection; corporate business innovation including strategic planning, business review and planning, corporate policy development, co-ordination of legislation and intergovernmental relations, program evaluation, economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for executive direction to the ministry and administrative support services including financial planning, human resources, communications, information systems and program audit. Transfers are provided for activities concerned with access, protection and management of the environment. Recoveries are received from other levels of government, organizations and individuals for ministry services.

--------------------------------------------------------------------------------
VOTE 38 -- MINISTRY OPERATIONS                              122,033     112,436
STATUTORY -- SUSTAINABLE ENVIRONMENT FUND
   SPECIAL ACCOUNT                                           31,345      35,705
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------
GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits...................................     78,955      66,243
Operating Costs.........................................     73,871      71,216
Government Transfers....................................      7,451       8,274
Other Expenses..........................................     40,481      44,687
Internal Recoveries.....................................    (36,300)    (36,105)
External Recoveries.....................................    (11,080)     (6,174)
                                                            -------     -------
TOTAL OPERATING EXPENSE.................................    153,378     148,141
                                                            =======     =======
--------------------------------------------------------------------------------

                   MINISTRY OF WATER, LAND AND AIR PROTECTION                161

                               SPECIAL ACCOUNT(1)
                                      $000

--------------------------------------------------------------------------------

SUSTAINABLE ENVIRONMENT FUND

This account was created by the Sustainable Environment Fund Act, 1990, and subsequent amendments. It provides for the protection of the air, land and water and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Waste Management Act, Pesticide Control Act, Environment Management Act, and related regulations.

Revenue is derived from environmental levies, fees, licences, and contributions from the federal government and other organizations and individuals. Expenses represent a transfer to the Ministry Operations Vote of the Ministry of Water, Land and Air Protection for administration, the development of policies, legislation and regulations, standards and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; laboratory services; air and water quality; clean-up of contaminated sites; special waste management; soil and water remediation projects; and transfers to local governments, other organizations and individuals to assist in waste management, clean-up of contaminated sites and to support various environmental protection initiatives.

No financing transactions are provided for under this account.

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF
   THE FISCAL YEAR(2)...................................     23,503      23,503
                                                            -------     -------
   OPERATING TRANSACTIONS
   Revenue..............................................     31,345      35,705
   Expense..............................................    (31,345)    (35,705)
                                                            -------     -------
      Net Revenue (Expense).............................         --          --

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts.............................................         --          --
   Disbursements - Capital..............................         --          --
   Disbursements - Other................................         --          --
                                                            -------     -------
      Net Cash Source (Requirement).....................         --          --
                                                            -------     -------

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END           -------     -------
   OF THE FISCAL YEAR(2)................................     23,503      23,503
                                                            =======     =======

--------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

                             [BRITISH COLUMBIA LOGO]

                       MANAGEMENT OF PUBLIC FUNDS AND DEBT

                                     SUMMARY
                                     ($000)

----------------------------------------------------------------------------------------
                                                                   Estimates   Estimates
                                                                  2003/04(1)    2004/05
----------------------------------------------------------------------------------------
VOTED APPROPRIATION
Vote 39 -- Management of Public Funds and Debt..................    926,000     800,000
                                                                    -------     -------
OPERATING EXPENSE                                                   926,000     800,000
                                                                    =======     =======
----------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                              --          --
----------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                  --          --
----------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                             --          --
----------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)             --          --
----------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                  --          --
----------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

164                     MANAGEMENT OF PUBLIC FUNDS AND DEBT

                                     SUMMARY
                                      $000

                                                                 2003/04          2004/05 ESTIMATES
                                                                 -------   --------------------------------
                                                                                        External
OPERATING EXPENSE                                                  Net       Gross     Recoveries     Net
-----------------------------------------------------------------------------------------------------------
Cost of Borrowing for Government Operating and Capital
   Financing Purposes.........................................   925,996     891,590     (91,593)   799,997
Cost of Borrowing for Relending to Government Bodies..........         1     671,000    (670,999)         1
Cost of Financial Agreements Entered into on Behalf of
   Government Bodies..........................................         1         500        (499)         1
Provincial Treasury Revenue Program...........................         1          --          --         --
Cost of Unallocated Borrowing under the Warehouse Borrowing
   Program....................................................         1      24,156     (24,155)         1
                                                                 -------   ---------    --------    -------
      TOTAL OPERATING EXPENSE.................................   926,000   1,587,246    (787,246)   800,000
                                                                 =======   =========    ========    =======

                       MANAGEMENT OF PUBLIC FUNDS AND DEBT                   165

                          OPERATING EXPENSE BY SUB-VOTE
                                      $000

                                                           Estimates   Estimates
                                                            2003/04    2004/05
--------------------------------------------------------------------------------

                 VOTE 39 -- MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for the cost of managing public funds and debt resulting from borrowing activities to finance provincial operating and capital requirements; borrowing on behalf of government bodies under the fiscal agency loan program and under financial agreements; and borrowing for the provincial treasury revenue program (eliminated for 2004/05) and the warehouse program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FINANCING PURPOSES (NET OF RECOVERIES)

     Voted Appropriations
     Government Operating Purposes......................    925,991     799,992
     Schools Capital Financing..........................          1           1
     Post Secondary Institutions Capital Financing......          1           1
     Health Facilities Capital Financing................          1           1
     Public Transit Capital Financing...................          1           1
     SkyTrain Extension Capital Financing...............          1           1
                                                            -------     -------
                                                            925,996     799,997
                                                            =======     =======

     Voted Appropriations Description: This sub-vote provides for the cost of interest, and all associated costs and fees, on debt incurred or assumed for government operating purposes and for education, health facility and public transit capital financing purposes. Capital costs include approved construction of new buildings, renovations and improvements; bus and equipment purchases; and infrastructure for transit and rapid transit. Recoveries from the use of financial instruments such as interest rate swaps and forward rate agreements, and revenue earned from sinking fund investments, prefunding operations and special programs, are offset against the related interest expenditure. Costs associated with the student loans program and capital borrowing for education and health facilities and transit projects are recovered from the debt servicing appropriations in the Ministries of Advanced Education, Education, Health Services and Transportation.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

     Voted Appropriation
     Cost of Borrowing for Relending to
        Government Bodies...............................          1           1
                                                                ===         ===

     Voted Appropriation Description: This sub-vote provides for the cost of interest on borrowings under the fiscal agency loan program, and all associated costs. Recoveries from the use of financial instruments such as interest rate swaps and forward rate agreements are offset against the related interest expenditure, the remaining costs are fully recovered from government bodies.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

     Voted Appropriation
     Cost of Financial Agreements Entered into on                 1           1
        Behalf of Government Bodies.....................        ===         ===

     Voted Appropriation Description: This sub-vote provides for the cost of financial agreements entered into by the government on behalf of government bodies and all associated costs. These agreements are in relation to borrowings of the government bodies that do not involve the provincial government, and to commodity derivatives. Recoveries from the use of financial instruments such as interest rate swaps and forward rate agreements are offset against the related interest expenditure, the remaining costs are fully recovered from government bodies.

166                    MANAGEMENT OF PUBLIC FUNDS AND DEBT

                          OPERATING EXPENSE BY SUB-VOTE
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------
PROVINCIAL TREASURY REVENUE PROGRAM (ELIMINATED
   FOR 2004/05)

     Voted Appropriation
     Provincial Treasury Revenue Program................          1          --
                                                                ===         ===

     Voted Appropriation Description: This sub-vote provided for costs associated with special revenue programs. The programs were structured so that interest (and other earnings) on program assets exceeded interest (and other payments) on program liabilities. Any profit or loss was transferred to the Provincial Treasury Revenue Special Account. Recoveries could be made from investment earnings of the Consolidated Revenue Fund. Recoveries from the use of financial instruments such as interest rate swaps and forward rate agreements were offset against the related interest expenditure.

COST OF UNALLOCATED BORROWING UNDER THE WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

     Voted Appropriation
     Cost of Unallocated Borrowing under the Warehouse
        Borrowing Program...............................          1           1
                                                                ===         ===

     Voted Appropriation Description: This sub-vote provides for the costs associated with debt issued in advance of requirements. At the time of borrowing, the debt has not been allocated to the province or any government body. The program is structured so that interest (and other earnings) on program assets offsets interest (and other payments) on program liabilities. Recoveries from the use of financial instruments such as interest rate swaps and forward rate agreements are offset against the related interest expenditure. There is no profit or loss associated with the program.

--------------------------------------------------------------------------------
VOTE 39 -- MANAGEMENT OF PUBLIC FUNDS AND DEBT              926,000     800,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Other Expenses.........................................   2,738,440   2,425,327
Internal Recoveries....................................    (839,900)   (838,081)
External Recoveries....................................    (972,540)   (787,246)
                                                          ---------   ---------
TOTAL OPERATING EXPENSE................................     926,000     800,000
                                                          =========   =========
--------------------------------------------------------------------------------

                             [BRITISH COLUMBIA LOGO]

                              OTHER APPROPRIATIONS

                                     SUMMARY
                                     ($000)

-------------------------------------------------------------------------------------------------
                                                                            Estimates   Estimates
                                                                           2003/04(1)    2004/05
-------------------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
   Vote 40 -- Contingencies (All Ministries) and New Programs...........    116,000      240,000
   Vote 41 -- BC Family Bonus...........................................     85,000       59,000
   Vote 42 -- Citizens' Assembly........................................      3,400        2,600
   Vote 43 -- Commissions on Collection of Public Funds.................          1
   Vote 44 -- Allowances for Doubtful Revenue Accounts..................         --            1
   Vote 45 -- Environmental Assessment Office...........................      2,897        2,897
   Vote 46 -- Environmental Appeal Board and Forest Appeals Commission..      1,895        1,895
   Vote 47 -- Forest Practices Board....................................      4,344        3,307

VOTED APPROPRIATIONS - ELIMINATED FOR 2004/05
      Government Restructuring (All Ministries).........................    190,000           --

STATUTORY APPROPRIATIONS
   Insurance and Risk Management Special Account .......................         --           --
   Unclaimed Property Special Account...................................        809           75

STATUTORY APPROPRIATIONS - ELIMINATED FOR 2004/05
   Build BC Special Account.............................................         --           --
   Industry Training and Apprenticeship Special Account.................     78,438           --
      Less: Transfer from Vote 9........................................    (78,438)          --
   Medical and Health Care Services Special Account ....................         --           --
   Provincial Home Acquisition Special Account..........................         25           --
   Provincial Treasury Revenue Program Special Account..................         --           --
   Vancouver Island Natural Gas Pipeline Special Account................         --           --
                                                                            -------      -------
                                                                            404,371      309,776
                                                                            =======      =======

OPERATING EXPENSE
-------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                                      --
-------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                      46,118       30,925
-------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                                     --           --
-------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                     --           --
-------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                         111          107
-------------------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2003/04 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the 2004/05 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

168                             OTHER APPROPRIATIONS

                                     SUMMARY
                                      $000

                                                               2003/04          2004/05 ESTIMATES
                                                               -------   ------------------------------

                                                                                    External
OPERATING EXPENSE                                                Net      Gross    Recoveries     Net
-------------------------------------------------------------------------------------------------------
Voted Appropriations
Contingencies (All Ministries) and New Programs ............   116,000   240,000          --    240,000
BC Family Bonus ............................................    85,000    60,000      (1,000)    59,000
Citizens' Assembly .........................................     3,400     2,600          --      2,600
Commissions on Collection of Public Funds ..................         1    57,270     (57,269)         1
Allowances for Doubtful Revenue Accounts ...................        --   155,960    (155,959)         1
Environmental Assessment Office ............................     2,897     3,197        (300)     2,897
Environmental Appeal Board and Forest Appeals Commission ...     1,895     1,895          --      1,895
Forest Practices Board .....................................     4,344     3,307          --      3,307

Voted Appropriations - Eliminated for 2004/05
Government Restructuring (All Ministries) ..................   190,000        --          --         --

Statutory Appropriations
Insurance and Risk Management Special Account ..............        --     3,100      (3,100)        --
Unclaimed Property Special Account .........................       809        75          --         75

Statutory Appropriations - Eliminated for 2004/05
Build BC Special Account ...................................        --        --          --         --
Industry Training and Apprenticeship Special Account .......        --        --          --         --
Medical and Health Care Services Special Account ...........        --        --          --         --
Provincial Home Acquisition Special Account ................        25        --          --         --
Provincial Treasury Revenue Program Special Account ........        --        --          --         --
Vancouver Island Natural Gas Pipeline Special Account ......        --        --          --         --
                                                               -------   -------    --------    -------
   TOTAL OPERATING EXPENSES ................................   404,371   527,404    (217,628)   309,776
                                                               =======   =======    ========    =======

CAPITAL EXPENDITURES                                              Net    Disbursement   Receipts     Net
---------------------------------------------------------------------------------------------------------
Voted Appropriations
Contingencies (All Ministries) and New Programs ............    30,000      30,000         --      30,000
Environmental Assessment Office ............................       103          70         --          70
Environmental Appeal Board and Forest Appeals Commission ...        45          30         --          30
Forest Practices Board .....................................       100         100         --         100

Voted Appropriations - Eliminated for 2004/05
Government Restructuring (All Ministries) ..................    15,000          --         --          --

Statutory Appropriations
Insurance and Risk Management Special Account ..............       670         725         --         725
Unclaimed Property Special Account .........................        10          --         --          --

Statutory Appropriations - Eliminated for 2004/05
Industry Training and Apprenticeship Special Account .......       190          --         --          --
                                                                ------      ------        ---      ------
   TOTAL CAPITAL EXPENDITURES ..............................    46,118      30,925         --      30,925
                                                                ======      ======        ===      ======

                              OTHER APPROPRIATIONS                           169

                            OPERATING EXPENSE BY VOTE
                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

            VOTE 40 -- CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS
                              (Minister of Finance)

This vote provides additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for unanticipated events not budgeted in other votes, but which are consistent with the general purposes of those votes. This includes natural disasters, emergency relief and assistance for those in need. Ex gratia payments are also provided for in this vote. In addition, this vote provides for the funding of new government programs.

     OPERATING EXPENSE
     Contingencies (All Ministries) and New Programs...      116,000    240,000
                                                             =======    =======

     CAPITAL EXPENDITURES
     Contingencies (All Ministries) and New Programs...       30,000     30,000
                                                             =======    =======

                            VOTE 41 -- BC FAMILY BONUS
                              (Minister of Finance)

This vote provides funding for payments to low income families with children. Recoveries are received from the federal government for the payment of Family Bonus to aboriginal families on reserves. A payment is made to Canada Customs and Revenue Agency for program administration.

     OPERATING EXPENSE
     BC Family Bonus...................................       85,000     59,000
                                                             =======    =======

                          VOTE 42 -- CITIZENS' ASSEMBLY
      (Attorney General and Minister Responsible for Treaty Negotiations)

This vote provides for the operation of the Citizens' Assembly on Electoral Reform, which is to assess and make recommendations regarding the voting systems for provincial elections. The Citizens' Assembly, in consultation with the public, will make recommendations to the provincial government on this issue during calendar year 2004.

     OPERATING EXPENSE
     Citizens' Assembly................................        3,400      2,600
                                                             =======    =======

170                          OTHER APPROPRIATIONS

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

               VOTE 43 -- COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Advanced Education                                      Minister of Human Resources
Minister of Agriculture, Food and Fisheries                         Minister of Management Services
Attorney General and Minister Responsible for Treaty Negotiations   Minister of Provincial Revenue
Minister of Children and Family Development                         Minister of Public Safety and Solicitor General
Minister of Community, Aboriginal and Women's Services              Minister of Skills Development and Labour
Minister of Education                                               Minister of Small Business and Economic Development
Minister of Energy and Mines                                        Minister of Sustainable Resource Management
Minister of Finance                                                 Minister of Transportation
Minister of Forests                                                 Minister of Water, Land and Air Protection
Minister of Health Services

This vote provides for the recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Loans Administration Branch, Ministry of Provincial Revenue and Legal Services Branch, Ministry of Attorney General. Recoveries represent fees and commissions deducted from the gross amount of revenues and accounts collected on behalf of government, as authorized under various statutes and regulations.

OPERATING EXPENSE
Ministry of Advanced Education........................        3,100       2,300
Ministry of Agriculture, Food and Fisheries...........           --           1
Ministry of Attorney General..........................           50          10
Ministry of Children and Family Development...........           --           1
Ministry of Community, Aboriginal and Women's
   Services... .......................................           35           1
Ministry of Education.................................           --           1
Ministry of Energy and Mines..........................           --           1
Ministry of Finance...................................          462         454
Ministry of Forests...................................           --           1
Ministry of Health Services...........................        3,737      10,981
Ministry of Human Resources...........................        2,400       3,300
Ministry of Management Services.......................           --           1
Ministry of Provincial Revenue........................       31,762      33,770
Ministry of Public Safety and Solicitor General.......        4,362       4,258
Ministry of Skills Development and Labour.............           --           1
Ministry of Small Business and Economic Development...           --           1
Ministry of Sustainable Resource Management...........           30         332
Ministry of Transportation............................            1           1
Ministry of Water, Land and Air Protection............        1,062       1,855
Recoveries............................................      (47,000)    (57,269)
                                                            -------     -------
                                                                  1           1
                                                            =======     =======

                            OTHER APPROPRIATIONS                             171

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

               VOTE 44 -- ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Advanced Education                                      Minister of Human Resources
Minister of Agriculture, Food and Fisheries                         Minister of Management Services
Attorney General and Minister Responsible for Treaty Negotiations   Minister of Provincial Revenue
Minister of Children and Family Development                         Minister of Public Safety and Solicitor General
Minister of Community, Aboriginal and Women's Services              Minister of Skills Development and Labour
Minister of Education                                               Minister of Small Business and Economic Development
Minister of Energy and Mines                                        Minister of Sustainable Resource Management
Minister of Finance                                                 Minister of Transportation
Minister of Forests                                                 Minister of Water, Land and Air Protection
Minister of Health Services

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. Recoveries represent allowances for doubtful collections for revenue accounts which are deducted from gross revenues.

OPERATING EXPENSE
Ministry of Advanced Education .........................          --          1
Ministry of Agriculture, Food and Fisheries ............           1          1
Ministry of Attorney General ...........................       5,650      3,958
Ministry of Children and Family Development ............          --         50
Ministry of Community, Aboriginal and Women's Services .          18          1
Ministry of Education ..................................          --          1
Ministry of Energy and Mines ...........................          --          1
Ministry of Finance ....................................          --          1
Ministry of Forests ....................................          --          1
Ministry of Health Services ............................      92,078     98,573
Ministry of Human Resources ............................      11,900     16,500
Ministry of Management Services ........................          --          1
Ministry of Provincial Revenue .........................      35,585     30,200
Ministry of Public Safety and Solicitor General ........       8,200      5,500
Ministry of Skills Development and Labour ..............          --          1
Ministry of Small Business and Economic Development ....          --          1
Ministry of Sustainable Resource Management ............         518        518
Ministry of Transportation .............................          --          1
Ministry of Water, Land and Air Protection .............          50        650
Recoveries .............................................    (154,000)  (155,959)
                                                            --------   --------
                                                                  --          1
                                                            ========   ========

172                           OTHER APPROPRIATIONS

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                    VOTE 45 -- ENVIRONMENTAL ASSESSMENT OFFICE
                 (Minister of Sustainable Resource Management)

This vote provides for a neutral and publicly-accessible process for the assessment of environmental, economic, social, heritage and health effects of major project proposals in British Columbia. The Environmental Assessment Office provides the facilitation, coordination and resources for project assessments which include consultation with members of the public, interest groups, First Nations and other levels of government. Costs are recovered for certain program services from other ministries, other levels of government and organizations external to government.

     OPERATING EXPENSE
     Environmental Assessment Office....................     2,897       2,897
                                                             =====       =====
     CAPITAL EXPENDITURES
     Environmental Assessment Office....................       103          70
                                                             =====       =====
     FULLTIME EQUIVALENT (FTE) EMPLOYMENT
     Environmental Assessment Office....................        29          29
                                                             =====       =====

       VOTE 46 -- ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION (Minister of Forests and Minister of Water, Land and Air Protection)

This vote provides for the operation, administrative and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under certain health legislation. This vote also provides for operation of the Forest Appeals Commission in meeting the requirements of the Forest Practices Code of British Columbia Act, including hearing appeals under the Act, evaluating how the Act, regulations and standards are functioning, and recommending amendments. This vote further provides for the hearing of appeals by the Forest Appeals Commission under the Forest Act and the Range Act.

     OPERATING EXPENSE
     Administration and Support Services................     1,153       1,153
     Environmental Appeal Board.........................       410         410
     Forest Appeals Commission..........................       332         332
                                                             =====       =====
                                                             1,895       1,895
                                                             =====       =====
     CAPITAL EXPENDITURES
     Administration and Support Services................        45          30
                                                             =====       =====
     FULLTIME EQUIVALENT (FTE) EMPLOYMENT
     Administration and Support Services................        11          11
                                                             =====       =====

                              OTHER APPROPRIATIONS                           173

                                      $000

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

                        VOTE 47 -- FOREST PRACTICES BOARD
                              (Minister of Forests)

This vote provides for the operation of the Forest Practices Board, including independent audits and special investigations of forest practices, investigations of public complaints, and administrative appeals. This vote also provides for the operations of the Board relative to independent audits and investigations of public complaints on Nisga'a lands during the five-year transitional period.

     OPERATING EXPENSE
     Forest Practices Board.............................     4,344       3,307
                                                             =====       =====
     CAPITAL EXPENDITURES
     Forest Practices Board.............................        100        100
                                                            =======      =====
     FULLTIME EQUIVALENT (FTE) EMPLOYMENT
     Forest Practices Board.............................         26         24
                                                            =======      =====

    VOTE (Eliminated for 2004/05) - GOVERNMENT RESTRUCTURING (ALL MINISTRIES)
                              (Minister of Finance)

This vote provided funding for costs associated with Voluntary Departure and Early Retirement Incentive programs, employee termination benefits and related severance costs, facility closure costs, costs to consolidate and relocate operations and other costs associated with the government's approved plan for restructuring. This vote was eliminated on March 31,2004.

     OPERATING EXPENSE
     Government Restructuring All Ministries............    190,000         --
                                                            =======      =====
     Capital............................................     15,000         --
                                                            =======      =====

--------------------------------------------------------------------------------
                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits...................................     76,282       8,599
Operating Costs.........................................     81,146      12,984
Government Transfers....................................    159,904      60,230
Other Expenses..........................................    413,108     493,263
Internal Recoveries.....................................   (121,588)    (47,672)
External Recoveries.....................................   (204,481)   (217,628)
                                                           --------    --------
TOTAL OPERATING EXPENSE.................................    404,371     309,776
                                                           ========    ========
--------------------------------------------------------------------------------

174                           OTHER APPROPRIATIONS

                                 SPECIAL ACCOUNT
                                      $000

--------------------------------------------------------------------------------

INSURANCE AND RISK MANAGEMENT (Minister of Finance)

This account was established by the Financial Administration Amendment Act, 1989, and provides insurance and/or risk management services to government bodies, ministries, public authorities, and classes of persons and public authorities designated by regulation. The account is administered by the Ministry of Finance.

Revenue and recoveries represent amounts paid into the account by, or in respect of, participants under agreements and earnings of the account. Expenses represent the cost of services provided to, or on behalf of, participants, amounts required to be paid under regulation or amounts appropriated for that purpose. Revenues are received from government entities not included in the Consolidated Revenue Fund. Expenses are for administrative costs associated with risk management services; costs related to agreements or arrangements for risk management services, purchases of insurance, and/or self-insurance services provided to government bodies, ministries, public authorities, persons, hospitals, regional health authorities, schools, colleges, and universities; and for investigation and settlement of claims. Recoveries are received from ministries and government entities and are netted against expenses.

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE
   FISCAL YEAR(3).......................................    168,721     174,160
                                                            =======     =======
   OPERATING TRANSACTIONS
   Revenue..............................................      3,250       4,752
   Expense..............................................    (45,009)    (50,442)
   Internal and External Recoveries.....................     45,009      50,442
                                                            -------     -------
      Net Revenue (Expense).............................      3,250       4,752

   Difference Between 2003/04 Estimates and Projected
   Actual Net Revenue (Expense).........................      1,900

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts.............................................         --          --
   Disbursements - Capital..............................       (670)       (725)
   Disbursements - Other................................         --          --
                                                            -------     -------
      Net Cash Source (Requirement).....................       (670)       (725)
                                                            -------     -------
   Difference Between 2003/04 Estimates and Projected
      Actual Net Cash Source (Requirement) .............        470

   Working Capital Adjustments(2).......................        489         489

                                                            -------     -------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF
   THE FISCAL YEAR(3)...................................    174,160     178,676
                                                            =======     =======

                                                            -------     -------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT....................         43          43
                                                            =======     =======

--------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) Estimated adjustments include those adjustments that would change the cash balance of the Special Account. This includes amortization expense, changes in accounts receivable and payable, and recognition of deferred revenues.

(3) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

                              OTHER APPROPRIATIONS                           175

                               SPECIAL ACCOUNT(1)
                                      $000

--------------------------------------------------------------------------------

UNCLAIMED PROPERTY (Minister of Finance)

This account was established by the Unclaimed Property Act, 1999. The purpose of the legislation is to reunite owners with their unclaimed property held by government and others. Management of the program has been transferred to an external service provider. Expenses from the account represent costs associated with the administration of the Act and regulation.

                                                                                                Estimates   Estimates
                                                                                                 2003/04     2004/05
---------------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(3)..........................       195        150
                                                                                                 ------        ---

   OPERATING TRANSACTIONS
   Revenue...................................................................................     2,500         --
   Expense...................................................................................      (809)       (75)
                                                                                                 ------        ---
      Net Revenue (Expense)..................................................................     1,691        (75)

   Difference Between 2003/04 Estimates and Projected Actual Net Revenue (Expense)...........    (1,738)

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts..................................................................................        --         --
   Disbursements - Capital...................................................................       (10)        --
   Disbursements - Other.....................................................................        --         --
                                                                                                 ------        ---
      Net Cash Source (Requirement)..........................................................       (10)        --
                                                                                                 ------        ---

   Difference Between 2003/04 Estimates and Projected Actual Net Cash Source (Requirement)...        10

   Working Capital Adjustments(2)............................................................         2         --
                                                                                                 ------        ---
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(3)......................       150         75
                                                                                                 ======        ===

                                                                                                 ------        ---
FULLTIME EQUIVALENT (FTE) EMPLOYMENT.........................................................         2         --
                                                                                                 ======        ===
-------------------------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) Estimated adjustments include those adjustments that would change the cash balance of the Special Account. This includes amortization expense, changes in accounts receivable and payable, and recognition of deferred revenues.

(3) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

176                           OTHER APPROPRIATIONS

                  SPECIAL ACCOUNT (Eliminated for 2004/05)(1)
                                      $000

--------------------------------------------------------------------------------

BUILD BC (Minister of Transportation)

This account was established in 1993 by the Build BC Act, and was eliminated on March 31, 2004. The purpose of the account was to provide for projects and initiatives that facilitated the expansion and diversification of the British Columbia economy in a manner consistent with the Act.

                                                                                   Estimates   Estimates
                                                                                    2003/04      2004/05
--------------------------------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2).............     58,822        --
                                                                                    -------       ---
   OPERATING TRANSACTIONS
   Revenue......................................................................         --        --
   Expense......................................................................         --        --
                                                                                    -------       ---
      Net Revenue (Expense).....................................................         --        --

   Return to General Fund.......................................................    (58,822)       --

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts.....................................................................         --        --
   Disbursements - Capital......................................................         --        --
   Disbursements - Other........................................................         --        --
                                                                                    -------       ---
      Net Cash Source (Requirement).............................................         --        --
                                                                                    -------       ---

                                                                                    -------       ---
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)........          --        --
                                                                                    =======       ===
--------------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

                              OTHER APPROPRIATIONS                           177

                   SPECIAL ACCOUNT (Eliminated for 2004/05)(1)
                                      $000

--------------------------------------------------------------------------------

INDUSTRY TRAINING AND APPRENTICESHIP (Minister of Advanced Education)

This account was established by the Industry Training and Apprenticeship Act, and was eliminated on January 2, 2004. The purpose of the account was to support projects and initiatives under the Industry Training and Apprenticeship Act, including the designation of trades and occupations; the establishment of industry training and apprenticeship programs; the allocation of funds including transfers to other agencies, organization and individuals to support training in designated trades and occupations; the granting of credentials for workers in designated trades and occupations; and increasing the proportion of members of under-represented groups in designated trades and occupations.

Revenue was received through a transfer from the Ministry of Advanced Education, Ministry Operations Vote and from fees charged under the Industry Training and Apprenticeship Act to employers and individuals. Expenses were for transfers, contractual agreements with private sector and post secondary institutions to support training in designated trades and occupations, new initiatives in work-based training, and administration costs.

                                                                              Estimates   Estimates
                                                                               2003/04     2004/05
---------------------------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(3)........      5,222        --
                                                                               -------       ---
   OPERATING TRANSACTIONS
   Revenue.................................................................     78,968        --
   Expense.................................................................    (78,438)       --
                                                                               -------       ---
      Net Revenue (Expense)................................................        530        --

   Return to General Fund..................................................     (5,723)       --

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts................................................................         --        --
   Disbursements - Capital.................................................       (190)       --
   Disbursements - Other...................................................         --        --
                                                                               -------       ---
      Net Cash Source (Requirement)........................................       (190)       --
                                                                               -------       ---

Working Capital Adjustments(2).............................................        161        --

                                                                               -------       ---
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(3)....         --        --
                                                                               =======       ===
------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) Estimated adjustments include those adjustments that would change the cash balance of the Special Account. This includes amortization expense, changes in accounts receivable and payable, and recognition of deferred revenues.

(3) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

178                           OTHER APPROPRIATIONS

                   SPECIAL ACCOUNT (Eliminated for 2004/05)(1)
                                      $000

--------------------------------------------------------------------------------

MEDICAL AND HEALTH CARE SERVICES (Minister of Health Services)

This account was established by the Medical and Health Care Services Special Account Act, 1994, and was administered by the Ministry of Health Services. The special account was eliminated on March 31, 2004. The purpose of the account was to facilitate arrangements to manage year-to-year fluctuations in payments by the Medical Services Plan to members of various health care professions. These arrangements were established by regulation or contained in agreements between the government and the professions under the authority of the Medicare Protection Act.

Revenue was provided from voted appropriations and consisted of unused portions of the available amount for each profession and from any amount specified by an agreement. Expenses were made where savings from under-utilization in prior years were applied to offset over-utilization in a subsequent year or specified by an agreement.

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE
   FISCAL YEAR(2) ......................................      305          --
                                                             ----         ---
      OPERATING TRANSACTIONS
      Revenue ..........................................       --          --
      Expense ..........................................       --          --
                                                             ----         ---
         Net Revenue (Expense) .........................       --          --

      Return to General Fund ...........................     (305)         --

      FINANCING TRANSACTIONS
      Loans, Investments and Other Requirements
      Receipts .........................................       --          --
      Disbursements - Capital ..........................       --          --
      Disbursements - Other ............................       --          --
                                                             ----         ---
         Net Cash Source (Requirement) .................       --          --
                                                             ----         ---

                                                             ----         ---
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF
   THE FISCAL YEAR(2)...................................       --          --
                                                             ====         ===

--------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

                              OTHER APPROPRIATIONS                           179

                   SPECIAL ACCOUNT (Eliminated for 2004/05)(1)
                                      $000

--------------------------------------------------------------------------------

PROVINCIAL HOME ACQUISITION (Minister of Provincial Revenue)

This account was created as a fund by the Provincial Home Acquisition Act, 1967, and was changed to a Special Account under the Special Appropriations Act, 1982. This special account was eliminated on March 31, 2004. The purpose of the account was to pay grants to qualified British Columbia residents constructing or purchasing a home, and to make loans secured by second mortgages. Mortgage financing was provided from this account to qualified British Columbia residents for the conversion of existing housing into rental suites under the Home Conversion and Leasehold Loan Act, 1979. Most of the BC Second Mortgage program portfolio has been sold to private sector lenders. The province repurchased mortgage accounts which became more than 90 days in arrears.

Revenue consisted of interest on outstanding mortgage principal. Expenses included statutory rebates and other miscellaneous program costs. Receipts represented repayment of outstanding mortgage loan principal. Disbursements represented new conversion mortgages, repurchased mortgage accounts and guarantee claims paid under the mortgage assistance program.

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE
   FISCAL YEAR(2) ......................................    482,712        --
                                                           --------       ---
      OPERATING TRANSACTIONS
      Revenue ..........................................       25          --
      Expense ..........................................      (25)         --
                                                           --------       ---
         Net Revenue (Expense) .........................       --          --

      Return to General Fund ...........................   (482,747)       --

      FINANCING TRANSACTIONS
      Loans, Investments and Other Requirements
      Receipts .........................................       75          --
      Disbursements - Capital ..........................       --          --
      Disbursements - Other ............................      (40)         --
                                                           --------       ---
         Net Cash Source (Requirement) .................       35          --
                                                           --------       ---

                                                           --------       ---
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF
   THE FISCAL YEAR(2)...................................       --          --
                                                           ========       ===

--------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

180                           OTHER APPROPRIATIONS

                    SPECIAL ACCOUNT (Eliminated for 2004/05)(1)
                                      $000

--------------------------------------------------------------------------------

PROVINCIAL TREASURY REVENUE PROGRAM (Minister of Finance)

This account was established in 1990 by amendments to the Financial Administration Act, and was eliminated on March 31, 2004. The account provided for revenue generated from financial agreements managed by the Ministry of Finance.

Net revenue (expense) represented the net income (deficiency) from the Provincial Treasury revenue program in the Management of Public Funds and Debt Vote.

                                                           Estimates   Estimates
                                                            2003/04     2004/05
--------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE
   FISCAL YEAR(2) ......................................     9,090         --
                                                            ------        ---
      OPERATING TRANSACTIONS
      Revenue ..........................................       310         --
      Expense ..........................................        --         --
                                                            ------        ---
         Net Revenue (Expense) .........................       310         --

      Return to General Fund ...........................    (9,400)        --

      FINANCING TRANSACTIONS
      Loans, Investments and Other Requirements
      Receipts .........................................        --         --
      Disbursements - Capital ..........................        --         --
      Disbursements - Other ............................        --         --
                                                            ------        ---
         Net Cash Source (Requirement) .................        --         --
                                                            ------        ---

                                                               ---        ---
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF
   THE FISCAL YEAR(2)...................................        --         --
                                                            ======        ===

--------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

                              OTHER APPROPRIATIONS                           181

                    SPECIAL ACCOUNT (Eliminated for 2004/05)(1)
                                      $000
--------------------------------------------------------------------------------

VANCOUVER ISLAND NATURAL GAS PIPELINE (Minister of Energy and Mines)

This account was created by authority of the Vancouver Island Natural Gas Pipeline Act, 1989, and was eliminated on March 31, 2004. Of the original $80,000,000 authorized for this account, $25,000,000 was disbursed as loans in 1990/91 and 1991/92 for capital construction of the pipeline to Vancouver Island. As of March 31, 2003, the full remaining balance of the account was expended for the provision of financial assistance for the conversion of oil, propane, and other fuel-fired appliances to the use of natural gas. Expenses to the account consisted of transfers for persons that applied for and qualified for financial assistance. No interest or other revenue was credited to the account. Administration costs were funded through the Ministry of Energy and Mines Operations Vote.

                                                                             Estimates   Estimates
                                                                              2003/04     2004/05
--------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2).......       --          --
                                                                                ---         ---
   OPERATING TRANSACTIONS
   Revenue................................................................       --          --
   Expense................................................................       --          --
                                                                                ---         ---
      Net Revenue (Expense)...............................................       --          --

   FINANCING TRANSACTIONS
   Loans, Investments and Other Requirements
   Receipts...............................................................       --          --
   Disbursements - Capital................................................       --          --
   Disbursements - Other..................................................       --          --
                                                                                ---         ---
      Net Cash Source (Requirement).......................................       --          --
                                                                                ---         ---

                                                                                ---         ---
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)...       --          --
                                                                                ===         ===

--------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2003/04 is based on the 2002/03 Public Accounts.

                                    SCHEDULES

A    - Consolidated Revenue Fund Operating Expenses, Capital Expenditures and
          FTE Reconciliation - 2003/04

B    - Special Accounts - Summary

C    - Financing Transactions - Prepaid Capital Advances

D    - Financing Transactions - Capital Expenditures

D1   - Financing Transactions - Capital Expenditures - Taxpayer-Supported
          Organizations

E    - Financing Transactions - Loans, Investments and Other Requirements

F    - Financing Transactions - Revenue Collected for, and Transferred to, Other
          Entities

G    - Fulltime Equivalent Employment

H    - Reconciliation of Surplus/(Deficit) to Change in Taxpayer-Supported Debt
          and Statement of Total Debt

I    - Summary of Ministerial Accountability for Operating Expenses

J    - Estimated Consolidated Revenue Fund Operating Result

K    - Taxpayer-Supported Crown Corporations and Agencies - Estimated Revenues
          and Expenses

L    - SUCH Sector and Regional Authorities - Estimated Revenues and Expenses

M    - Estimated Revenue by Source

N    - Estimated Expense by Function

                              ESTIMATES, 04/05                               185

                                                                      Schedule A

                            CONSOLIDATED REVENUE FUND
   OPERATING EXPENSES, CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2003/04

                                                                                          Operating      Capital
                                                                                           Expenses   Expenditures
                                                                                             $000         $000        FTEs
                                                                                          ---------   ------------   -----
Advanced Education
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                            1,899,007       2,570        237
   Transfer to Other Appropriations - Industry Training and Apprenticeship
      Industry Training and Apprenticeship Special Account                                  (78,438)       (190)        --
      Transfer from Ministry Operations Vote                                                 78,438          --         --
   Transfer to Ministry of Education
      Central data warehouse initiative funding                                                 (86)         --         (1)
      SUCH sector accounting (GAAP) assistance                                                  (72)         --         --
                                                                                          ---------      ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                             1,898,849       2,380        236
                                                                                          =========      ======      =====

Attorney General
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                              505,845       9,820      3,464
   Transfer from Other Appropriations - Contingencies (All Ministries) and New Programs
      Legal Counsel bargaining                                                                1,600          --         --
   Transfer from Ministry of Energy and Mines
      British Columbia Utilities Commission                                                       1         210         22
   Transfer from Ministry of Public Safety and Solicitor General
      Resources for Policy, Planning and Legislation Services                                   136          --         --
   Transfer from Ministry of Sustainable Resource Management
      Aboriginal Land and Resource Branch                                                       316           3          3
   Transfer to Ministry of Children and Family Development
      Youth custody facility inspections funding                                                (40)         --         --
   Transfer to Ministry of Finance
      Policy Services                                                                          (105)         --         --
   Transfer to Ministry of Public Safety and Solicitor General
      Commercial Compliance revenue collection                                                 (172)         --         (3)
                                                                                          ---------      ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                               507,581      10,033      3,486
                                                                                          =========      ======      =====

Children and Family Development
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                            1,451,472      17,150      4,274
   Transfer from Ministry of Attorney General
      Youth custody facility inspections funding                                                 40          --         --
   Transfer from Ministry of Health Services
      Community Living Services contract                                                        423          --         --
      Respite care for Queen Alexandra patients                                                 410          --         --
   Transfer to Ministry of Finance
      Payment Review Office                                                                     (33)         --         (1)
   Transfer to Ministry of Health Services
      Health and Human Services library funding                                                (122)         --         (2)
   Restatement for Children and Family Development governance authorities FTEs                   --          --        150
                                                                                          ---------      ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                             1,452,190      17,150      4,421
                                                                                          =========      ======      =====

186                               ESTIMATES, 04/05

                                                                      Schedule A

                            CONSOLIDATED REVENUE FUND
   OPERATING EXPENSES, CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2003/04

                                                                                          Operating      Capital
                                                                                          Expenses    Expenditures   FTEs
                                                                                          ---------   ------------   ----
                                                                                             $000         $000
Community, Aboriginal and Women's Services
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                              665,551      3,617       799
   Transfer from Ministry of Small Business and Economic Development
      Business Immigration                                                                      447         --         3
   Transfer from Ministry of Finance
      One FTE for service plan administration                                                    --         --         1
   Transfer to Ministry of Small Business and Economic Development
      Sport, Culture and BC Games Secretariat                                               (62,944)       (25)      (39)
      Corporate support for Sport, Culture and BC Games Secretariat                             (85)        --        (1)
   Transfer to Ministry of Finance
      Government Agents                                                                        (377)        --        (2)
      Payment Review Office                                                                     (33)        --        --
   Transfer to Ministry of Management Services
      Government Agents                                                                        (300)        --        --
                                                                                          ---------      -----       ---
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                               602,259      3,592       761
                                                                                          =========      =====       ===

Education
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                            4,859,939      5,129       317
   Transfer from Ministry of Advanced Education
      Central data warehouse initiative funding                                                  86         --         1
      SUCH sector accounting (GAAP) assistance                                                   72         --        --
   Transfer to Ministry of Finance
      Payment Review Office                                                                     (32)        --        (2)
                                                                                          ---------      -----       ---
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                             4,860,065      5,129       316
                                                                                          =========      =====       ===

Energy and Mines
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                               56,631        660       234
   Transfer from Other Appropriations - Contingencies (All Ministries) and New Programs
      Oil and Gas Development Strategy II                                                     5,500         --        --
      Vancouver Island Natural Gas Pipeline Agreement                                        14,600         --        --
   Transfer from Ministry of Small Business and Economic Development
      Alternative Energy Policy Advisor                                                         110         --         1
   Transfer to Ministry of Attorney General
      British Columbia Utilities Commission                                                      (1)      (210)      (22)
                                                                                          ---------      -----       ---
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                                76,840        450       213
                                                                                          =========      =====       ===

Finance
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                               54,870      5,876       548
   Transfer to Other Appropriations - Unclaimed Property
      Unclaimed Property Special Account                                                       (809)       (10)       (2)
   Transfer from Ministry of Attorney General
      Policy Services                                                                           105         --        --
   Transfer from Ministry of Community, Aboriginal and Women's Services
      Government Agents                                                                         377         --         2
   Transfer from Ministry of Management Services
      Corporate Services                                                                         86         --         1
      One FTE                                                                                    --         --         1
   Transfer from Ministries
      Payment Review Office                                                                     412         --         4
   Transfer to Ministry of Community, Aboriginal and Women's Services
      One FTE for service plan administration                                                    --         --        (1)
   Transfer to Ministry of Management Services
      Distribution of centrally held budgets                                                 (2,652)        --        --
   Transfer to Ministry of Provincial Revenue
      Distribution of centrally held budgets                                                   (988)        --        --
                                                                                          ---------      -----       ---
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                                51,401      5,866       553
                                                                                          =========      =====       ===

                              ESTIMATES, 04/05                               187

                                                                      Schedule A

                            CONSOLIDATED REVENUE FUND
   OPERATING EXPENSES, CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2003/04

                                                                            Operating         Capital
                                                                            Expenses       Expenditures    FTEs
                                                                            ----------     ------------   -----
                                                                               $000            $000
Forests
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                 564,899        15,690      3,070
   Transfer to Ministry of Finance
      Payment Review Office                                                        (33)           --         (1)
                                                                            ----------        ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                  564,866        15,690      3,069
                                                                            ==========        ======      =====

Health Planning (disestablished)
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                  24,154           600        209
   Transfer from Ministry of Health Services
      Drinking Water Protection                                                    220            --          2
      Physician Human Resources Program                                            104            --          1
      Stewardship and Corporate Management funding                                 909            --         11
   Transfer to Ministry of Health Services
      Federal/Provincial/Territorial initiatives                                  (394)           --         --
      Funding for the BC Centre for Environmental Health                          (206)           --         --
      Ministry Operations Vote                                                 (17,702)           --       (133)
      Vital Statistics Special Operating Agency                                 (7,085)         (600)       (90)
                                                                            ----------        ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                       --            --         --
                                                                            ==========        ======      =====

Health Services

Total Expense, Authorized FTEs and Capital - 2003/04 Estimates              10,504,747(1)     16,031      2,525
   Transfer from Ministry of Children and Family Development
      Health and Human Services library funding                                    122            --          2
   Transfer from Ministry of Health Planning
      Federal/Provincial/Territorial initiatives                                   394            --         --
      Funding for the BC Centre for Environmental Health                           206            --         --
      Ministry Operations Vote                                                  17,702            --        133
      Vital Statistics Special Operating Agency                                  7,085           600         90
   Transfer from Ministry of Transportation
      Medical Travel Assistance Program subsidy to BC Ferry Services Inc.        3,261            --         --
   Transfer to Ministry of Children and Family Development
      Community Living Services contract                                          (423)           --         --
      Respite care for Queen Alexandra patients                                   (410)           --         --
   Transfer to Ministry of Finance
      Payment Review Office                                                        (32)           --         --
   Transfer to Ministry of Health Planning
      Drinking Water Protection                                                   (220)           --         (2)
      Physician Human Resources Program                                           (104)           --         (1)
      Stewardship and Corporate Management funding                                (909)           --        (11)
   Transfer to Ministry of Human Resources
      Routine eye exams coverage for Employment Assistance Clients                (831)           --         --
                                                                            ----------        ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated               10,530,588        16,631      2,736
                                                                            ==========        ======      =====

Human Resources
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates               1,417,493        15,328      2,310
   Transfer from Ministry of Health Services
      Routine eye exams coverage for Employment Assistance Clients                 831            --         --
   Transfer to Ministry of Finance
      Payment Review Office                                                        (32)           --         --
                                                                            ----------        ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                1,418,292        15,328      2,310
                                                                            ==========        ======      =====

--------------------------------------------------------------------------------
(1) Includes additional federal contributions received under the First Ministers' Accord on Health Care Renewal.

188                               ESTIMATES, 04/05

                                                                      Schedule A

                            CONSOLIDATED REVENUE FUND
   OPERATING EXPENSES, CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2003/04

                                                                                          Operating     Capital
                                                                                          Expenses    Expenditures    FTEs
                                                                                          ---------   ------------   -----
                                                                                             $000         $000

Management Services
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                              46,679       58,665      2,049
   Transfer from Ministry of Community, Aboriginal and Women's Services
      Government Agents                                                                        300           --         --
   Transfer from Ministry of Finance
      Distribution of centrally held budgets                                                 2,652           --         --
   Transfer to Ministry of Finance
      Corporate Services                                                                       (86)          --         (1)
      One FTE                                                                                   --           --         (1)
      Payment Review Office                                                                    (11)          --         --
                                                                                           -------       ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                               49,534       58,665      2,047
                                                                                           =======       ======      =====

Provincial Revenue
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                              49,642        9,734        988
   Transfer from Other Appropriations - Contingencies (All Ministries) and New Programs
      Collection and Administration of Oil and Gas II                                          100           --         --
   Transfer from Ministry of Finance
      Distribution of centrally held budgets                                                   988           --         --
   Transfer to Ministry of Finance
      Payment Review Office                                                                    (11)          --         --
   Transfer to Other Appropriations - Provincial Home Acquisition
      Provincial Home Acquisition Special Account                                              (25)          --         --
                                                                                           -------       ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                               50,694        9,734        988
                                                                                           =======       ======      =====
Public Safety and Solicitor General
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                             506,684        7,430      2,827
   Transfer from Other Appropriations - Contingencies (All Ministries) and New Programs
      Municipal Policing                                                                     4,700           --         --
      Port Coquitlam Investigation                                                          22,100           --         --
      RCMP salary increases                                                                  3,500           --         --
   Transfer from Ministry of Attorney General
      Commercial Compliance revenue collection                                                 172           --          3
   Transfer to Ministry of Attorney General
      Resources for Policy, Planning and Legislation Services                                 (136)          --         --
                                                                                           -------       ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                              537,020        7,430      2,830
                                                                                           =======       ======      =====


Small Business and Economic Development (formerly Competition, Science and Enterprise)
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                             114,706          652        149
   Transfer from Community, Aboriginal and Women's Services
      Sport, Culture and BC Games Secretariat                                               62,944           25         39
      Corporate support for Sport, Culture and BC Games Secretariat                             85           --          1
   Transfer from Ministry of Sustainable Resource Management
      Land Use Tourism Planning                                                              1,863           15         15
   Transfer to Ministry of Community, Aboriginal and Women's Services
      Business Immigration                                                                    (447)          --         (3)
   Transfer to Ministry of Energy and Mines
      Alternative Energy Policy Advisor                                                       (110)          --         (1)
   Transfer to Ministry of Finance
      Payment Review Office                                                                   (130)          --         --
                                                                                           -------       ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                              178,911          692        200
                                                                                           =======       ======      =====

                                ESTIMATES, 04/05                             189

                                                                      Schedule A

                           CONSOLIDATED REVENUE FUND
   OPERATING EXPENSES, CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2003/04

                                                                            Operating      Capital
                                                                             Expenses   Expenditures    FTEs
                                                                            ---------   ------------   -----
                                                                               $000         $000
Sustainable Resource Management
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                92,297        8,342        954
   Transfer to Ministry of Attorney General
      Aboriginal Land and Resource Branch                                       (316)          (3)        (3)
   Transfer to Ministry of Small Business and Economic Development
      Land Use Tourism Planning                                               (1,863)         (15)       (15)
   Transfer to Ministry of Finance
      Payment Review Office                                                      (16)          --         --
   Transfer to Ministry of Water, Land and Air Protection
      River Forecast Centre                                                     (672)         (40)        (5)
                                                                             -------       ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                 89,430        8,284        931
                                                                             =======       ======      =====

Transportation
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates               834,366        6,450      1,385
   Transfer to Ministry of Finance
      Payment Review Office                                                      (33)          --         --
   Transfer to Ministry of Health Services
      Medical Travel Assistance Program subsidy to BC Ferry Services Inc.     (3,261)          --         --
   Restatement for the federal ferry subsidy transfer                         23,975           --         --
                                                                             -------       ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                855,047        6,450      1,385
                                                                             =======       ======      =====

Water, Land and Air Protection
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates               130,057       86,920        998
   Transfer from Ministry of Sustainable Resource Management
      River Forecast Centre                                                      672           40          5
   Transfer to Ministry of Finance
      Payment Review Office                                                      (16)          --         --
   Restatement for parks, hunting and angling fees recoveries                 22,665           --         --
                                                                             -------       ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                153,378       86,960      1,003
                                                                             =======       ======      =====

Other Appropriations - Contingencies (All Ministries) and New Programs
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates               170,000       30,000         --
   Transfer to Other Appropriations - Citizens' Assembly
      Citizens' Assembly for Electoral Reform                                 (1,900)          --         --
   Transfer to Ministry of Attorney General
      Legal Counsel bargaining                                                (1,600)          --         --
   Transfer to Ministry of Energy and Mines
      Oil and Gas Development Strategy II                                     (5,500)          --         --
      Vancouver Island Natural Gas Pipeline Agreement                        (14,600)          --         --
   Transfer to Ministry of Provincial Revenue
      Collection and Administration of Oil and Gas II                           (100)          --         --
   Transfer to Ministry of Public Safety and Solicitor General
      Municipal Policing                                                      (4,700)          --         --
      Port Coquitlam Investigation                                           (22,100)          --         --
      RCMP salary increases                                                   (3,500)          --         --
                                                                             -------       ------      -----
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                116,000       30,000         --
                                                                             =======       ======      =====

190                             ESTIMATES, 04/05

                                                                      Schedule A

                            CONSOLIDATED REVENUE FUND
   OPERATING EXPENSES, CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2003/04

                                                                                     Operating       Capital
                                                                                     Expenses     Expenditures    FTEs
                                                                                    ----------    ------------   ------
                                                                                       $000           $000
Other Appropriations - Citizens' Assembly
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                           1,500           --          --
   Transfer from Other Appropriations - Contingencies
      (All Ministries) and New Programs
      Citizens' Assembly for Electoral Reform                                            1,900           --          --
                                                                                    ----------      -------      ------
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                            3,400           --          --
                                                                                    ==========      =======      ======

Other Appropriations - Unclaimed Property
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                              --           --          --
   Transfer from Ministry of Finance
      Unclaimed Property Special Account                                                   809           10           2
                                                                                    ----------      -------      ------
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                              809           10           2
                                                                                    ==========      =======      ======

Other Appropriations - Provincial Home Acquisition
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                              --           --          --
   Transfer from Ministry of Provincial Revenue
      Provincial Home Acquisition Special Account                                           25           --          --
                                                                                    ----------      -------      ------
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                               25           --          --
                                                                                    ==========      =======      ======

Other Appropriations - Industry Training and Apprenticeship
Total Expense, Authorized FTEs and Capital - 2003/04 Estimates                              --           --          --
   Transfer from Ministry of Advanced Education
      Industry Training and Apprenticeship Special Account                              78,438          190          --
      Transfer from Ministry Operations Vote                                           (78,438)          --          --
                                                                                    ----------      -------      ------
Total Expense, Authorized FTEs and Capital - 2003/04 Restated                               --          190          --
                                                                                    ==========      =======      ======
All Special Offices, Ministries and Other Appropriations
Total Consolidated Revenue Fund Expense, Authorized FTEs
   and Capital Expenditures - 2003/04 Estimates                                     25,353,400(1)   324,660      29,049
   Total Transfers to Special Offices, Ministries and Other Appropriations            (158,365)      (1,093)       (343)
   Total Transfers to Special Offices, Ministries and Other Appropriations             158,365        1,093         343
   Restatement for parks, hunting and angling fees recoveries                           22,665           --          --
   Restatement for the federal ferry subsidy transfer                                   23,975           --          --
   Restatement for Children and Family Development governance authorities FTEs              --           --         150
                                                                                    ----------      -------      ------
Total Consolidated Revenue Fund Expense, Authorized FTEs
   and Capital Expenditures - 2003/04 Restated                                      25,400,040      324,660      29,199
                                                                                    ==========      =======      ======

--------------------------------------------------------------------------------

(1) Includes additional federal contributions received under the First Ministers' Accord on Health Care Renewal.

                                ESTIMATES, 04/05                             191

                                                                      Schedule B

                         SPECIAL ACCOUNTS(1) -- SUMMARY
                   (for the Fiscal Year Ending March 31,2005)
                                     ($000)

                                                             Spending
                                                            Authority     Operating Transactions      General
                                                            Available     ----------------------       Fund
                                                          April 1, 2004    Revenue      Expense     Transfer(2)
---------------------------------------------------------------------------------------------------------------
Special Accounts
   BC Timber Sales                                            39,718        252,857     (131,800)     (37,565)
   Crown Land                                                 50,000        288,140     (210,620)     (78,420)
   First Citizens Fund                                        26,311          4,200       (4,200)       9,000
   Forest Stand Management Fund                               18,935          4,646       (1,490)          --
   Forfeited Crime Proceeds Fund                                 426             --           --           --
   Health Special Account                                         --        147,250     (147,250)          --
   Inmate Work Program                                         1,987          1,560       (1,554)          --
   Insurance and Risk Management                             174,160          4,752           --           --
   Livestock Protection                                          109             10          (10)          --
   Northern Development Fund                                   7,466            575         (500)          --
   Olympic Arts Fund                                          10,087            625         (625)       5,000
   Physical Fitness and Amateur Sports Fund                   12,937          2,200       (2,200)       5,500
   Provincial Home Acquisition Wind Up                        15,000             25          (25)          --
   Public Guardian and Trustee of British Columbia            11,450         18,307      (17,392)          --
   South Moresby Forest Replacement                           25,975            711       (3,000)          --
   Sustainable Environment Fund                               23,503         35,705      (35,705)          --
   Unclaimed Property                                            150             --          (75)          --
   University Endowment Lands Administration                  13,584          3,142       (3,142)          --
   Victims of Crime Act                                       22,162          8,350       (7,325)          --
                                                             -------        -------     --------      -------
                                                             453,960        773,055     (566,913)     (96,485)
                                                             -------        -------     --------      -------

Transfers from Voted Appropriations to Special
   Accounts(4)
    Public Guardian and Trustee of British Columbia               --         (6,950)       6,950           --
                                                             -------        -------     --------      -------
                                                                  --         (6,950)       6,950           --
                                                             -------        -------     --------      -------

Total Special Accounts (net of transfers)                    453,960        766,105     (559,963)     (96,485)
                                                             =======        =======     ========      =======

                                                                                                         Spending
                                                            Financing Transactions       Working        Authority
                                                           ------------------------      Capital        Available
                                                           Receipts   Disbursements   Adjustment(3)   March 31, 2005
-----------------------------------------------------------------------------------   ------------------------------
Special Accounts
   BC Timber Sales                                             --        (73,481)            366           50,095
   Crown Land                                                 900             --              --           50,000
   First Citizens Fund                                         --             --              --           35,311
   Forest Stand Management Fund                                --             --              --           22,091
   Forfeited Crime Proceeds Fund                               --             --              --              426
   Health Special Account                                      --             --              --               --
   Inmate Work Program                                         --            (93)             61            1,961
   Insurance and Risk Management                               --           (725)            489          178,676
   Livestock Protection                                        --             --              --              109
   Northern Development Fund                                   --             --              --            7,541
   Olympic Arts Fund                                           --             --              --           15,087
   Physical Fitness and Amateur Sports Fund                    --             --              --           18,437
   Provincial Home Acquisition Wind Up                         50            (40)             --           15,010
   Public Guardian and Trustee of British Columbia             --           (794)            652           12,223
   South Moresby Forest Replacement                            --             --              --           23,686
   Sustainable Environment Fund                                --             --              --           23,503
   Unclaimed Property                                          --             --              --               75
   University Endowment Lands Administration                   --             --              --           13,584
   Victims of Crime Act                                        --             --              --           23,187
                                                              ---        -------           -----          -------
                                                              950        (75,133)          1,568          491,002
                                                              ---        -------           -----          -------

Transfers from Voted Appropriations to Special
   Accounts(4)
   Public Guardian and Trustee of British Columbia             --             --              --               --
                                                              ---        -------           -----          -------
                                                               --             --              --               --
                                                              ---        -------           -----          -------

Total Special Accounts (net of transfers)                     950        (75,133)          1,568          491,002
                                                              ===        =======           =====          =======

--------------------------------------------------------------------------------

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)  General Fund Transfers consist of changes in statutory spending authority.

(3) Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in accumulated amortization, inventory, and accounts receivable and payable.

(4) Transfers from voted appropriations are eliminated to establish the amount of special account expenses that do not require voted appropriations. This net amount of special account expense is then deducted from total expenses in the determination of Supply Act requirements shown on page 13.

192                             ESTIMATES, 04/05

                                                                      Schedule C

                             FINANCING TRANSACTIONS
                           PREPAID CAPITAL ADVANCES(1)
                   (for the Fiscal Year Ending March 31,2005)
                                     ($000)

                                                                      Net Cash
                                                                       Source
                                     Receipts   Disbursements(2)   (Requirement)
--------------------------------------------------------------------------------

Ministry of Advanced Education
   Post Secondary Institutions          --           215,400         (215,400)

Ministry of Education
   Schools                              --           134,500         (134,500)

Ministry of Health Services
   Health Facilities                    --           379,700         (379,700)

Ministry of Transportation
   British Columbia Transit             --             6,100           (6,100)
   Rapid Transit Project 2000           --            19,100          (19,100)

                                       ---           -------         --------
Total Prepaid Capital Advances          --           754,800         (754,800)
                                       ===           =======         ========

--------------------------------------------------------------------------------

(1) Commencing in 1998/99, loans and capital funding provided to school districts and post secondary institutions are treated, for financial statement reporting purposes, as prepaid capital advances (assets of the Consolidated Revenue Fund (CRF)) and amortized over the useful life of the underlying assets. The amortization period for these advances, on average, approximates 30 years. Commencing with the 2000/01 fiscal year, loans and capital funding provided to British Columbia Transit and health facilities for capital projects are accounted for in the same manner. Since the borrowing for schools, post secondary institutions, public transit and health facilities capital is now raised directly through the CRF, these financial requirements are included in the annual Supply Act.

(2) Disbursements by the Ministry of Advanced Education are for capital costs of new buildings, renovations and improvements to universities, university colleges, colleges, institutes and agencies. Disbursements by the Ministry of Education are for capital costs of new buildings, renovations and improvements to schools and other school district buildings and for bus and equipment purchases. Disbursements by the Ministry of Health Services are for capital costs of new buildings, renovations and improvements for health facilities and agencies, and diagnostic and medical equipment. Disbursements by the Ministry of Transportation are for capital expenditures for public passenger transit services, rapid transit in the lower mainland, and capitalized borrowing costs relating to Rapid Transit Project 2000 debt.

                                ESTIMATES, 04/05                             193

                                                                      Schedule D

                             FINANCING TRANSACTIONS
                              CAPITAL EXPENDITURES
                   (for the Fiscal Year Ending March 31,2005)
                                     ($000)

                                                     Land &
                                                      Land                                 Office
                                                    Improve-               Specialized   Furniture &              Information
                                                      ments    Buildings    Equipment     Equipment    Vehicles     Systems
-----------------------------------------------------------------------------------------------------------------------------
Special Offices and Ministries
Legislation                                              --        --             --          304           --          945
Officers of the Legislature                              --        --             --           22           --          486
Office of the Premier                                    --        --             --           40           --          564
Ministry of Advanced Education                           --        --             --          350           --        2,455
Ministry of Agriculture, Food and Fisheries              --        --            323          160        1,001          318
Ministry of Attorney General                             --        --            631          342           60        5,375
Ministry of Children and Family Development              --        --             --          504          191        7,300
Ministry of Community, Aboriginal and
   Women's Services                                      --        --             --           30           --        2,085
Ministry of Education                                    --        --             --           --           --       14,210
Ministry of Energy and Mines                             --        --             65           90          200        1,352
Ministry of Finance                                      --        --             10          427           --        4,884
Ministry of Forests                                      --       700          3,125          240        2,200        6,295
Ministry of Health Services                              --        --          1,881          370        6,000       11,355
Ministry of Human Resources                              --        --             --        4,062          250       16,135
Ministry of Management Services                          --        --          1,208          437          245       50,784
Ministry of Provincial Revenue                           --        --             --          225           --       12,572
Ministry of Public Safety and Solicitor General          --        --            500           70          415        5,896
Ministry of Skills Development and Labour                --        --             --           40           --        3,322
Ministry of Small Business and Economic
   Development                                           --        --             --           50           --          420
Ministry of Sustainable Resource Management              --        --            200          341          400        7,260
Ministry of Transportation                               --       200          2,570          110        1,800        2,400
Ministry of Water, Land and Air Protection           18,200        --            221          222           --        2,500

Other Appropriations
Contingencies All Ministries and New Programs (1)        --        --             --           --           --       30,000
Environmental Assessment Office                          --        --             --           20           --           50
Environmental Appeal Board
   and Forest Appeals Commission                         --        --             --           10           --           20
Forest Practices Board                                   --        --             --           25           --           75
Insurance and Risk Management                            --        --             --           54           --          671

                                                     ------       ---         ------        -----       ------      -------
   Consolidated Revenue Fund Total (2)               18,200       900         10,734        8,545       12,762      189,729
                                                     ======       ===         ======        =====       ======      =======

SUMMARY
Voted Appropriations                                 18,200       900         10,641        8,467       12,762      187,298
Special Accounts (3)                                     --        --             93           78           --        2,431
                                                     ------       ---         ------        -----       ------      -------
   Consolidated Revenue Fund Total                   18,200       900         10,734        8,545       12,762      189,729
                                                     ======       ===         ======        =====       ======      =======

                                                     Tenant      Roads,
                                                    Improve-   Bridges &
                                                      ments     Ferries     Total
----------------------------------------------------------------------------------
Special Offices and Ministries
Legislation                                              --         --       1,249
Officers of the Legislature                              --         --         508
Office of the Premier                                    --         --         604
Ministry of Advanced Education                        1,300         --       4,105
Ministry of Agriculture, Food and Fisheries              55         --       1,857
Ministry of Attorney General                          2,675         --       9,083
Ministry of Children and Family Development           1,800         --       9,795
Ministry of Community, Aboriginal and
   Women's Services                                      70         --       2,185
Ministry of Education                                   200         --      14,410
Ministry of Energy and Mines                            100         --       1,807
Ministry of Finance                                     200         --       5,521
Ministry of Forests                                     500         --      13,060
Ministry of Health Services                              --         --      19,606
Ministry of Human Resources                           1,100         --      21,547
Ministry of Management Services                         570         --      53,244
Ministry of Provincial Revenue                          500         --      13,297
Ministry of Public Safety and Solicitor General         670         --       7,551
Ministry of Skills Development and Labour               150         --       3,512
Ministry of Small Business and Economic
   Development                                           --         --         470
Ministry of Sustainable Resource Management              --         --       8,201
Ministry of Transportation                              200      6,000      13,280
Ministry of Water, Land and Air Protection               --         --      21,143

Other Appropriations
Contingencies All Ministries and New Programs (1)        --         --      30,000
Environmental Assessment Office                          --         --          70
Environmental Appeal Board
   and Forest Appeals Commission                         --         --          30
Forest Practices Board                                   --         --         100
Insurance and Risk Management                            --         --         725

                                                     ------      -----     -------
   Consolidated Revenue Fund Total (2)               10,090      6,000     256,960
                                                     ======      =====     =======

SUMMARY
Voted Appropriations                                 10,090      6,000     254,358
Special Accounts (3)                                     --         --       2,602
                                                     ------      -----     -------
   Consolidated Revenue Fund Total                   10,090      6,000     256,960
                                                     ======      =====     =======

--------------------------------------------------------------------------------

(1)  Administered by the Minister of Finance.

(2) These expenditures are to provide for the purchase or capital lease of tangible capital assets to be held by the Consolidated Revenue Fund. The acquired tangible capital assets are to assist in the delivery of programs of those offices, ministries and other appropriations.

(3) The capital asset acquisitions of each special account are shown in the capital expenditure section of the 2004/05 Supplement to the Estimates.

194                             ESTIMATES, 04/05

                                                                     Schedule D1
                             FINANCING TRANSACTIONS
           CAPITAL EXPENDITURES - TAXPAYER-SUPPORTED ORGANIZATIONS (1,2)
                   (for the Fiscal Year Ending March 31, 2005)
                                     ($000)

                                                                                     Protection
                                                              Social                of Person &     Trans-     Natural
                                                    Health   Services   Education     Property    portation   Resources    Other
--------------------------------------------------------------------------------------------------------------------------------

BC Transportation Financing Authority ..........                                                   500,000
British Columbia Buildings Corporation .........
British Columbia Transit (3) ...................                                                    15,000
Rapid Transit Project 2000 (3) .................                                                    19,000
Vancouver Convention Centre expansion project...                                                                70,000
Columbia River Power Projects...................                                                                90,000
Government Operating (Ministries)(4) ...........    20,000    34,000      18,000       20,000       13,000      47,000    30,000
Schools (3) ....................................                         196,000
Post-secondary Institutions (3) ................                         408,000
Health sector (3) ..............................   326,000
Other ..........................................     2,000     6,000          --        1,000           --       5,000        --
                                                   -------    ------     -------       ------      -------     -------    ------
Total ..........................................   348,000    40,000     622,000       21,000      547,000     212,000    30,000
                                                   =======    ======     =======       ======      =======     =======    ======

                                                     General
                                                   Government     Total
-------------------------------------------------------------------------

BC Transportation Financing Authority ..........                  500,000
British Columbia Buildings Corporation .........      43,000       43,000
British Columbia Transit (3) ...................                   15,000
Rapid Transit Project 2000 (3) .................                   19,000
Vancouver Convention Centre expansion project...                   70,000
Columbia River Power Projects (4) ..............                   90,000
Government Operating (Ministries)(3) ...........      75,000      257,000
Schools ........................................                  196,000
Post-secondary Institutions (3) ................                  408,000
Health sector (3) ..............................                  326,000
Other ..........................................       5,000       19,000
                                                     -------    ---------
Total ..........................................     123,000    1,943,000
                                                     =======    =========

--------------------------------------------------------------------------------

(1) Figures have been rounded to the nearest million.
(2) Represents infrastructure-related capital expenditures funded through the provincial government, taxpayer-supported Crown corporations and agencies, schools, post- secondary institutions and health authorities/societies. This breakdown of capital spending by function is presented for information purposes.
(3) The Prepaid Capital Advances shown in Schedule C are included in the total capital spending for these organizations.
(4)  Represents Consolidated Revenue Fund capital in Schedule D.

                                ESTIMATES, 04/05                             195

                                                                      Schedule E

                             FINANCING TRANSACTIONS
                  LOANS, INVESTMENTS AND OTHER REQUIREMENTS(1)
                   (for the Fiscal Year Ending March 31, 2005)
                                     ($000)

                                                                                                                         Net Cash
                                                                                                                          Source
                                                                                           Receipts   Disbursements   (Requirement)
-----------------------------------------------------------------------------------------------------------------------------------
Ministry of Advanced Education
   British Columbia Student Loan Program -- Loan repayments (receipts) and new loans        13,600       279,400         (265,800)

Ministry of Agriculture, Food and Fisheries
   Agriculture Credit Act -- Loan repayments (receipts)                                        765            --              765

   Production Insurance Stabilization-- Premium (receipts) and recoverable advances
      to the Production Insurance Trust Fund                                                 3,000         3,000               --

Ministry of Attorney General
   Interest on Trusts and Deposits -- Interest on trust funds and deposits belonging
      to third parties                                                                         700           700               --
   Treaty Settlement and Implementation Costs -- Payments to First Nations in accordance
      with treaty agreements                                                                    --        16,967          (16,967)

Ministry of Children and Family Development
   Human Services Providers Financing Program -- Principal repayments (receipts)               146            --              146

Ministry of Energy and Mines
   Columbia Basin Accord(2) -- Investment in the Columbia Power Corporation and the
      Columbia Basin Trust joint venture                                                        --        50,000          (50,000)

Ministry of Forests
   BC Timber Sales Special Account -- Development of timber for sale in future years            --        72,491          (72,491)

Ministry of Health Services
   Health Innovation Incentive Program -- Loan repayments (receipts)                         2,034            --            2,034

Ministry of Provincial Revenue
   International Fuel Tax Agreement Motor Fuel Tax Act -- Moneys collected for,
      and transferred to, other jurisdictions                                                5,800         4,400            1,400
   Land Tax Deferment Act -- Repayments of outstanding loans (receipts) and payments
      to local government for property taxes                                                19,500        20,000             (500)
   Provincial Home Acquisition Wind Up Special Account -- Repayments of outstanding
      loans (receipts) and guarantee claims and other disbursements                             50            40               10

Ministry of Public Safety and Solicitor General
   Consumer Protection Act -- Loan provided to the Business Practices and Consumer
      Protection Authority                                                                      --         1,500           (1,500)
   Hastings Park Race Track -- Loan repayments (receipts)                                      431            --              431

Ministry of Sustainable Resource Management
   Crown Land Special Account -- Loan repayment and loan sales deposit (receipts) and
      land acquisition, servicing and development and disposition costs                        900            --              900
                                                                                            ------       -------         --------
Consolidated Revenue Fund Total                                                             46,926       448,498         (401,572)
                                                                                            ------       -------         --------
Taxpayer-Supported Crown Corporations and Agencies(3)                                           --       269,600         (269,600)
                                                                                            ------       -------         --------
SUCH Sector and Regional Authorities(3)                                                         --        14,000          (14,000)
                                                                                            ------       -------         --------
Total                                                                                       46,926       732,098         (685,172)
                                                                                            ======       =======         ========

SUMMARY
   Voted Appropriations                                                                     45,976       375,967         (329,991)
   Special Accounts                                                                            950        72,531          (71,581)
   Taxpayer-Supported Crown Corporations and Agencies                                           --       269,600         (269,600)
   SUCH Sector and Regional Authorities                                                         --        14,000          (14,000)
                                                                                            ------       -------         --------
Total                                                                                       46,926       732,098         (685,172)
                                                                                            ======       =======         ========

--------------------------------------------------------------------------------

(1) The purpose of this table is to fully disclose the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government's financial requirements. Further information on these financing transactions is included in the relevant ministry section of the Estimates.

(2) In 2004/05, the Columbia Power Corporation and the joint ventures will be consolidated under the control of the Columbia Basin Trust. This is an organizational change that has no impact on government's investment in these power projects.

(3) The total net cash source (requirement) for taxpayer-supported Crown corporations/agencies, SUCH sector and regional authority financing transactions are disclosed for information purposes only.

196                             ESTIMATES, 04/05

                                                                      Schedule F

                             FINANCING TRANSACTIONS
          REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(1)
                   (for the Fiscal Year Ending March 31, 2005)
                                     ($000)

                                                                                                        Net Cash
                                                                                                         Source
                                                                           Receipts   Disbursements   (Requirement)
-------------------------------------------------------------------------------------------------------------------
Ministry of Energy and Mines

   Oil and Gas Commission Act                                                24,600       24,600            --

Ministry of Provincial Revenue

   British Columbia Transit Act (Motor Fuel Tax)                              7,900        7,900            --

   Build BC Act (Motor Fuel and Social Services Taxes)                      425,300      425,300            --

   Greater Vancouver Transportation Authority Act (Motor Fuel and Social
      Services Taxes)                                                       260,000      260,000            --

   Rural Area Property Taxes                                                195,000      195,000            --

   Tobacco Tax Amendment Act                                                  2,000        2,000            --

   Tourism British Columbia (Hotel Room Tax)                                 24,500       24,500            --

                                                                            -------      -------           ---
Total                                                                       939,300      939,300            --
                                                                            =======      =======           ===

--------------------------------------------------------------------------------

(1) The purpose of this table is to fully disclose the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government financial requirements. Further information on these financing transactions is included in the appropriate ministry section of the Estimates.

                                ESTIMATES, 04/05                             197

                                                                      Schedule G

                         FULLTIME EQUIVALENT EMPLOYMENT

Fulltime equivalent (FTE) employment is the estimate of each special office's, ministry's and taxpayer-supported Crown corporation/agency's annual staff utilization. The Budget Transparency and Accountability Act defines staff utilization to include all employees whose salaries are paid by the taxpayer-supported government reporting entity except in relation to the staff of education and health sector organizations. An FTE is defined as the employment of one person for one full year or the equivalent thereof (for example, the employment of two persons for six months each). Ministry and special office FTEs are calculated by dividing each special office's and ministry's total hours of permanent, auxiliary, temporary, seasonal and overtime employment paid, or estimated to be paid, for the fiscal year, by the normal paid working hours for one fulltime employee for one year. Taxpayer-supported Crown corporation/agency FTEs are estimated in a similar manner. Employees in taxpayer-supported Crown corporations and agencies whose salaries are included in the cost of capital projects are not counted as FTEs in order to maintain consistency between base salaries expense and FTEs.

The table below provides a summary of estimated FTE requirements by special office, ministry and taxpayer-supported Crown corporation/agency for the 2003/04 and 2004/05 fiscal years. The 2003/04 FTE numbers are restated to reflect program and staff transfers among ministries and special offices (see Schedule A for a detailed reconciliation). The 2003/04 FTE utilization is forecast to be 33,380 FTEs.

                                                                 Estimates   Estimates
                                                                  2003/04     2004/05
--------------------------------------------------------------------------------------
Legislation...................................................        300         300
Office of the Premier.........................................        312         298
Officers of the Legislature...................................        211         190
Ministry of Advanced Education................................        236         217
Ministry of Agriculture, Food and Fisheries...................        329         326
Ministry of Attorney General..................................      3,486       3,482
Ministry of Children and Family Development...................      4,421(1)    3,983
Ministry of Community, Aboriginal and Women's Services........        761         491
Ministry of Education.........................................        316         309
Ministry of Energy and Mines..................................        213         242
Ministry of Finance...........................................        553         514
Ministry of Forests...........................................      3,069       2,942
Ministry of Health Services...................................      2,736       2,785
Ministry of Human Resources...................................      2,310       1,986
Ministry of Management Services...............................      2,047       2,037
Ministry of Provincial Revenue................................        988       1,054
Ministry of Public Safety and Solicitor General...............      2,830       2,621
Ministry of Skills Development and Labour.....................        451         442
Ministry of Small Business and Economic Development...........        200         157
Ministry of Sustainable Resource Management...................        931         754
Ministry of Transportation....................................      1,385         999
Ministry of Water, Land and Air Protection....................      1,003         924
Other Appropriations..........................................        111         107
                                                                   ------      ------
   Total......................................................     29,199      27,160
                                                                   ------      ------

                                                                   ------      ------
   Total Taxpayer-Supported Crown Corporations and Agencies...      4,840(2)    3,940
                                                                   ------      ------

Total                                                              34,039      31,100
                                                                   ======      ======

--------------------------------------------------------------------------------

(1) Includes 150 FTEs that did not transfer to the Children and Family Development governance authorities. The timing of transfers will be based on an assessment of authority readiness.

(2) Excludes 430 FTEs for the Forensic Psychiatric Services Commission which is now part of the SUCH sector. Under the Budget Transparency and Accountability Act, SUCH sector organization annual staff utilization numbers are not published.

198                             ESTIMATES, 04/05

                                                                      Schedule H

    RECONCILIATION OF SURPLUS/(DEFICIT) TO CHANGE IN TAXPAYER-SUPPORTED DEBT
                        AND STATEMENT OF TOTAL DEBT(1,2)
                                     ($000)

                 Updated
Estimates(3)   Forecast(3)                                                                           Estimates
   2003/04       2003/04                                                                              2004/05
--------------------------------------------------------------------------------------------------------------
                                TAXPAYER-SUPPORTED DEBT
  2,234,000      1,644,000   (Surplus)/Deficit(4) ...............................................     (100,000)

      7,000         (7,000)  Self-Supported Crown Corporation and Agency Income in Excess of
                                Contributions to the Consolidated Revenue Fund(5) ...............      110,000

 (2,000,000)    (2,530,000)  Adjustment for Expenses Not Requiring Working Capital or Other
                                Borrowing (6) ...................................................   (1,550,000)
     73,000       (473,000)  Working Capital Changes ............................................      504,000
 ----------     ----------                                                                          ----------
    314,000     (1,366,000)     Operating Requirement (Source) ..................................   (1,036,000)
 ----------     ----------                                                                          ----------

  1,852,000      1,774,000   Tangible Capital Asset Expenditures (Schedule D1) ..................    1,943,000
 ----------     ----------                                                                          ----------
  1,852,000      1,774,000      Capital Requirement .............................................    1,943,000
 ----------     ----------                                                                          ----------

    743,000        743,000   Loan, Investment and Other Requirements (Schedule E) ...............      685,000
 ----------     ----------

  2,909,000      1,151,000   Net Increase/(Decrease) in Taxpayer-Supported Debt .................    1,592,000
 29,649,000     29,429,000   Taxpayer-Supported Debt, Beginning of Year(7) ......................   30,580,000
 ----------     ----------                                                                          ----------
 32,558,000     30,580,000   Taxpayer-Supported Debt, End of Year ...............................   32,172,000
  2,683,000      2,705,000      Add: Sinking fund investments ...................................    2,525,000
   (175,000)      (418,000)     Less: Taxpayer-supported third party guarantees and
                                   non-guaranteed debt ..........................................     (387,000)
 ----------     ----------                                                                          ----------
 35,066,000     32,867,000   Taxpayer-Supported Debt, End of Year (net of guarantees and
                                non-guaranteed debt).............................................   34,310,000
 ----------     ----------                                                                          ----------
                                SELF-SUPPORTED DEBT
                             Self-Supported Crown Corporation and Agency Debt ...................
  7,689,000      7,038,000      British Columbia Hydro and Power Authority ......................    7,174,000
    478,000             --      British Columbia Railway Company ................................           --
    253,000        223,000      Other Crown Corporation and Agency Debt(8) ......................        6,000
 ----------     ----------                                                                          ----------
  8,420,000      7,261,000   Total Self-Supported Crown Corporation and Agency Debt .............    7,180,000
  1,087,000        972,000      Add: Sinking fund investments ...................................      986,000
   (264,000)      (222,000)     Less: Debt guarantees and non-guaranteed debt ...................       (6,000)
 ----------     ----------                                                                          ----------
 9,243,000       8,011,000   Self-Supported Debt (net of guarantees and non-guaranteed debt) ....    8,160,000
 ----------     ----------                                                                          ----------

    500,000             --   Forecast Allowance .................................................      100,000
 ----------     ----------
 44,809,000     40,878,000   Total Debt (net of guarantees and non-guaranteed debt) .............   42,570,000
 ==========     ==========                                                                          ==========
--------------------------------------------------------------------------------------------------------------

(1)  Figures have been rounded to the nearest million.

(2) Further details on debt are provided in Appendix Table A14 in the Budget and Fiscal Plan - 2004/05 to 2006/07.

(3) The 2003/04 Estimates and Updated Forecast amounts have been restated to be conform with the 2004/05 Estimates presentation. See Significant Presentation Changes (Note 1) for details.

(4) For purposes of the debt reconciliation a surplus is shown as a negative amount as it reduces government debt. Conversely, a deficit is shown as a positive amount as it increases government debt.

(5) Represents the elimination of self-supported Crown corporation/agency income which is included in the Summary Accounts deficit but has not been transferred to the Consolidated Revenue Fund. The excess earnings remain in the Crown corporation/agency and reduce self-supported Crown corporation/agency debt.

(6) These adjustments include, primarily, the amortization of capital assets and the forecast allowance.

(7) Includes taxpayer-supported third party guarantees. The amount reported in the 2002/03 Public Accounts ($28,871 million) excludes third party guarantees of $189 million and SUCH sector related debt of $368 million.

(8) The 2003/04 Estimates and Updated Forecast amounts include, primarily, the debt related to Columbia River power projects. In 2004/05 this debt has been reclassified as taxpayer-supported debt as a result of Columbia Basin Trust's planned acquisition of Columbia Power Corporation. The remaining debt in 2004/05 relates to the Liquor Distribution Branch.

                                ESTIMATES, 04/05                             199

                                                                      Schedule I

          SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES
                   (for the Fiscal Year Ending March 31, 2005)
                                     ($000)

For each minister (other than the Minister of Provincial Revenue) with responsibility for operating expenses accounted for in the Consolidated Revenue Fund, an estimated amount must be made public with the Estimates under section 6(1) of the Balanced Budget and Ministerial Accountability Act. The estimated amount is described in section 5(1) of the Balanced Budget and Ministerial Accountability Act and represents the operating expenses which are the responsibility of the minister as set out in the main Estimates for the fiscal year. Section 6(2) of the Balanced Budget and Ministerial Accountability Act requires that the actual amount of those operating expenses be made public for each minister with the Public Accounts for that fiscal year.

Section 5(2) of the Balanced Budget and Ministerial Accountability Act applies to the Minister of Provincial Revenue and provides for an amount of revenue to be specified by regulation of Treasury Board. Section 5(3) of the Balanced Budget and Ministerial Accountability Act applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

The table below shows, the ministry and other appropriations for which each minister is responsible. The third column shows the total operating expenses for each of the ministries or other appropriations for the 2004/05 fiscal year. The final column shows the sum of these operating expenses, which is the estimated amount each minister (other than the Minister of Provincial Revenue) is responsible for under section 5(1) of the Balanced Budget and Ministerial Accountability Act for the 2004/05 fiscal year.

                                                                                                        2004/05         2004/05
                                                                                                    Total Operating    Estimated
Minister Responsible                              Ministry and Other Appropriations                  Expenses (Net)     Amount
--------------------------------------------------------------------------------------------------------------------------------
Premier                                           Office of the Premier                                    44,129         44,129

Minister of Advanced Education                    Ministry of Advanced Education                        1,898,849      1,898,849

Minister of Agriculture, Food and Fisheries       Ministry of Agriculture, Food and Fisheries              44,692         44,692

Attorney General and Minister
   Responsible for Treaty Negotiations            Ministry of Attorney General                            489,367
                                                  Citizens' Assembly                                        2,600        491,967

Minister of Children and Family Development       Ministry of Children and Family Development           1,381,568      1,381,568

Minister of Community, Aboriginal and Women's     Minister of Community, Aboriginal and Women's
   Services                                          Services                                             506,368        506,368

Minister of Education                             Ministry of Education                                 4,943,165      4,943,165

Minister of Energy and Mines                      Ministry of Energy and Mines                             63,790         63,790

Minister of Finance                               Ministry of Finance                                      45,990
                                                  Management of Public Funds and Debt                     800,000
                                                  Contingencies (All Ministries) and New Programs         240,000
                                                  BC Family Bonus                                          59,000
                                                  Commissions on Collection of Public Funds                     1
                                                  Allowances for Doubtful Revenue Accounts                      1
                                                  Insurance and Risk Management (Special Account)              --
                                                  Unclaimed Property (Special Account)                         75      1,145,067

Minister of Forests(1,2)                          Ministry of Forests                                     397,782
                                                  Environmental Appeal Board and Forest Appeals
                                                     Commission                                               848
                                                  Forest Practices Board                                    3,307        401,937

Minister of Health Services(3)                    Ministry of Health Services                          10,558,445     10,558,445

Minister of Human Resources                       Ministry of Human Resources                           1,301,425      1,301,425

Minister of Management Services                   Ministry of Management Services                          61,305         61,305

Minister of Public Safety and Solicitor General   Ministry of Public Safety and Solicitor General         503,405        503,405

200                             ESTIMATES, 04/05

                                                                      Schedule I

   SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES - (Continued)
                   (for the Fiscal Year Ending March 31, 2005)
                                     ($000)

                                                                                       2004/05         2004/05
                                                                                   Total Operating    Estimated
Minister Responsible               Ministry and Other Appropriations                Expenses (Net)     Amount
---------------------------------------------------------------------------------------------------------------
Minister of Skills Development     Ministry of Skills Development and Labour              18,812         18,812
   and Labour
Minister of Small Business and     Ministry of Small Business and
   Economic Development               Economic Development                               143,014        143,014

Minister of Sustainable Resource   Ministry of Sustainable Resource Management           280,992
   Management
                                   Environmental Assessment Office                         2,897        283,889

Minister of Transportation         Ministry of Transportation                            811,060        811,060

Minister of Water, Land and Air    Ministry of Water, Land and Air Protection            148,141
   Protection (2)                  Environmental Appeal Board and Forest Appeals
                                      Commission                                           1,047        149,188

                                   Total Estimated Amount                                            24,752,075
                                   Not Applicable
                                      Legislation                                         45,737
                                      Officers of the Legislature                         27,084
                                      Minister of Provincial Revenue(4)                   52,304
                                      BC Timber Sales(1)                                 131,800
                                                                                      ----------
                                   Total Consolidated Revenue Fund                    25,009,000
                                                                                      ==========
---------------------------------------------------------------------------------------------------------------

(1) Under Section 5(1.1) of the Balanced Budget and Ministerial Accountability Act , the estimated amount for the Minister of Forests does not include estimated expenditures related to the BC Timber Sales Special Account.

(2) The Ministers of Forests and Water, Land and Air Protection each have operating expense accountability for the administration and support services of Vote 46, Environmental Appeal Board and Forest Appeals Commission therefore, those funds have been allocated on a pro-rata basis.

(3) The 2004/05 estimated amount for the Minister of Health Services will be increased to reflect the additional federal Health Accord funding once details of the funding are finalized. At that time, Supplementary Estimates in the amount of the additional federal funding will be presented to the Legislature.

(4) Under Section 5(2) of the Balanced Budget and Ministerial Accountability Act, the Minister of Provincial Revenue is accountable for earning actual gross revenue specified as $240 million.

                                ESTIMATES, 04/05                             201

                                                                      Schedule J

           ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT(1,3)
                                     ($000)

Estimates(1)   Updated Forecast(1)                                                                           Estimates
  2003/04          2003/04                                                                                    2004/05
----------------------------------------------------------------------------------------------------------------------
                                     Revenue Summary(2)
 12,755,000         13,065,000          Taxation Revenue ................................................   13,539,000
  3,380,000          3,637,000          Natural Resource Revenue ........................................    3,317,000
  2,304,000          2,317,000          Other Revenue ...................................................    2,486,000
  3,968,000          3,339,000          Contributions from the Federal Government .......................    3,845,000
  1,205,000          1,881,000          Contributions from Crown Corporations ...........................    1,771,000
 ----------         ----------                                                                              ----------
 23,612,000         24,239,000       Total Consolidated Revenue Fund Revenue                                24,958,000
 ----------         ----------                                                                              ----------

                                     Expense Summary(3)
                                     Special Offices and Ministries
     42,955             42,955          Legislation .....................................................       45,737
     22,709             22,983          Officers of the Legislature .....................................       27,084
     52,270             51,970          Office of the Premier ...........................................       44,129
  1,898,849          1,898,849          Ministry of Advanced Education ..................................    1,898,849
     49,153             49,153          Ministry of Agriculture, Food and Fisheries .....................       44,692
    507,581            507,581          Ministry of Attorney General ....................................      489,367
  1,452,190          1,452,190          Ministry of Children and Family Development .....................    1,381,568
    602,259            602,259          Ministry of Community, Aboriginal and Women's Services ..........      506,368
  4,860,065          4,860,065          Ministry of Education ...........................................    4,943,165
     76,840             76,840          Ministry of Energy and Mines ....................................       63,790
     51,401             51,401          Ministry of Finance .............................................       45,990
    564,866            534,787          Ministry of Forests .............................................      529,582
 10,530,588         10,530,588          Ministry of Health Services .....................................   10,558,445
  1,418,292          1,418,292          Ministry of Human Resources .....................................    1,301,425
     49,534             49,534          Ministry of Management Services .................................       61,305
     50,694             50,694          Ministry of Provincial Revenue ..................................       52,304
    537,020            537,020          Ministry of Public Safety and Solicitor General .................      503,405
     25,637             23,503          Ministry of Skills Development and Labour .......................       18,812
    178,911            177,261          Ministry of Small Business and Economic Development .............      143,014
     89,430             89,430          Ministry of Sustainable Resource Management .....................      280,992
    855,047            849,959          Ministry of Transportation ......................................      811,060
    153,378            153,378          Ministry of Water, Land and Air Protection ......................      148,141
    926,000            755,000          Management of Public Funds and Debt .............................      800,000
    404,371            387,371          Other Appropriations(4) .........................................      309,776
         --            382,000          BC Rail Investment Partnership ..................................           --
         --            434,000          Natural Disasters Supplementary Estimates .......................           --
         --             72,000          Olympics Supplementary Estimates ................................           --
 ----------         ----------                                                                              ----------
 25,400,040         26,061,063          Total Consolidated Revenue Fund Expense .........................   25,009,000
 ----------         ----------                                                                              ----------
 (1,788,040)        (1,822,063)      Consolidated Revenue Fund Operating Result .........................      (51,000)
 ==========         ==========                                                                              ==========

--------------------------------------------------------------------------------

(1) The 2003/04 Estimates and Updated Forecast amounts have been restated to conform with the 2004/05 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements.

(2) Excludes revenue collected on behalf of, and transferred to, Crown corporations and agencies, and other entities (see Schedule F).

(3) Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.

(4)  See page 13 for details on Other Appropriations.

202                                ESTIMATES, 04/05

                                                                      Schedule K

               TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                         ESTIMATED REVENUES AND EXPENSES
                                     ($000)

                                                                            Updated
                                                               Estimates    Forecast     Estimates
                                                                2003/04      2003/04      2004/05
--------------------------------------------------------------------------------------------------
Taxpayer-supported Crown Corporations and Agencies:

   BC Transportation Financing Authority
      Revenue .............................................      597,000      798,000      601,000
      Expense .............................................     (545,000)    (487,000)    (520,000)
                                                              ----------   ----------   ----------
                                                                  52,000      311,000       81,000
                                                              ----------   ----------   ----------
   British Columbia Assessment Authority
      Revenue .............................................       66,000       65,000       65,000
      Expense .............................................      (67,000)     (63,000)     (67,000)
                                                              ----------   ----------   ----------
                                                                  (1,000)       2,000       (2,000)
                                                              ----------   ----------   ----------
   British Columbia Buildings Corporation
      Revenue .............................................      439,000      515,000      409,000
      Expense .............................................     (401,000)    (470,000)    (366,000)
                                                              ----------   ----------   ----------
                                                                  38,000       45,000       43,000
                                                              ----------   ----------   ----------
   British Columbia Housing Management Commission
      Revenue .............................................      279,000      279,000      290,000
      Expense .............................................     (279,000)    (279,000)    (290,000)
                                                              ----------   ----------   ----------
                                                                      --           --           --
                                                              ----------   ----------   ----------
   British Columbia Transit
      Revenue .............................................      137,000      140,000      143,000
      Expense .............................................     (137,000)    (140,000)    (143,000)
                                                              ----------   ----------   ----------
                                                                      --           --           --
                                                              ----------   ----------   ----------
   Legal Services Society
      Revenue .............................................       67,000       68,000       67,000
      Expense .............................................      (63,000)     (68,000)     (67,000)
                                                              ----------   ----------   ----------
                                                                   4,000           --           --
                                                              ----------   ----------   ----------
   Other taxpayer-supported Crown corporations and agencies
      Revenue .............................................      498,000      562,000      552,000
      Expense .............................................     (426,000)    (479,000)    (460,000)
                                                              ----------   ----------   ----------
                                                                  72,000       83,000       92,000
                                                              ----------   ----------   ----------
   Net operating results of taxpayer-supported Crown
      corporations and agencies
         Revenue                                               2,083,000    2,427,000    2,127,000
            Accounting adjustments(1) .....................     (257,000)    (231,000)    (206,000)
                                                              ----------   ----------   ----------
            Net revenue ...................................    1,826,000    2,196,000    1,921,000
                                                              ----------   ----------   ----------
         Expense                                              (1,918,000)  (1,986,000)  (1,913,000)
            Accounting adjustments(1) .....................        2,000       11,000        9,000
                                                              ----------   ----------   ----------
            Net expense ...................................   (1,916,000)  (1,975,000)  (1,904,000)
                                                              ----------   ----------   ----------
         Net operating result .............................      (90,000)     221,000       17,000
                                                              ==========   ==========   ==========

--------------------------------------------------------------------------------

(1) This adjustment eliminates transfers among Crown corporations and agencies to avoid double counting.

                              ESTIMATES, 04/05                               203

                                                                      Schedule L

                      SUCH SECTOR AND REGIONAL AUTHORITIES
                         ESTIMATED REVENUES AND EXPENSES
                                     ($000)

                                                                                   Updated
                                                                     Estimates     Forecast     Estimates
                                                                      2003/04      2003/04       2004/05
----------------------------------------------------------------------------------------------------------
SUCH Sector and Regional Authorities:

   School Districts (1)
      Revenue ..................................................     4,395,000     4,395,000     4,467,000
      Expense ..................................................    (4,373,000)   (4,373,000)   (4,451,000)
                                                                   -----------   -----------   -----------
                                                                        22,000        22,000        16,000
                                                                   -----------   -----------   -----------
   Universities(1)
      Revenue ..................................................     1,866,000     1,866,000     1,944,000
      Expense ..................................................    (1,858,000)   (1,858,000)   (1,936,000)
                                                                   -----------   -----------   -----------
                                                                         8,000         8,000         8,000
                                                                   -----------   -----------   -----------
   Colleges, University Colleges, and Institutes(1)
      Revenue ..................................................     1,339,000     1,339,000     1,325,000
      Expense ..................................................    (1,321,000)   (1,321,000)   (1,324,000)
                                                                   -----------   -----------   -----------
                                                                        18,000        18,000         1,000
                                                                   -----------   -----------   -----------
   Health Authorities(1)
      Revenue ..................................................     7,527,000     7,527,000     7,605,000
      Expense ..................................................    (7,649,000)   (7,649,000)   (7,604,000)
                                                                   -----------   -----------   -----------
                                                                      (122,000)     (122,000)        1,000
                                                                   -----------   -----------   -----------
   Hospital Societies(1)
      Revenue ..................................................       595,000       595,000       561,000
      Expense ..................................................      (595,000)     (595,000)     (562,000)
                                                                   -----------   -----------   -----------
                                                                            --            --        (1,000)
                                                                   -----------   -----------   -----------
   Children and Family Development governance authorities
      Revenue ..................................................       283,000         3,000
      Expense ..................................................      (283,000)       (3,000)           --
                                                                   -----------   -----------   -----------
                                                                            --            --            --
                                                                   -----------   -----------   -----------
   Net operating results of SUCH sector and regional authorities
      Revenue                                                       16,005,000    15,725,000    15,902,000
         Accounting adjustments(2) .............................      (376,000)     (459,000)     (481,000)
                                                                   -----------   -----------   -----------
         Net revenue ...........................................    15,629,000    15,266,000    15,421,000
                                                                   -----------   -----------   -----------
      Expense                                                      (16,079,000)  (15,799,000)  (15,877,000)
         Accounting adjustments(2) .............................       599,000       599,000       580,000
                                                                   -----------   -----------   -----------
         Net expense ...........................................   (15,480,000)  (15,200,000)  (15,297,000)
                                                                   -----------   -----------   -----------
      Net operating result .....................................       149,000        66,000       124,000
                                                                   ===========   ===========   ===========

--------------------------------------------------------------------------------

(1)  The 2003/04 Estimates amounts are based on the 2003/04 Updated Forecast.

(2) This adjustment eliminates transfers among the SUCH sector and regional authorities to avoid double counting.

204                             ESTIMATES, 04/05

                                                                      Schedule M

                           ESTIMATED REVENUE BY SOURCE
                   (for the Fiscal Year Ending March 31, 2005)
                                   ($millions)

                                                                         Natural     Fees &    Investment
                                                             Taxation   Resources   Licences    Earnings    Miscellaneous
-------------------------------------------------------------------------------------------------------------------------
Consolidated Revenue Fund ................................    13,539      3,317       2,248         55               183
Accounting adjustments ...................................
Contributions from Crown corporations ....................
Bad debts ................................................        20         11         102                           23
Expenses recovered from external entities ................        81          7          50        637               241
                                                              ----------------------------------------------------------
                                                              13,640      3,335       2,400        692               447
                                                              ----------------------------------------------------------

BC Transportation Financing Authority ....................       425                                                 176
British Columbia Buildings Corporation ...................
Other Crown corporations and agencies ....................       120         97         130         11               655
                                                              ----------------------------------------------------------
                                                                 545         97         130         11             1,240
Grants to agencies and other internal transfers ..........                                                          (745)
Accounting adjustments ...................................                                                          (177)
                                                              ----------------------------------------------------------
Taxpayer-Supported Crown Corporations ....................       545         97         130         11               318
                                                              -------------------------------------------------- -------

School Districts .........................................                               90         18             4,347
Universities .............................................                              376         71             1,305
Colleges, University Colleges, & Institutes ..............                              337          5               981
Health Authorities .......................................                              391         28             7,182
Hospital Societies .......................................                               30          1               530
Children and Family Development governance authorities ...
                                                              ----------------------------------------------------------
                                                                  --         --       1,224        123            14,345
Grants to agencies and other internal transfers ..........                                                       (13,394)
Accounting adjustments ...................................                                                            98
                                                              ----------------------------------------------------------
SUCH sector and regional authorities .....................        --         --       1,224        123             1,049
                                                              ----------------------------------------------------------

BC Hydro .................................................
BC Liquor Distribution ...................................
BC Lottery Corporation ...................................
BC Rail ..................................................
Insurance Corporation of British Columbia ................
Other Self-supported Crown Corporations ..................        --         --          --         --                --
                                                              ----------------------------------------------------------
                                                                  --         --          --         --                --
Accounting adjustments ...................................        --         --          --         --                --
                                                              -----------------------------------------------------------
Net earnings of Self-Supported Crown Corporations ........        --         --          --         --                --
                                                              ----------------------------------------------------------
Total Revenue by Source ..................................    14,185      3,432       3,754        826             1,814
                                                              ==========================================================

                                                             Contribution   Contribution
                                                             from Federal    from Gov't
                                                                 Gov't       Enterprises    Total
----------------------------------------------------------   -------------------------------------
Consolidated Revenue Fund ................................       3,845          1,771       24,958
Accounting adjustments ...................................                       (210)        (210)
Contributions from Crown corporations ....................                     (1,771)      (1,771)
Bad debts ................................................                                     156
Expenses recovered from external entities ................         187            210        1,413
                                                                 ---------------------------------
                                                                 4,032             --       24,546
                                                                 ---------------------------------

BC Transportation Financing Authority ....................                                     601
British Columbia Buildings Corporation ...................                                     409
Other Crown corporations and agencies ....................         104             --        1,117
                                                                 ---------------------------------
                                                                   104             --        2,127
Grants to agencies and other internal transfers ..........                                    (745)
Accounting adjustments ...................................                                    (177)
                                                                 ---------------------------------
Taxpayer-Supported Crown Corporations ....................         104             --        1,205
                                                                 ---------------------------------

School Districts .........................................          12                       4,467
Universities .............................................         192                       1,944
Colleges, University Colleges, & Institutes ..............           2                       1,325
Health Authorities .......................................           4                       7,605
Hospital Societies .......................................                                     561
Children and Family Development governance authorities ...                         --           --
                                                                 ---------------------------------
                                                                   210             --       15,902
Grants to agencies and other internal transfers ..........                                 (13,394)
Accounting adjustments ...................................                                      98
                                                                 ---------------------------------
SUCH sector and regional authorities .....................         210             --        2,606
                                                                 ---------------------------------

BC Hydro .................................................                        388          388
BC Liquor Distribution ...................................                        760          760
BC Lottery Corporation ...................................                        850          850
BC Rail ..................................................                        211          211
Insurance Corporation of British Columbia ................          --             52           52
Other Self-supported Crown Corporations ..................          --              1            1
                                                                 ---------------------------------
                                                                    --          2,262        2,262
Accounting adjustments ...................................          --           (190)        (190)
                                                                 ---------------------------------
Net earnings of Self-Supported Crown Corporations ........          --          2,072        2,072
                                                                 -----         ------       ------
Total Revenue by Source ..................................       4,346          2,072       30,429
                                                                 =================================

--------------------------------------------------------------------------------

The Estimated Revenue by Source schedule is presented for information purposes. The schedule provides further revenue detail of the government reporting entity. Adjustments are required to make Crown corporation, SUCH sector and regional authority accounting policies consistent with government accounting policies; to eliminate Crown corporation, SUCH sector and regional authority revenue received from the province; to eliminate dividends from self-supported Crown corporations to avoid double counting; and to gross up revenue for recoveries received from external sources. Figures have been rounded to the nearest million.

                                ESTIMATES, 04/05                             205

                                                                      Schedule N

                          ESTIMATED EXPENSE BY FUNCTION
                   (for the Fiscal Year Ending March 31, 2005)
                                   ($millions)

                                                                                                                    Natural
                                                                                         Protection               Resources &
                                                                   Social                of Persons     Trans-      Economic
                                                         Health   Services   Education   & Property   portation   Development
-----------------------------------------------------------------------------------------------------------------------------
Legislation ..........................................
Officers of the Legislature ..........................                                         6
Office of the Premier ................................
Ministry of Advanced Education .......................                         1,899
                                                         -----------------------------------------------------------------
Ministry of Agriculture, Food and Fisheries ..........                                                                  45
Ministry of Attorney General .........................                 56                    384                         7
Ministry of Children and Family Development ..........      119     1,176         35          52
Ministry of Community, Aboriginal and Women's
   Services ..........................................                173                     57                         6
                                                         -----------------------------------------------------------------
Ministry of Education ................................                         4,943
Ministry of Energy and Mines .........................                                                                  64
Ministry of Finance ..................................                                         3
Ministry of Forests ..................................                                                                 530
                                                         -----------------------------------------------------------------
Ministry of Health Services ..........................   10,558
Ministry of Human Resources ..........................       81     1,149         72
Ministry of Management Services ......................
Ministry of Provincial Revenue .......................
                                                         -----------------------------------------------------------------
Ministry of Public Safety and Solicitor General ......                                       503
Ministry of Skills Development and Labour ............                                        19
Ministry of Small Business and Economic Development ..                                                                 112
Ministry of Sustainable Resource Management ..........                                                                 281
                                                         -----------------------------------------------------------------
Ministry of Transportation ...........................                                         2          809
Ministry of Water, Land and Air Protection ...........                                                                 123
Management of Public Funds and Debt ..................
BC Family Bonus ......................................                 59
                                                         -----------------------------------------------------------------
Contingencies All Ministries and new programs ........
Other Appropriations .................................                                                                   8
                                                         -----------------------------------------------------------------
Consolidated Revenue Fund ............................   10,758     2,613      6,949       1,026          809        1,176
Grants to agencies and other internal transfers ......   (6,930)      (55)    (5,903)        (10)         (95)        (115)
Expenses recovered from external entities ............      241        61         79         104           19           50
                                                         -----------------------------------------------------------------
                                                          4,069     2,619      1,125       1,120          733        1,111
                                                         -----------------------------------------------------------------

BC Transportation Financing Authority ................                                                    520
British Columbia Buildings Corporation ...............
Other ................................................      125        59                     46          172          207
                                                         -----------------------------------------------------------------
                                                            125        59         --          46          692          207
Other internal transfers .............................                                                   (160)           3
                                                         -----------------------------------------------------------------
Taxpayer-Supported Crown Corporations ................      125        59         --          46          532          210
                                                         -----------------------------------------------------------------

School Districts .....................................                         4,451
Universities .........................................                         1,936
Colleges, University Colleges, & Institutes ..........                         1,324
Health Authorities ...................................    7,604
Hospital Societies ...................................      562

Children and Family Development governance
   authorities .......................................   -----------------------------------------------------------------
                                                          8,166        --      7,711          --           --           --
Other internal transfers .............................     (573)                 (48)
                                                         -----------------------------------------------------------------
SUCH sector and regional authorities .................    7,593        --      7,663          --           --           --
                                                         -----------------------------------------------------------------

Total Expense by Function ............................   11,787     2,678      8,788       1,166        1,265        1,321
                                                         =================================================================

                                                                   General
                                                         Other   Government   Interest    Total
------------------------------------------------------------------------------------------------
Legislation ..........................................                46                      46
Officers of the Legislature ..........................                21                      27
Office of the Premier ................................                44                      44
Ministry of Advanced Education .......................                                     1,899
                                                         ---------------------------------------
Ministry of Agriculture, Food and Fisheries ..........                                        45
Ministry of Attorney General .........................                42                     489
Ministry of Children and Family Development ..........                                     1,382
Ministry of Community, Aboriginal and Women's
   Services ..........................................     270                               506
                                                         ---------------------------------------
Ministry of Education ................................                                     4,943
Ministry of Energy and Mines .........................                                        64
Ministry of Finance ..................................                43                      46
Ministry of Forests ..................................                                       530
                                                         ---------------------------------------
Ministry of Health Services ..........................                                    10,558
Ministry of Human Resources ..........................                                     1,302
Ministry of Management Services ......................                61                      61
Ministry of Provincial Revenue .......................                52                      52
                                                         ---------------------------------------
Ministry of Public Safety and Solicitor General ......                                       503
Ministry of Skills Development and Labour ............                                        19
Ministry of Small Business and Economic Development ..      31                               143
Ministry of Sustainable Resource Management ..........                                       281
                                                         ---------------------------------------
Ministry of Transportation ...........................                                       811
Ministry of Water, Land and Air Protection ...........      25                               148
Management of Public Funds and Debt ..................                            800        800
BC Family Bonus ......................................                                        59
                                                         ---------------------------------------
Contingencies All Ministries and new programs ........     240                               240
Other Appropriations .................................                 3                      11
                                                         ---------------------------------------
Consolidated Revenue Fund ............................     566       312          800     25,009
Grants to agencies and other internal transfers ......    (442)                          (13,550)
Expenses recovered from external entities ............     283       166          566      1,569
                                                         ---------------------------------------
                                                           407       478        1,366     13,028
                                                         ---------------------------------------

BC Transportation Financing Authority ................                                       520
British Columbia Buildings Corporation ...............     366                               366
Other ................................................     418                             1,027
                                                         ---------------------------------------
                                                           784        --           --      1,913
Other internal transfers .............................     (43)                   191         (9)
                                                         ---------------------------------------
Taxpayer-Supported Crown Corporations ................     741        --          191      1,904
                                                         ---------------------------------------

School Districts .....................................                                     4,451
Universities .........................................                                     1,936
Colleges, University Colleges, & Institutes ..........                                     1,324
Health Authorities ...................................                                     7,604
Hospital Societies ...................................                                       562
Children and Family Development governance                                                    --
   authorities .......................................   ---------------------------------------
                                                            --        --           --     15,877
Other internal transfers .............................                             41       (580)
                                                         ---------------------------------------
SUCH sector and regional authorities .................      --        --           41     15,297
                                                         ---------------------------------------
Total Expense by Function ............................   1,148       478        1,598     30,229
                                                         =======================================

--------------------------------------------------------------------------------
The Estimated Expense by Function schedule is presented for information purposes. The schedule provides further expense detail of the government reporting entity. Adjustments are required to make Crown corporation, SUCH sector and regional authority accounting policies consistent with government accounting policies; to eliminate Crown corporation, SUCH sector and regional authority expenses paid to the province to avoid double counting; and to gross up expenses for recoveries received from external sources. Figures have been rounded to the nearest million.

206                             ESTIMATES, 04/05

    EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS
                               OPERATING EXPENSES

Voted expenses for special offices, ministries and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expense and is comprised of several specific components (standard objects of expense). A supplementary publication, Supplement to the Estimates, provides detail for each special office, ministry and other appropriation at the standard object of expense level. This publication can be found on the on the government of British Columbia's Budget web site at http://www.gov.bc.ca/bcbudget. The account classification system is described below in more detail.

Salaries and Benefits

     o Base Salaries - includes the cost of base salaries, overtime pay and lump sum payments for all permanent and temporary direct employees of the government.

     o Supplementary Salary Costs - includes the cost of extra pay for certain types of work such as shift differential, premiums and allowances.

     o Employee Benefits - includes the cost of employer contributions to employee benefit plans and pensions. Other benefits paid by the employer such as relocation and transfer expenses are also included.

     o Legislative Salaries and Indemnities - includes the cost of the annual M.L.A. indemnity and supplementary salaries as authorized under
          Section 4 of the Legislative Assembly Allowances and Pension Act. Salaries for the Officers of the Legislature are also included.

Operating Costs

     o Boards, Commissions and Courts - Fees and Expenses - includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

     o Public Servant Travel - includes travel expenses of direct government employees and officials on government business including prescribed allowances.

     o Centralized Management Support Services - includes central agency charges to ministries for services such as human resources, legal services, internal audit, payroll, corporate accounting system, procurement services and common information technology services.

     o Professional Services - includes fees and expenses for professional services rendered directly to government for: the provision of goods and services in the delivery of government programs; the provision of goods or services that are required by statute or legislation and are billed directly to the government; and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

     o Information Systems - Operating - includes all contract fees and costs related to data, voice, image and text processing operations and services such as data and word processing, data communications charges, supplies, repairs, maintenance and short-term rentals of information processing equipment.

     o Office and Business Expenses - includes supplies and services required for the operation of offices.

     o Informational Advertising and Publications - includes costs associated with non-statutory advertising and general publications.

     o Statutory Advertising and Publications - includes costs associated with special notices and publications required by statute and regulations.

     o Utilities, Materials, and Supplies - includes the cost of services such as the supply of water and electricity, materials and supplies required for normal operation of government services and food for institutions.

     o Operating Equipment and Vehicles - includes the costs associated with the repair and maintenance of government vehicles, and operating machinery and equipment.

     o Non-Capital Roads and Bridges - includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

     o Amortization - includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

     o Building Occupancy Charges - includes payments to the British Columbia Buildings Corporation and/or the private sector, for the rental and maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

                                ESTIMATES, 04/05                             207

Government Transfers

     o Transfers - Grants - includes discretionary grants to individuals, businesses, non-profit associations and others, where there are no contractual requirements.

     o Transfers - Entitlements - includes non-discretionary payments to individuals, businesses or other entities, where eligible recipients must be paid under statute, formula or regulation, and where there are no ongoing contractual obligations.

     o Transfers - Agreements - includes payments and reimbursements under contract, formal agreement or shared cost agreement to individuals, businesses or other entities for purposes specified in an agreement.

Other Expenses

     o Transfers Between Votes and Special Accounts - includes transfers (payments) between a vote and a special account.

     o Interest on the Public Debt - includes only interest payments on the direct provincial debt borrowed for government purposes.

     o Other Expenses - includes expenses such as financing costs, valuation allowances and other expenses which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

     o Recoveries Between Votes and Special Accounts - includes recoveries between a vote and a special account.

     o Recoveries Within the Consolidated Revenue Fund - includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

     o Recoveries Within The Government Reporting Entity - includes costs and amounts recovered from government corporations, organizations and agencies, the offset for commissions paid for the collection of government revenues and accounts, and the write-off of uncollectible revenue related accounts.

     o Recoveries External to the Government Reporting Entity - includes costs and amounts recovered from other governments and non-government organizations.

                              CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule D. The Supplement to the Estimates provides detail for each special office, ministry and other appropriation at the standard object of capital expenditure level. The category of assets is described below.

     o Land - includes the purchased or acquired value for parks and other recreation land, and land directly associated with capitalized infrastructure (buildings, ferries and bridges) but does not include land held for resale.

     o Land Improvements - includes the capital costs for improvements to dams and water management systems and recreation areas.

     o Buildings - includes the purchase, construction or major improvement of buildings owned by the Consolidated Revenue Fund.

     o Specialized Equipment - includes the purchase or capital lease cost of heavy equipment such as tractors, trailers and ambulances, as well as telecommunications relay towers and switching equipment.

     o Office Furniture and Equipment - includes the cost or capital lease cost of office furniture and equipment.

     o Vehicles - includes the purchase or capital lease cost of passenger, light truck and utility vehicles.

     o Information Systems - includes the purchase or capital lease cost of mainframe and other systems hardware, software and related equipment.

     o Tenant Improvements - includes the cost or capital lease cost of improvements to leased space.

     o Roads - includes the capital costs for construction or major improvements of roads, highways, bridges and ferries.

     o Other- includes capital expenditures that cannot be reasonably allocated to another standard object of capital expenditure.